UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NWH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $.01 per share of NWH, Inc.
	(2)	Aggregate number of securities to which transaction applies:

3,082,974 shares of NWH, Inc. common stock (consisting of 2,910,859 shares of common stock outstanding on June    , 2006; and 172,115 shares of common stock issuable upon exercise of in-the-money options).

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was based upon the sum of (A) $53,094,068.16 (2,910,859 shares of common stock multiplied by $18.24 per share) and (B) $709,460 (172,115 shares of common stock issuable upon the exercise of in-the-money options multiplied by $4.1220 per share, which is the difference between $18.24 and $14.1180, the weighted average exercise price per share of in-the-money options).

	(4)	Proposed maximum aggregate value of transaction:
$53,803,528.00
	(5)	Total fee paid:
$5,757 (calculated by multiplying the proposed maximum aggregate value of the transaction by 0.00010700, in accordance with Section 14(g) of the Exchange Act).
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NWH, INC.
156 West 56th Street, Suite 2001
New York, New York 10019

June    , 2006

IMPORTANT MERGER MEETING
YOUR VOTE IS IMPORTANT

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of NWH, which will be held on [                    , [month]     ], 2006 beginning at 10:00 a.m. local time at the offices of Hahn & Hessen LLP, 488 Madison Avenue, 14th Floor, New York, New York 10022. At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of May 25, 2006, pursuant to which Mogul Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Ingenix, will be merged with and into NWH. Pursuant to the terms of that merger agreement, NWH will be the surviving company and will be continued as a wholly owned subsidiary of Ingenix, a Delaware corporation and wholly owned subsidiary of UnitedHealth Group Incorporated, a Minnesota corporation.

CASH MERGER PROPOSAL

If the merger agreement is approved and the merger is completed, each outstanding share of NWH common stock will be exchanged for the right to receive $18.24 in cash. NWH common stock is listed on The Nasdaq Stock Market under the symbol “NWIR.”  The cash you receive in the merger in exchange for your shares of NWH common stock will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws.

BOARD OF DIRECTORS’ RECOMMENDATION

The NWH Board of Directors has reviewed and approved the terms of the merger and the merger agreement and has unanimously determined that the merger is advisable and in the best interests of NWH and its stockholders and unanimously recommends that you vote “FOR” adoption of the merger agreement.

YOUR VOTE IS VERY IMPORTANT

Adoption of the merger agreement requires the affirmative vote of holders of a majority of the shares of NWH common stock outstanding as of the close of business on June 20, 2006. In accordance with the terms of the merger agreement, the obligations of NWH and Ingenix to complete the merger are also subject to the satisfaction or waiver of certain other conditions. Each share of NWH common stock is entitled to one vote on all matters to come before the special meeting.

Certain stockholders have executed a voting agreement to vote their NWH common stock in favor of adoption of the merger agreement and against any other acquisition proposal and have provided Ingenix with an irrevocable proxy to vote their stock. These stockholders own approximately 16.6% of the NWH common stock entitled to vote at the special meeting. The accompanying notice of special meeting and proxy statement provide you with detailed information about the special meeting and the proposed merger. Please give this material your careful attention and consideration.

Your vote is important regardless of the number of shares of NWH common stock you own. A failure to vote will count as a vote against adoption of the merger agreement. Accordingly, you are requested promptly to complete, sign, date and  mail the accompanying proxy in the enclosed postage paid envelope, whether or not you plan to attend the special meeting in person.

TO ADOPT THE MERGER AGREEMENT, YOU MUST VOTE “FOR” THE PROPOSAL BY FOLLOWING THE INSTRUCTIONS STATED ON THE ENCLOSED PROXY CARD. IF YOU DO NOT VOTE AT ALL, YOU WILL, IN EFFECT, HAVE VOTED AGAINST THE PROPOSAL.

On behalf of the NWH Board of Directors, thank you for your support.

Sincerely,

Terrence S. Cassidy
Chief Executive Officer

This Proxy Statement is dated [June     , 2006], and is
first being mailed to stockholders of NWH on or about [June     , 2006].

NWH, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [[MONTH] ___, 2006]

TO THE STOCKHOLDERS OF NWH:

NOTICE IS HEREBY GIVEN, that a special meeting of stockholders of NWH, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on [                 , [month]         , 2006] at the offices of Hahn & Hessen LLP, 488 Madison Avenue, 14th Floor, New York, New York 10022, for the following purposes:

1.                  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated May 25, 2006, by and among Ingenix, Mogul Acquisition Corp. and NWH, pursuant to which Mogul Acquisition Corp. will merge with and into NWH and NWH will become a wholly owned subsidiary of Ingenix.

2.                  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

We describe the merger and the merger agreement more fully in the accompanying proxy statement. You are encouraged to read the entire document carefully. As of the date of this notice, the NWH Board of Directors knows of no other business to be conducted at the special meeting.

Only stockholders who hold shares of NWH common stock as of the close of business on June 20, 2006, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders are cordially invited to attend the special meeting in person. However, to assure your representation at the special meeting in case you cannot attend, you are urged to complete, sign, date and mail the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy card. If your shares are held for you by a bank, broker or other nominee, please follow the instructions provided by such nominee in order to vote your shares.

The NWH Board of Directors has determined that the merger is in the best interests of NWH and its stockholders, has unanimously approved the merger agreement and recommends that NWH’s stockholders vote “FOR” adoption of the merger agreement. The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of NWH common stock.

NWH stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of NWH common stock upon compliance with the applicable provisions of Delaware law. In order to perfect and exercise dissenters’ rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on adoption of the merger agreement at the special meeting, must not vote in favor of adoption of the merger agreement and must comply with the other applicable provisions of Delaware law. A copy of the applicable Delaware statutory provision is included as Annex C to the accompanying proxy statement and a summary of this provision can be found in the section entitled “Dissenters’ or Appraisal Rights” in the accompanying proxy statement.

Your vote is important. To ensure that your shares are represented and voted at the special meeting, you are urged to complete, date and sign the enclosed proxy and promptly mail it in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. If you do not submit the proxy or vote in person at the special meeting, the effect will be the same as a vote against the merger agreement proposal. Please return your proxy at your first opportunity.

By Order of the Board of Directors

James Kardon

Secretary

New York, New York

[June      , 2006]

Please do not send your stock certificates at this time. If the merger is approved and completed, you will be sent instructions regarding the surrender of your stock certificates.

YOUR VOTE IS IMPORTANT

                Your vote is important and you are encouraged to complete, sign, date and promptly mail the enclosed proxy in the postage-paid envelope provided. The failure to vote your shares will have the same effect as a vote “against” the merger proposal, so please return your proxy at your earliest convenience.

If you have any questions or need assistance in voting your shares, please call D.F. King & Co., Inc., which is assisting NWH, toll-free at 1-800-549-6746.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER

The Parties to the Transaction

Proposed Acquisition

The Merger

Stockholder Vote

Consideration for Your Stock

Consideration for Stock Options and Other Equity-Based Awards

NWH Stock Price

Reasons for the Merger

The Special Meeting of NWH Stockholders

Unanimous Board Recommendation

Fairness Opinion of Legacy Partners Group, LLC

Interests of Directors and Officers in the Merger that Differ from Your Interests

Conditions to the Merger

Termination of the Merger Agreement

Termination Fee

No Solicitation

Material U.S. Federal Income Tax Consequences of the Merger

Required Regulatory Approvals

Dissenters’ or Appraisal Rights

Procedure for Receiving Merger Consideration

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THE PARTIES TO THE MERGER

NWH, Inc.

Ingenix, Inc.

THE SPECIAL MEETING OF NWH STOCKHOLDERS

Date, Time and Place of the Special Meeting

Matters to be Considered at the Special Meeting

Board Recommendation

Record Date and Shares Entitled to Vote

Vote Required

Voting of Proxies

Revocation of Proxies

Expenses of Solicitation

Householding

Assistance

THE MERGER

General Description of the Merger

Background of the Merger

Unanimous Board Recommendation

NWH’s Reasons for the Merger

Opinion of NWH’s Financial Advisors

Completion and Effectiveness of the Merger

Operations Following the Merger

Certain Contracts between NWH and Ingenix

Interests of Certain Persons in the Merger

Indemnification and Insurance

Material U.S. Federal Income Tax Consequences of the Merger

Nasdaq Stock Market Listing

THE MERGER AGREEMENT

Structure of the Merger and Conversion of NWH Common Stock and Equity-Based Awards

Closing and Effective Time

Surrender of NWH Stock Certificates

Appraisal Rights

Representations and Warranties

Concept of Material Adverse Effect

NWH’s Conduct of Business Before Completion of the Merger

No Solicitation of Transactions

Reasonable Best Efforts

Employee Matters

ENS

Subsidiaries other than ENS

Estimated Balance Sheet

Target NWH Cash

Shareholder and Employee Accounts

Management Bonuses

Other Covenants

Conditions to the Merger

Termination of the Merger Agreement

Payment of Termination Fee

Amendments, Extension and Waivers

VOTING AGREEMENTS

MARKET PRICE AND DIVIDEND INFORMATION

Dividend Information

Number of Stockholders

Shares Held by Certain Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN INFORMATION CONCERNING NWH

EXPERTS

FUTURE SHAREHOLDER PROPOSALS

WHERE YOU CAN FIND MORE INFORMATION

MISCELLANEOUS

CERTAIN INFORMATION REGARDING NWH AND INGENIX

ANNEXES

Annex A	Agreement and Plan of Merger

Annex B	Opinion of Legacy Partners Group, LLC

Annex C	Appraisal Rights under Section 262 of the Delaware General Corporation Law

Annex D	Voting Agreement with Terrence S. Cassidy

Annex E	Voting Agreement with Timothy Mathews

Annex F	Voting Agreement with The TCGC Trust

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    Why am I receiving this proxy statement?

A:     The NWH Board of Directors seeks your proxy for use at a special meeting at which NWH’s stockholders will vote upon a proposal to adopt an Agreement and Plan of Merger, dated May 25, 2006, pursuant to which Mogul Acquisition Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Ingenix, will be merged with and into NWH. NWH will be the surviving entity in the merger and will become a wholly owned subsidiary of Ingenix. A copy of the merger agreement is attached to this proxy statement as Annex A.

Q:    When and where will the special meeting take place?

A:     The special meeting is scheduled to take place at 10:00 a.m., local time, on [[month]    ], 2006 at the offices of Hahn & Hessen LLP, 488 Madison Avenue, 14th Floor, New York, New York 10022.

Q:    What will I receive for my NWH common stock in the merger?

A:     If the merger agreement is approved and the merger is completed, each share of NWH common stock will be cancelled and converted automatically into the right to receive $18.24 in cash, without interest, referred to as the merger consideration.

Q:    Who is entitled to vote at the special meeting?

A:     Only stockholders who own shares of NWH common stock as of the close of business on [[month], 2006], referred to as the record date, are entitled to vote at the special meeting. Each stockholder has one vote for each share of NWH common stock that the stockholder owns on the record date.

Q:    What vote is required for NWH stockholders to adopt the merger agreement?

A:     In order for the merger agreement to be adopted, holders of a majority of the shares of NWH common stock outstanding as of the record date must vote “FOR” adoption of the merger agreement. At the close of business on the record date, 2,910,859 shares of NWH common stock were outstanding and entitled to vote.

Certain stockholders have executed voting agreements to vote their NWH common stock in favor of the adoption of the merger agreement and against any other acquisition proposal and have provided Ingenix with an irrevocable proxy to vote their stock. These stockholders own approximately 16.6% of the common stock of NWH entitled to vote at the special meeting. Copies of the voting agreements are attached as Annexes D, E and F to this proxy statement.

Q:    How does the NWH Board of Directors recommend that I vote?

A:     NWH’s Board of Directors unanimously recommends that NWH stockholders vote “FOR” the adoption of the merger agreement.

Q:    What do I need to do now?

A:     After carefully reading and considering the information contained in and incorporated by reference into this proxy statement, please vote your shares as soon as possible by completing, signing, dating and mailing the enclosed proxy card in the postage paid envelope provided. You may also attend the special meeting and vote in person. If your shares are held for you by a bank, broker or other nominee, please follow the instructions provided by such nominee in order to vote your shares.

Q:    If my shares are held in “street name” by my broker, bank or other nominee, will such nominee vote my shares for me?

A:     Your broker, bank or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by such nominee. If you do not instruct your broker, bank or other nominee to vote your shares, it has the same effect as a vote “AGAINST” adoption of the merger agreement.

Q:    What happens if I do not vote, do not fully complete my proxy card or fail to instruct my broker?

A:     It is very important for you to vote. If you do not submit a proxy your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and such failure to vote will have the same effect as a vote “AGAINST” adoption of the merger agreement. If you submit a signed proxy without specifying the manner in which you would like your shares to be voted, your shares will be voted “FOR” the adoption of the merger agreement. If your shares are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee will not vote your shares, which will have the same effect as voting “AGAINST” the adoption of the merger agreement. If your shares are held in street name, you should follow the directions provided by your broker, bank or other nominee regarding how to vote your shares in order to ensure that your shares will be voted at the special meeting.

Q:    Can I change my vote after I have delivered my proxy?

A:     Yes. You may change your vote at any time before your proxy is voted at the special meeting. To change your vote, you may (i) submit a new proxy card bearing a later date by mail, or (ii) send a signed written notice bearing a date later than the date of the proxy to the Secretary of NWH stating that you would like to revoke your proxy. You may also change your vote by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke a proxy you submitted prior to the special meeting. If you elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a legal proxy from such nominee authorizing you to vote the shares. If you previously have instructed a broker, bank or other nominee to vote your shares, you must contact that broker, bank or other nominee to change your vote.

Q:    Do I need to attend the NWH special meeting in person?

A:     No. It is not necessary for you to attend the special meeting to vote your shares if NWH has previously received your proxy, although you are welcome to attend.

Q:    When will I receive the merger consideration for my NWH common stock?

A:     NWH and Ingenix are working to complete the merger as soon as practicable after the special meeting. Because the merger is subject to certain closing conditions, NWH cannot predict the exact time of the merger’s completion, but we do expect that the merger will be completed in the third calendar quarter of 2006. Following completion of the merger, you will receive instructions on how to receive your cash payment in exchange for your shares of NWH common stock.

Q:    How will I receive the merger consideration for my NWH common stock?

A:     Following the merger, you will receive a letter of transmittal and instructions on how to obtain the merger consideration in exchange for your NWH common stock. You must return the completed letter of transmittal and your NWH stock certificates as described in the instructions, and you will receive the merger consideration as soon as practicable after Continental Stock Transfer & Trust Company, NWH’s exchange agent, receives your completed letter of transmittal and NWH stock certificates. If you hold shares through a brokerage, bank or other nominee account, your broker, bank or other nominee will handle the surrender of stock certificates to Continental Stock Transfer & Trust Company.

Q:    What will I receive for my options to purchase shares of NWH common stock in the merger?

A:     If the merger agreement is approved and the merger is completed, each currently outstanding option to purchase NWH common stock which remains outstanding immediately prior to the consummation of the merger will be cancelled in exchange for the right to receive a cash amount equal to the difference between the aggregate exercise price for all shares issuable pursuant to such option and the aggregate merger consideration payable for such shares. For further information concerning the treatment of stock options in the merger, please see the section entitled “The Merger—Interests of Certain Persons in the Merger—Equity-Based Awards” in this proxy statement.

Q:    Who will own NWH after the merger?

A:     After the merger, NWH will be a wholly owned subsidiary of Ingenix. Upon completion of the merger, stockholders of NWH will no longer have any equity or ownership interest in NWH.

Q:    Should I send in my NWH common stock certificates now?

A:     No. After the merger is completed, Continental Stock Transfer & Trust Company, acting as our exchange agent, will

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send you instructions for surrendering your NWH common stock certificates. Please do not send in your stock certificates with your proxy.

Q:    Will I owe taxes as a result of the merger?

A:     The merger will be a taxable transaction to you for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. The receipt of cash as a result of exercising your appraisal rights will also be a taxable transaction. In general, for United States federal income tax purposes, you will recognize a gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in your shares of NWH common stock exchanged in the merger. This treatment may not apply to all NWH stockholders. We recommend that you read the section entitled “Material U.S. Federal Income Tax Considerations of the Merger” in this proxy statement for a more detailed explanation of the tax consequences of the merger. Tax matters are very complicated and the consequences of the merger to any particular NWH stockholder will depend on that stockholder’s particular facts and circumstances. You are urged to consult your own tax advisor regarding the specific tax consequences of the merger applicable in light of your particular circumstances.

Q:    Will I have appraisal rights as a result of the merger?

A:     Yes. In order to exercise your appraisal rights, you must follow the requirements of Delaware law. A copy of the applicable Delaware statutory provision is included as Annex C to this proxy statement and a summary of this provision can be found in the section entitled “Dissenters’ or Appraisal Rights” in this proxy statement.

Q:    Will a proxy solicitor be used?

A:     Yes. NWH has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting and NWH estimates that it will pay them a fee of approximately $10,000 and will reimburse them for reasonable out of pocket expenses incurred in connection with such solicitation.

Q:    Who can help answer my questions?

A:     If you have any questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact D. F. King & Co., Inc. toll free at 1-800-549-6746.

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SUMMARY OF THE PROXY STATEMENT

This summary highlights some of the information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document for a more complete understanding of the merger agreement and the transactions contemplated thereby, including the merger. In particular, you should read the documents attached to this proxy statement, including the merger agreement and the fairness opinion which are attached as Annexes A and B, and made part of this proxy statement. In addition, we have incorporated by reference important business, financial and other information about NWH. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” in this proxy statement. This summary and the balance of this proxy statement contain forward-looking statements about events that are not certain to occur as described, or at all, and you should not place undue reliance on those statements. Please carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement.

The Parties to the Transaction

(see page [•])

NWH, Inc.

NWH is a Delaware corporation that is referred to in this proxy statement, along with its subsidiaries, as “NWH,” “we,” “us” and “our.”  NWH’s principal executive offices are located at 156 West 56th Street, Suite 2001, New York, New York 10019. The telephone number of the principal executive offices is (212) 582-1212. Shares of NWH common stock are listed on The Nasdaq Stock Market under the symbol “NWIR”. NWH, together with its subsidiaries, sells payer services that connect healthcare payers and providers using proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.

Ingenix, Inc.

Ingenix is a Delaware corporation with its principal executive offices located at 12125 Technology Drive, Eden Prairie, Minnesota 55344. The telephone number of the principal executive offices is (952) 833-7100. Ingenix is a wholly owned subsidiary of UnitedHealth Group, a diversified health and well being company dedicated to making health care work better. Ingenix provides products and services to a diverse customer base within the health care community.

Mogul Acquisition Corp.

Mogul Acquisition Corp. is a Delaware corporation with its principal executive offices located at 12125 Technology Drive, Eden Prairie, Minnesota 55344. The telephone number of the principal executive offices is (952) 833-7100. Mogul Acquisition Corp. is a wholly owned subsidiary of Ingenix formed solely for the purpose of engaging in the merger. Mogul Acquisition Corp. has not engaged in any prior activities other than in connection with and as contemplated by the merger agreement.

Proposed Acquisition

(see page [•])

The Merger. Ingenix proposes to acquire NWH through a merger. At the completion of the merger, Mogul Acquisition Corp. will merge with and into NWH. Pursuant to the merger agreement, NWH will be the surviving entity and will continue as a wholly owned subsidiary of Ingenix, and will succeed to and assume all the rights and obligations of NWH. The merger agreement is attached to this proxy statement as Annex A. Stockholders of NWH are encouraged to carefully read the merger agreement in its entirety as it is the legal document that governs the merger.

Stockholder Vote. You are being asked to vote to adopt a merger agreement whereby NWH will be acquired by Ingenix through a merger of Mogul Acquisition Corp. with and into NWH. NWH will be the surviving entity in the merger and will become a wholly owned subsidiary of Ingenix.

Consideration for Your Stock. If the merger agreement is approved and the merger is subsequently completed, each outstanding share of NWH common stock (other than shares belonging to holders perfecting appraisal rights, see the section entitled “Dissenters’ or Appraisal Rights” in this proxy statement, and treasury shares) will be cancelled and converted automatically into the right to receive $18.24 in cash without interest, and holders of such shares of NWH common stock will cease to have any rights as holders of NWH common stock.

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Consideration for Stock Options and Other Equity-Based Awards. If the merger agreement is approved, as of the effective time of the merger, each outstanding option to acquire NWH common stock will be cancelled in exchange for the right to receive a single lump sum cash payment equal to the excess, if any, of (i) the product of the consideration to be received by the common stockholders per share of common stock in the merger and the number of shares of NWH common stock subject to such stock option over (ii) the product of the exercise price per share with respect to each share of NWH common stock subject to such stock option. If the exercise price per share of any such stock option is equal to or greater than the price per share paid for each share of common stock, such stock option will be cancelled without any cash payment. In general, amounts paid upon cancellation of options will be taxable to the recipient as ordinary income and will be wages subject to applicable withholding tax if such option was granted to a person who was an employee of NWH or its affiliate at the time of the option grant. Option holders should consult their own tax advisors regarding the tax consequences to them of the consideration to be paid in connection with the merger for stock options and other equity-based awards.

NWH Stock Price

(see page [•])

Shares of NWH common stock are traded on The Nasdaq Stock Market under the symbol “NWIR.” On May 24, 2006, which was the last trading day before we announced the merger, the closing price per share of NWH common stock was $13.60. On [June      , 2006], the closing price per share of NWH common stock was [$            ].

Reasons for the Merger

(see page [•])

The NWH Board of Directors has determined that the merger is fair to, and in the best interests of, NWH and its stockholders. In arriving at its determination, the NWH Board of Directors considered a number of factors, including the material factors described under “The Merger—NWH’s Reasons for the Merger” below.

The Special Meeting of NWH Stockholders

Place, Date and Time. The special meeting of NWH stockholders will be held on [              , [month]        ], 2006, at 10:00 a.m., local time, at the offices of Hahn & Hessen LLP, 488 Madison Avenue, 14th Floor, New York, New York 10022.

Purpose. The purpose of the special meeting is to (1) consider and vote upon a proposal to adopt the merger agreement and (2) transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of NWH common stock you own of record as of June 20, 2006, which is the record date for the special meeting. If you own shares in someone else’s name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on June 20, 2006, there were 2,910,859 shares of NWH common stock outstanding, which were held of record by approximately [---] stockholders. A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Each NWH stockholder is entitled to one vote for each share of NWH common stock held as of the record date.

What Vote Is Required for Adoption of the Merger Agreement. The adoption of the merger agreement by NWH’s stockholders is required by Delaware law. Such adoption requires the affirmative vote of the holders of a majority of the shares of NWH common stock outstanding on the record date and entitled to vote at the special meeting. As of the record date, NWH’s directors, executive officers and their affiliates held approximately 18.4% of the shares entitled to vote at the special meeting. The failure to vote has the same effect as a vote against adoption of the merger agreement.

Voting Agreement. Certain holders of NWH common stock have executed a voting agreement to vote their shares of NWH common stock in favor of the adoption of the merger agreement and against any other acquisition proposal and have provided Ingenix with an irrevocable proxy to vote their stock. These stockholders own approximately 16.6% of the

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outstanding NWH common stock entitled to vote at the special meeting. Copies of the voting agreements are attached as Annexes D, E and F to this proxy statement.

Procedure for Voting. You can vote your shares by: completing, signing, dating and mailing the enclosed proxy card or attending the special meeting and voting in person. If your shares are held for you by a bank, broker or other nominee, please follow the instructions provided by such nominee in order to vote your shares. You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of NWH in writing, or deliver a new proxy, dated after the date of the proxy being revoked, before your common stock has been voted at the special meeting, or you must attend the special meeting and vote your shares in person. Merely attending the special meeting without voting will not constitute revocation of a proxy submitted prior to the special meeting. If your shares are held by a bank, broker or other nominee, you should contact such bank, broker or other nominee for instructions to revoke your proxy.

Unanimous Board Recommendation

(see page [•])

After careful consideration, NWH’s Board of Directors has unanimously approved and adopted the merger agreement and determined that the merger is advisable and in the best interests of NWH and its stockholders and unanimously recommends that NWH stockholders vote “FOR” adoption of the merger agreement.

Fairness Opinion of Legacy Partners Group, LLC

(see page [•])

In connection with the merger, Legacy Partners Group, LLC, referred to as Legacy, delivered its opinion to NWH’s Board of Directors that, as of May 25, 2006, and based upon and subject to the factors, assumptions and limitations set forth in the opinion, the merger consideration to be received by the holders of the outstanding shares of NWH common stock pursuant to the merger agreement was fair from a financial point of view to those holders and that the price paid to minority stockholders of Electronic Network Systems, Inc., referred to as ENS, in the proposed purchase of their shares required in connection with the merger is equivalent to the price per share received by NWH on account of its equity interest in ENS.

The full text of the written opinion of Legacy, dated May 25, 2006, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Legacy provided its opinion for the information and assistance of NWH’s Board of Directors in connection with its consideration of the merger. Legacy’s opinion is directed to the NWH Board of Directors and does not constitute a recommendation as to how any holder of NWH common stock should vote with respect to the merger.

Interests of Directors and Officers in the Merger that Differ from Your Interests

(see page [•])

When considering the recommendation of NWH’s Board of Directors with respect to the merger agreement, you should be aware that NWH’s directors and executive officers, as individuals, have interests in the merger that are in addition to, or different from, your interests as a stockholder generally. All of the members of NWH’s Board of Directors own options to purchase NWH common stock. Under the existing employment agreement of Terrence S. Cassidy, Chief Executive Officer and a director of NWH, Mr. Cassidy will receive a severance payment upon termination of his employment agreement effective upon completion of the merger. The NWH Board of Directors was aware of these arrangements and considered them in its decision to approve and adopt the merger agreement.

When the Merger Will Be Completed

(see page [•])

We are working to complete the merger as soon as possible. Although we expect to complete the merger by the end of the third calendar quarter of 2006, we cannot predict the exact time of the merger’s completion because the merger is subject to certain closing conditions, including the conditions described immediately below.

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Conditions to the Merger

(see page [•])

Each party’s obligation to complete the merger is subject to the prior satisfaction or waiver of each of the conditions specified in the merger agreement, including the following conditions that must either be satisfied or waived, to the extent permitted by law or stock exchange rules, before the completion of the merger:

•       the merger agreement and the merger must be adopted by the holders of a majority of the outstanding shares of NWH common stock as of the record date;

•       there must be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect preventing the completion of the merger;

•       the representations and warranties of the parties must be true and correct (without regard to materiality qualifiers) as of the date of the merger agreement and as of the date the merger is to be completed as though made on the date the merger is to be completed (except where the merger agreement expressly states otherwise and except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where such failure to be true and correct individually or in the aggregate has not had and would not reasonably be expected to have a material adverse effect on the representing party, and each party has received a certificate from the other party to such effect; and

•       each party must have performed in all material respects all of its obligations under the merger agreement.

The obligations of Ingenix and Mogul Acquisition Corp. to complete the merger are further subject to the satisfaction or waiver, to the extent permitted by law or stock exchange rules, of the following conditions specified in the merger agreement:

•       NWH shall have at least $12.7 million in cash, determined in accordance with the merger agreement;

•       NWH shall have purchased all of the ENS shares not already owned by NWH so that ENS is a wholly owned subsidiary of NWH as of the date the merger is to be completed; and

•       appraisal rights shall have not been asserted with respect to more than 5% of the outstanding shares of NWH common stock.

As of the date of this proxy statement, NWH has signed stock purchase agreements with the holders of the ENS shares not already owned by NWH pursuant to which NWH will acquire the outstanding equity interest of ENS not owned by NWH as of immediately prior to the completion of the merger.

Under applicable law and stock exchange rules, the parties are able to waive closing conditions with respect to pending litigation, representations and warranties, and the performance of agreements and covenants.

NWH cannot assure you that all of the conditions to the merger will be either satisfied or waived or that the merger will occur.

Termination of the Merger Agreement

(see page [•])

Even if the NWH stockholders approve the merger agreement, the merger agreement may be terminated by mutual consent of the parties at any time prior to the completion of the merger. In addition, under certain circumstances, either NWH or Ingenix can decide, without the consent of the other, to terminate the agreement prior to closing the merger, even if the stockholders of NWH have approved the merger agreement.

Termination Fee

(see page [•])

NWH has agreed to pay Ingenix a termination fee of $2.15 million if the merger agreement is terminated under specified circumstances.

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No Solicitation

(see page [•])

Pursuant to the merger agreement, NWH has agreed, subject to certain limited exceptions, that it will not, nor will it permit any of its officers, directors or its subsidiaries to, and that it will use its best efforts to cause its and its subsidiaries’ employees, agents and representatives not to, directly or indirectly, take certain actions with respect to soliciting or engaging in discussions or negotiations with any third party with respect to proposals to acquire a significant interest in NWH’s equity or assets. Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances, if NWH receives an unsolicited proposal from a third party to acquire a significant interest in NWH that the NWH Board of Directors determines in good faith is or is reasonably likely to be a proposal that is superior to the merger, NWH may furnish nonpublic information to that third party and engage in negotiations regarding a takeover proposal with that third party provided it complies with the relevant provisions of the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger

(see page [•])

As a NWH stockholder, you generally will, for U.S. federal income tax purposes, recognize gain or loss equal to the difference between the amount of cash received by you in the merger and your adjusted tax basis in your NWH common stock exchanged in the merger. This treatment may not apply to all NWH stockholders. For further information concerning U.S. federal income tax consequences of the merger, please see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” below. The tax consequences of the merger to any particular NWH stockholder will depend on that stockholder’s particular facts and circumstances. You are urged to consult your own tax advisor regarding the specific tax consequences of the merger applicable to you in light of your particular circumstances. (see page [•])

Required Regulatory Approvals

(see page [•])

Ingenix and NWH do not believe that there is any regulatory approval required for the merger. Each of NWH and Ingenix has agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the merger and the transactions contemplated by the merger agreement as expeditiously as practicable, including obtaining all governmental and third party consents and approvals.

Dissenters’ or Appraisal Rights

(see page [•])

Delaware law provides you with appraisal rights in connection with the merger. This means that if you are not satisfied with the amount of cash you will receive in the merger, you are entitled to have the value of your shares independently determined and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the merger. In order to properly perfect and exercise your appraisal rights, you must give written demand for appraisal of your shares before the taking of the vote on the merger at the special meeting, you must not vote in favor of adoption of the merger agreement and you must comply with the other applicable provisions of Delaware law. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the applicable Delaware statutory provision is included as Annex C to this proxy statement.

Procedure for Receiving Merger Consideration

(see page [•])

NWH has appointed Continental Stock Transfer & Trust Company as our exchange agent to coordinate the payment of the cash merger consideration to holders of shares of NWH common stock that are not dissenting shares following the merger. The exchange agent will send written instructions for surrendering your NWH common stock certificates and obtaining the cash merger consideration after we have completed the merger.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, including the annexes hereto, and the other documents incorporated by reference in this proxy statement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement referring to NWH, or may be incorporated into this proxy statement by reference to other documents, and may include statements regarding the period following completion of the merger. These statements are intended to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on current expectations or projections about operations, industry, financial condition and liquidity. Words such as “may,” “could,” “will,” “should,” “plan,” “predict,” “potential,” “anticipate,” “continue,” “estimate,” “expect,” “project,” “intend,” “believe” and variations thereof or words and terms of similar substance used in connection with any discussion of future operating or financial performance, the merger or our businesses, identify forward-looking statements. You should note that the discussion of NWH’s reasons for the merger and the description of NWH’s financial advisor’s opinion, as well as other portions of this proxy statement, contain many forward-looking statements that describe beliefs, assumptions and estimates as of the indicated dates and those forward-looking expectations may have changed as of the date of this proxy statement. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from these forward-looking statements. NWH stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement or the date of NWH’s financial advisor’s opinion or in the case of documents incorporated by reference, as of the date of those documents.

In the event the merger is not approved, NWH and NWH’s existing stockholders will continue to be subject to the risks set forth in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended October 31, 2005.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to NWH or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Ingenix nor NWH undertakes any obligation to release publicly any revisions or updates to such forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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THE PARTIES TO THE MERGER

NWH, Inc.

NWH, Inc., referred to as “NWH,” “we,” “us” or “our,” owns and operates Electronic Network Systems, Inc., referred to as “ENS.” ENS is a healthcare payer and provider services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA. ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry (a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments. These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, pre-adjudication software services (PASStm), scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Ingenix, Inc.

Ingenix offers database and data management services, software products, publications, consulting services, outsourced services and pharmaceutical development and consulting services on a nationwide and international basis. Ingenix’s customers include more than 3,000 hospitals, 250,000 physicians, 2,000 payers and intermediaries, more than 150 Fortune 500 companies, and more than 180 pharmaceutical and biotechnology companies, as well as other UnitedHealth Group businesses. Ingenix is engaged in the simplification of healthcare administration by providing products and services that help customers accurately and efficiently document, code and bill for reimbursement for the delivery of care services. Ingenix is a leader in contract research services, medical education services, publications, and pharmacoeconomics, outcomes, safety and epidemiology research through its i3 businesses.

Ingenix’s products and services are sold primarily through a direct sales force focused on specific customers and market segments across the pharmaceutical, biotechnology, employer, government, hospital, physician and payer market segments. Ingenix’s products are also supported and distributed through an array of alliance and business partnerships with other technology vendors, who integrate and interface its products with their applications.

Mogul Acquisition Corp.

Mogul Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of Ingenix formed solely for the purpose of engaging in the merger. Pursuant to the terms of the merger agreement, at the effective time of the merger, Mogul Acquisition Corp. will be merged with and into NWH. NWH will be the surviving entity in the merger and will become a wholly owned subsidiary of Ingenix.

THE SPECIAL MEETING OF NWH STOCKHOLDERS

Date, Time and Place of the Special Meeting

The special meeting will be held on [                   , [month]       ], 2006 at 10:00 a.m. local time at the offices of Hahn & Hessen LLP, 488 Madison Avenue, 14th Floor, New York, New York.

Matters to be Considered at the Special Meeting

At the special meeting, stockholders of NWH will be asked to (1) consider and vote upon a proposal to adopt the merger agreement and (2) transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

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Board Recommendation

The NWH Board of Directors has unanimously approved and adopted the merger agreement and unanimously recommends that NWH stockholders vote “FOR” the adoption of the merger agreement. See the section entitled “The Merger—NWH’s Reasons for the Merger” in this proxy statement.

Record Date and Shares Entitled to Vote

NWH’s Board of Directors has fixed the close of business on [[month]  , 2006] as the record date for determination of NWH stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on [[month]  , 2006], there were 2,910,859 shares of NWH common stock outstanding and entitled to vote, held of record by approximately [---] stockholders. Each NWH stockholder is entitled to one vote for each share of NWH common stock held as of the record date.

Vote Required

Adoption of the merger agreement by NWH’s stockholders is required by Delaware law. Such adoption requires the affirmative vote of the holders of a majority of the shares of NWH common stock outstanding on the record date and entitled to vote at the special meeting. Failure to vote your proxy, to return a properly executed proxy card or to vote in person will have the same effect as a vote “AGAINST” adoption of the merger agreement. The directors and executive officers of NWH owned approximately 18.4% of the outstanding shares of NWH common stock as of June 20, 2006 entitled to vote as of the record date. Although as of the record date and the date of this proxy statement, neither Ingenix nor any of its directors or officers owned any shares of NWH common stock, certain holders of NWH common stock have executed a voting agreement to vote their NWH common stock in favor of the adoption of the merger agreement and against any other acquisition proposal and have provided Ingenix with an irrevocable proxy to vote their stock. These stockholders own approximately 16.6% of the outstanding common stock of NWH entitled to vote at the special meeting. Copies of the voting agreements are attached as Annexes D, E and F to this proxy statement.

The actions proposed in this proxy statement are not matters that can be voted on by brokers, banks or other nominees holding shares for beneficial owners without the owners’ specific instructions. If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Accordingly, if a broker, bank or other nominee holds your shares you are urged to instruct such nominee on how to vote your shares.

The required quorum for the transaction of business at the special meeting is a majority of the shares of NWH common stock issued and outstanding on the record date. Abstentions will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. A quorum is necessary to hold the special meeting. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established. Because adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of NWH common stock entitled to vote, abstentions will have the same effect as votes against adoption of the merger agreement. Abstentions also will have the same effect as votes against the authorization of the proxyholders to vote to adjourn or postpone the special meeting for the purpose of soliciting additional votes. In addition, the failure of an NWH stockholder to return a proxy will have the effect of a vote against the adoption of the merger agreement.

Voting of Proxies

This proxy statement is being sent to you on behalf of the NWH Board of Directors for the purpose of requesting that you direct your shares of NWH common stock to be represented at the special meeting by the persons named in the enclosed proxy card. If you vote your shares of NWH common stock by signing and  mailing the enclosed proxy in the enclosed prepaid and addressed envelope, your shares, unless your proxy is revoked, will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” adoption of the merger agreement.

The persons named in the proxy card will use their own judgment to determine how to vote regarding any matters not described in this proxy statement that are properly presented at the special meeting. NWH does not know of any matter to be presented at the special meeting other than the proposal to adopt the merger agreement.

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You are urged to mark the box on the proxy card, following the instructions included on your proxy card, to indicate how to vote your shares. If your shares are held in an account at a brokerage firm, bank or other nominee, you must instruct such nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote by following the information provided to you by such nominee. If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares. If you hold your shares in street name, you must get a proxy from your broker, bank or other custodian to vote your shares in person at the special meeting. Please refer to the instructions provided by your broker, bank or other nominee to determine how to vote your shares.

Revocation of Proxies

You may revoke your proxy at any time prior to its use by (i) delivering to the Secretary of NWH, at NWH’s offices at 156 West 56th Street, Suite 2001, New York, New York 10019, a signed notice of revocation bearing a date later than the date of the proxy stating that the proxy is revoked, (ii) by granting a duly executed new, signed proxy bearing a later date, or (iii) if you are a holder of record by attending the special meeting and voting in person. However,  mere attendance at the special meeting does not in itself constitute the revocation of a proxy. If you hold your shares in street name, you must contact your bank, broker or other nominee for instructions to revoke your proxy.

Expenses of Solicitation

NWH will bear the costs of preparing and distributing this proxy statement for the special meeting. In addition to solicitation by mail, directors, officers and regular employees of NWH or its subsidiaries may solicit proxies from stockholders by telephone, telegram, e-mail, personal interview or other means. NWH currently expects not to incur any costs beyond those customarily expended for a solicitation of proxies in connection with a merger agreement. Directors, officers and employees of NWH and Ingenix will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out of pocket expenses incurred by them in connection with the solicitation. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees have been requested to forward proxy solicitation materials to their customers and such nominees will be reimbursed for their reasonable out of pocket expenses. NWH has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting and NWH estimates it will pay such firm a fee of approximately $10,000, and will reimburse D.F. King & Co., Inc. for reasonable out of pocket expenses incurred in connection with such solicitation.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. NWH will promptly deliver a separate copy of this proxy statement, including the attached annexes to you if you write to NWH, Inc., 156 West 56th Street, Suite 2001, New York, New York 10019, Attention: Investor Relations or call Investor Relations at 212-582-1212. If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact NWH at the above address and phone number, as applicable.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact NWH Investor Relations at 212-582-1212 or write to NWH, Inc., 156 West 56th Street, Suite 2001, New York, New York 10019, Attention: Investor Relations, or contact D.F. King & Co., Inc. toll-free at 1-800-549-6746.

The matters to be considered at the special meeting are of great importance to the stockholders of NWH. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement, and to complete, date, sign and promptly mail the enclosed proxy in the enclosed postage-paid envelope.

Stockholders should not send any stock certificates at this time. A transmittal form with instructions for the surrender of stock certificates for NWH common stock will be mailed to you as soon as practicable after completion of the merger.

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THE MERGER

The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully, as it is the legal document that governs the merger.

General Description of the Merger

At the effective time of the merger, Mogul Acquisition Corp. will merge with and into NWH. Upon completion of the merger, the separate corporate existence of Mogul Acquisition Corp. will cease and NWH will continue as the surviving entity.

As a result of the merger, each share of NWH common stock outstanding at the effective time of the merger will be converted automatically into the right to receive $18.24 in cash, without interest.

The total cash payable to NWH’s stockholders in exchange for their common stock pursuant to the merger agreement is approximately $53.8 million, determined without regard to any dissenting shares and any fractional shares.

The merger is intended to be treated as a taxable stock sale for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” in this proxy statement for a discussion of material U.S. federal income tax consequences of the merger.

Background of the Merger

Ingenix continually evaluates strategic opportunities as a part of its ongoing evaluation of the healthcare market. In connection with this ongoing evaluation, management of Ingenix regularly evaluates other companies as potential strategic acquisition opportunities. As a result of this ongoing evaluation, Ingenix has been generally familiar with the profile and activities of NWH over the past several years.

For a number of years, NWH’s Board of Directors and senior management have periodically reviewed changes and developments in the health insurance industry and NWH’s strategic position. In the course of this review, NWH’s Board of Directors and management explored various potential strategic alternatives to improve NWH’s strategic position and increase stockholder value.

NWH was organized in 1993 as a strategic holding company to acquire and develop businesses in the telecommunications industry. In 1995, NWH first invested in ENS. NWH acquired control of ENS in 1996 and by 2002 owned approximately 94% of ENS. As a result of ENS’ continued growth and the disposition of other telecommunications assets, ENS became NWH’s principal business asset. In recent years, NWH focused its efforts on the development of ENS’ business and continued its business of acquiring and disposing of interests in healthcare and other business areas that will enhance the operations of ENS.

The NWH Board of Directors on a regular basis considered NWH’s financial performance and market conditions, NWH’s place in the market as a public company and strategic alternatives. The NWH Board of Directors acknowledged a need to identify ways to maintain NWH’s business momentum and enhance stockholder value in light of the challenges facing NWH as a micro-cap public company. NWH regularly sought strategic acquisitions, primarily in the telecommunications and related areas, but more recently in the healthcare service business. NWH also regularly reviewed the value of its investment in ENS in connection with purchases of additional interests in ENS at various times from 1998 through 2002, at varying prices.

In an effort to maximize stockholder value, NWH’s management and the NWH Board of Directors also regularly considered a variety of business strategies, including the continued pursuit of growth, strategic alliances and acquisitions and a possible sale of ENS or NWH. On June 19, 2001, NWH retained Patrick Kennedy as an industry consultant in connection with, among other matters, reviewing the business of ENS, identifying potential acquisition candidates and identifying potential parties to a sale or other disposition of ENS.

In the following discussion, references to the value of ENS do not include the value of the other assets of NWH, consisting of cash and marketable securities.

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In the course of his engagement as NWH’s consultant, Mr. Kennedy contacted approximately ten potential interested purchasers, including Ingenix. NWH executed confidentiality agreements with ten parties (including Ingenix) that expressed an interest in a possible purchase transaction involving NWH or ENS. Mr. Kennedy provided information packages regarding NWH to certain of such parties (excluding Ingenix).

In July 2002, NWH received an unsolicited offer to buy ENS for $25 million in cash and stock from Company A, and NWH rejected the proposal since it was at a price substantially below management’s estimate of the value of ENS. In October, 2002, NWH received an offer from Company B to buy ENS for $12 million, and NWH rejected the proposal since it was at a price substantially below management’s estimate of the value of ENS.

In September 2002, in response to an SEC request to review NWH’s status as a potential inadvertent investment company, NWH retained an investment advisory firm to review NWH’s valuation of its investment in ENS and to prepare new valuations on a quarterly basis. The investment advisory firm’s quarterly valuations of ENS, based on evaluations of ENS’ financial projections and the valuations of public companies comparable to ENS, ranged from $40,000,000 to $100,000,000 during the period from September 2002 to September 2003, during which time period, the stock price of comparable publicly listed companies exhibited substantial volatility.

An unrelated financial advisor introduced NWH to Company C, and in July 2002, NWH entered into a confidentiality agreement with Company C. In July 2003, NWH met with representatives of Company C, and Company C sent a preliminary price spreadsheet which was followed in September 2003 by a letter of intent to purchase NWH at a price which valued ENS at approximately $45,000,000. NWH retained Legacy to prepare a preliminary valuation of ENS and NWH for purposes of determining its response to Company C’s offer. NWH’s management prepared a management presentation that included a review of ENS’ business, operations, strategy and prospects, and created a restricted access data room for due diligence. Because of a contract dispute with ENS’ largest customer, Fiserv Health, NWH was obliged to significantly reduce its financial projections. Consequently, Company C withdrew its offer at the price initially proposed in February 2004 and negotiations ceased.

Mr. Kennedy introduced NWH to Company D, and in December 2002, Company D entered into a confidentiality agreement. In the summer of 2003, Company D met with NWH for management presentations and due diligence sessions. In November 2003, Company D sent a letter of intent to purchase NWH at a price which valued ENS at approximately $45,000,000. NWH’s management prepared a management presentation that included a review of ENS’ business, operations, strategy and prospects, and made available the restricted access data room for due diligence. In January 2004, primarily because of reasons internal to Company D, Company D substantially reduced the price it offered, and negotiations ceased.

In January, 2004, Mr. Kennedy introduced NWH to Company E, and NWH entered into a confidentiality agreement with it. After some preliminary meetings and investigations of publicly available materials, Company E and NWH ceased discussions.

Mr. Kennedy introduced NWH to Company F in early summer 2004, and in September 2004, Company F entered into a confidentiality agreement. In the summer and fall of 2004, Company F met with NWH for management presentations and due diligence sessions. In April 2005, Company F sent a letter of intent to purchase NWH at a price which valued ENS at approximately $52,000,000. NWH’s management prepared a management presentation that included a review of ENS’ business, operations, strategy and prospects, and created a restricted access data room for due diligence. In June 2005, primarily because of the continuing dispute with Fiserv, Company F substantially reduced the price it offered, and negotiations ceased.

The dispute with Fiserv was resolved by an arbitration panel in favor of ENS in August 2005 and ENS was awarded $1,000,757 in an initial award and an additional $262,729 in the final award. However, in accordance with the terms of ENS’s services agreement with Fiserv, Fiserv terminated the services agreement effective October 31, 2006.

In 2004 and 2005, Mr. Kennedy introduced NWH to several other potential purchasers and potential acquisition candidates, but none of the other potential purchasers submitted offers at a valuation at which management or the NWH Board of Directors felt warranted pursuing additional discussions.

In September 2005, Mr. Kennedy discussed a potential sale of ENS with Ingenix. At that time, Mr. Kennedy had independent consulting relationships with both Ingenix and ENS. In addition, ENS has a commercial

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relationship with companies within UnitedHealth Group. On October 24, 2005, Ingenix entered into a confidentiality agreement. On November 8, 2005, representatives of NWH, including Terrence S. Cassidy, CEO of NWH and ENS, and Ingenix, including Richard Anderson, Chief Executive Officer of Ingenix, and Lee Valenta, Chief Financial Officer of Ingenix, met and discussed a possible transaction. Mr. Kennedy did not participate further in the discussions in view of his potential conflict of interest. NWH’s management prepared a management presentation that included a review of ENS’ business, operations, strategy and prospects. On January 24, 2006, representatives of Ingenix visited ENS to review additional material presented by ENS management.

On February 3, 2006, Ingenix sent an indication of interest to acquire NWH at a price of $15.00 per share, which valued ENS at approximately $30,300,000, and requested an agreement by certain officers and directors to vote in favor of the transaction. NWH advised Ingenix that its proposed purchase price was not acceptable.

On March 1, 2006, Ingenix sent an outline of a proposed offer at $18.00 per share, which valued ENS at approximately $40,500,000. At a meeting on March 2, 2006, the NWH Board of Directors met to consider the proposed offer, and authorized Mr. Cassidy to commence discussions with the intention of increasing the price. Mr. Cassidy carried on telephone negotiations with Mr. Valenta. At a board meeting on March 10, 2006, Mr. Cassidy reported to the board that Ingenix was not willing to change the price. Despite this, the NWH Board of Directors decided it was willing to proceed in an effort to negotiate a final offer. The NWH Board of Directors also discussed the likely costs of completing the transaction and the advisability of reviewing retention bonuses for NWH and ENS management. The NWH Board of Directors designated Thomas R. DiBenedetto, Michael A. McManus, Jr. and Paul Tobin, independent directors of NWH, as a compensation committee to review executive compensation issues and recommend bonuses.

On March 16, 2006, Ingenix sent a non-binding Letter of Intent, providing for aggregate merger consideration of $18.00 per share subject to conditions including:  NWH would have remaining at closing at least $12,000,000 in cash after payment of costs of the merger (including the cost of winding down businesses unrelated to ENS and the acquisition of the shares of ENS held by its minority stockholders). The Letter of Intent, which was signed by NWH, also provided for a binding period of exclusivity ending on May 1, 2006.

During the week of March 27, 2006, members of management of Ingenix and its advisors were granted access to a data room at the office of Hahn & Hessen LLP for purposes of conducting a due diligence review.

On April 10 and 11, 2006, members of management of Ingenix and its advisors visited ENS’s offices in Colorado Springs.

An initial draft of the merger agreement was delivered by Ingenix to NWH on April 13, 2006.

On April 21, 2006, NWH received a letter from Ingenix revising and clarifying certain terms related to the Letter of Intent, which valued ENS at approximately $41,100,000. Among other matters, Ingenix advised NWH that it would increase the aggregate merger consideration by approximately $700,000 to include payments in respect of in-the-money options and that it was a condition of Ingenix’s proposal that NWH not pay a bonus to Mr. Cassidy in addition to the severance payments payable pursuant to his employment agreement.

In view of the potential for conflict of interest, on April 24, 2006, Mr. Cassidy requested that the independent directors form a special committee with Mr. McManus as chairman to conduct negotiations with Ingenix. The special committee was formally designated on April 28, 2006, consisting of Messrs. DiBenedetto, McManus and Tobin. Mr. McManus acted as chairman of the special committee and conducted the bulk of subsequent negotiations with Ingenix.

Legacy was retained to provide a fairness opinion to the NWH Board of Directors on April 28, 2006.

The compensation committee met informally in late April and early May and discussed the challenges of retaining employees in the event the proposed merger was disclosed. In an effort to retain employees  that may be terminated as a result of the completion of the merger, recognize achievement by certain employees and retain employees that would be required for operations after the merger and thereby retain the stockholder value of NWH until completion of the merger, and after review of, among other matters, Mr. Cassidy’s performance and contributions to the development of NWH’s business in his capacity as Chief Executive Officer and Chief Financial Officer of NWH and as Chief Executive Officer of ENS, and payments to executives in comparable sized mergers in the last two years, the compensation committee determined that it would be in the best interests of NWH and its stockholders to award retention bonuses and unanimously recommended on a preliminary basis the following bonuses:  an aggregate of $1,000,000 for employees of ENS, $300,000 for a non-executive employee of NWH, and $500,000 for Mr. Cassidy in addition to his severance payment payable pursuant to his employment agreement. Taking into account that it was a condition of Ingenix’s proposal that NWH not pay a bonus to Mr. Cassidy in addition to the severance payment payable pursuant to his employment agreement, Mr. Cassidy communicated to the special committee his request that the special committee negotiate to increase the purchase price in lieu of continuing to pursue the recommended bonus.

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On May 2, the exclusivity period provided in the Letter of Intent expired and was renewed until May 12.

Mr. McManus negotiated by telephone on behalf of NWH with Mr. Valenta, on several occasions in April and May 2006, terms of a potential transaction including how much cash would be on hand at closing.

On May 12, Ingenix delivered a letter responding to legal issues in the draft merger agreement and the remaining business issues, and providing for merger consideration of $18.17 per share. On May 12, the exclusivity period expired without renewal; however, Ingenix and NWH continued negotiating towards the completion of a definitive merger agreement. Ingenix continued to require that, as a condition to its proposal, NWH not pay a bonus to Mr. Cassidy in addition to the severance payments payable pursuant to his employment agreement. After continued negotiation, the parties agreed to increase the condition of closing cash from $12,000,000 to $12,700,000, and to increase correspondingly the aggregate merger consideration. On May 16, 2006, Ingenix advised the NWH Board of Directors that Ingenix’s best and final offer was $18.24 per share resulting in an ENS valuation of $41,103,528 and NWH valuation of $53,803,528.

The special committee met on May 17, 2006 to consider the Ingenix offer, and, after considerable discussion, requested a clarification relating to the likelihood of increased cash generated by NWH before the anticipated date of closing. On May 18, 2006, Mr. Valenta reiterated Ingenix’s best and final offer price of $18.24 per NWH share. The special committee met on May 18, 2006 to consider Ingenix’s final offer. Mr. McManus reported on the Ingenix negotiations to date. After considerable in depth discussion, the special committee agreed to consider the offer, subject to negotiation of mutually acceptable final definitive agreements and receipt of Legacy’s fairness opinion. On May 19, 2006, the exclusivity period was renewed until May 26, 2006.

On May 22 and May 24, 2006, Hahn & Hessen LLP, counsel for NWH, distributed to the NWH Board of Directors substantially finalized drafts of the merger agreement and related documents. A meeting of the NWH Board of Directors to consider the transaction was held on May 25, 2006. At the meeting, Mr. McManus reported on the Ingenix negotiations. The special committee submitted its formal recommendation that the NWH Board of Directors approve the transaction with Ingenix. At this meeting, Hahn & Hessen advised the NWH Board of Directors of its fiduciary responsibilities in this context and answered questions. Next, Legacy made a presentation with respect to the financial aspects of the Ingenix proposal and the market for the shares of NWH’s common stock. Legacy then rendered its oral opinion to the NWH Board of Directors (subsequently confirmed by delivery of a written opinion dated May 25, 2006) that, as of such date and based upon and subject to the factors and assumptions set forth therein, (a) the cash consideration to be received by the stockholders of NWH in the Merger is fair to such stockholders from a financial point of view and (b) the price paid to the minority stockholders of ENS in the proposed purchase of their shares required in connection with the merger is equivalent to the price per share received by NWH on account of its equity interest in ENS.

The full text of Legacy’s opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Legacy, is included herewith as Annex B and is incorporated herein by reference. NWH’s stockholders are urged to, and should, read such opinion in its entirety. Legacy’s opinion was provided to the NWH Board of Directors for its information and addresses only (a) the fairness of the consideration to be received by the holders of NWH’s common stock from a financial point of view and (b) the equivalence of the price payable to minority stockholders of ENS in the proposed purchase of their shares in connection with the Merger to the price per share received by NWH on account of its equity interest in ENS, and does not address any other aspect of the Merger or constitute a recommendation to any stockholder as to whether such stockholder should vote in favor of the Merger. Legacy’s opinion did not address the merits of the underlying decision by NWH to enter into the merger agreement. Following Legacy’s presentation at the meeting, Hahn & Hessen summarized the salient terms and provisions of the merger agreement and answered questions.

Following discussion, the NWH Board of Directors unanimously approved the merger agreement. The NWH Board of Directors also approved an aggregate bonus pool of $1,000,000 for employees of ENS and a $300,000 bonus for a non-executive employee of NWH, but, as provided in the merger agreement, did not approve any other bonus.

Later on May 25, 2006, Ingenix approved the merger agreement. Both NWH and Ingenix executed the merger agreement on May 25, 2006 and voting agreements were executed by stockholders holding an aggregate of 16.6% of the outstanding shares of NWH common stock.

Commencing in the third quarter of 2003 and through the first two quarters of 2006, NWH has declared a quarterly dividend of $0.30 per share plus a special dividend of $0.20 per share, with each such dividend being paid in cash to all NWH stockholders. These dividends have aggregated $6.00 (and with the special dividend of $1.30 in July 1997, dividends have aggregated $7.30). In order to comply with its obligations under the merger agreement, NWH has suspended declaration of new dividends.

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Unanimous Board Recommendation

After careful consideration, the NWH Board of Directors has unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of NWH and its stockholders. Accordingly, the NWH Board of Directors unanimously approved and adopted the merger agreement and unanimously recommends that NWH stockholders vote “FOR” the adoption of the merger agreement.

Reasons for the Recommendations of the Special Committee and the Board

In approving the merger agreement and the transactions contemplated thereby, including the merger, collectively referred to as the “Transaction,” and recommending that all holders of common stock vote in favor of the merger, the special committee and the NWH Board of Directors considered a number of factors, including:

1. Historical and Recent Trading Activity. The special committee and the NWH Board of Directors considered the relationship of the merger consideration to the recent and historical market prices and trading activity of shares of common stock. As part of this, the NWH Board of Directors considered that the merger consideration represents (a) a premium over the May 24, 2006 closing stock price of common stock reported by The Nasdaq National Market, (b) a premium over the Enterprise Value/Revenue, Enterprise Value/EBITDA and Enterprise Value/EBIT multiples as calculated using the May 24, 2006 closing stock price of common stock reported by The Nasdaq National Market, (c) a premium over the average sale price of shares of common stock reported by The Nasdaq National Market for the three year period prior to May 24, 2006 (taking into account dividend payments), and (d) a premium over the average sale price of shares of common stock reported by The Nasdaq National Market for the twelve month period prior to May 24, 2006. The special committee and the NWH Board of Directors considered these periods the most relevant to demonstrate the recent performance of shares of common stock.

2. Company Operating and Financial Condition. The special committee and the NWH Board of Directors considered the current and historical financial condition and results of operations of NWH, as well as the prospects and strategic objectives of NWH, including the risks involved in achieving those prospects and objectives as an independent entity, and the current and expected conditions in the industry in which NWH operates. In addition, the special committee and the NWH Board of Directors considered the likely adverse effect that NWH’s low market capitalization, limited trading volume and lack of attention from research analysts has had and may have in the future on the trading markets for, and the value of, shares of common stock.

3. Strategic Alternatives. The special committee and the NWH Board of Directors reviewed trends in the industry in which NWH operates and the strategic alternatives available to NWH, including NWH’s alternative to remain an independent public company, the possibility of its acquisitions of or its acquisition by other companies in its industry or complementary industries, as well as the risks and uncertainties associated with each such alternative. The NWH Board of Directors considered comparable transactions as well as other possible alternatives to the Transaction involving third parties, the likelihood of consummation of such comparable and alternative transactions, and the risks associated with each of them.

4. Terms and Conditions of the Merger Agreement. The special committee and the NWH Board of Directors considered the terms and conditions of the Transaction, including the amount of consideration to be received by NWH’s stockholders, the parties’ representations, warranties and covenants, conditions to their respective obligations and the ability of Ingenix to terminate the merger agreement.

5. No Financing Contingency. The special committee and the NWH Board of Directors considered that the merger is not subject to any financing condition.

6. Financing Representation. The special committee and the NWH Board of Directors considered Ingenix’s representation in the merger agreement that Ingenix has sufficient liquid cash funds available to satisfy its obligation to complete the merger.

7. Consents. The special committee and the NWH Board of Directors considered that there are no material third party consents required to consummate the merger.

8. Timing of Completion. The special committee and the NWH Board of Directors considered the anticipated timing of the Transaction, including the structure of the Transaction as a cash merger which afforded the stockholders the opportunity to obtain cash for all of their shares of common stock at the earliest possible time.

9. Certainty of Value. The special committee and the NWH Board of Directors considered the form of

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consideration to be paid to holders of common stock in the merger, and the certainty of value of such cash consideration compared to stock or other possible forms of consideration. Volatility in the market prices of shares quoted on The Nasdaq National Market and in stock markets generally has increased the uncertainties in valuing any non-cash consideration. The special committee and the NWH Board of Directors were aware that the consideration received by holders of common stock in the merger would be taxable to such holders for income tax purposes.

10. Negotiated Price. Each of the special committee and the NWH Board of Directors considered that, in its judgment, based on the extended arm’s-length negotiations with Ingenix, the merger consideration represented the highest price that Ingenix would be willing to pay in acquiring NWH.

11. Fairness Opinion of Legacy. The NWH Board of Directors considered presentations from Legacy and the opinion of Legacy to the NWH Board of Directors that, as of May 25, 2006 and based on and subject to the matters stated in such opinion, the $18.24 in cash per share proposed to be received by holders of common stock in the merger is fair from a financial point of view to such holders. For purposes of rendering its fairness opinion, Legacy’s analysis included a review of certain financial statements and other business, financial and operating data of NWH, trading multiples for selected publicly traded companies, valuation multiples in selected acquisitions, an analysis of premiums paid in selected transactions and other matters referred to in that opinion. The full text of Legacy’s opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Legacy, is included herewith as Annex B and is incorporated herein by reference. NWH’s stockholders are urged to, and should, read such opinion in its entirety. The special committee and the NWH Board of Directors were aware of and considered that certain fees described in “The Merger — Opinion of NWH’s Financial Advisor” below became payable to Legacy upon delivery of its opinion.

12. Alternative Transactions. The special committee and the NWH Board of Directors considered that the merger agreement permits NWH to (x) consider an unsolicited acquisition proposal under certain circumstances and (y) recommend any such proposal that is superior to the merger, if, among other things, (a) the NWH Board of Directors determines in good faith that the acquisition proposal is more favorable to NWH’s stockholders (based on factors the NWH Board of Directors deems relevant, including the additional time necessary to consummate the competing acquisition proposal and the financial advice of NWH’s financial advisors that the value of the consideration is superior in the competing acquisition proposal), (b) financing, to the extent required, is reasonably capable of being obtained, (c) after consultation with NWH’s legal advisors, the NWH Board of Directors determines that taking any such action is necessary to comply with the NWH Board of Directors’ fiduciary duties, (d) NWH gives Ingenix three business days notice and negotiates in good faith with Ingenix (to the extent Ingenix determines to negotiate) in an effort to change the terms of the merger agreement such that the alternate proposal is no longer superior, and (e) NWH pays Ingenix a termination fee in the amount of $2.15 million. The special committee and the NWH Board of Directors considered the possible effect of these provisions of the merger agreement on third parties who might be interested in exploring an acquisition of NWH.

13. NWH’s Future Prospects. The special committee and the NWH Board of Directors considered that all holders of shares of common stock whose shares are purchased in the merger will not participate in NWH’s future growth. Because of the risks and uncertainties associated with NWH’s future prospects, the special committee and the NWH Board of Directors concluded that this detriment was not reasonably quantifiable. The NWH Board of Directors also concluded that obtaining a substantial cash premium for shares of common stock now was preferable to affording the stockholders a speculative potential future return.

14. Strategic Purchaser. The special committee and the NWH Board of Directors considered that it was likely that a strategic purchaser, like Ingenix, would be more likely to take advantage of the opportunity represented by a purchase of NWH than a financial purchaser, and as a result be able to pay a better price.

15. Potential Conflicts of Interest. The special committee and the NWH Board of Directors considered that the interests of certain persons, including Company executives, in the merger may be different from those of the stockholders.

16. Uncertainties and Risks. The special committee and the NWH Board of Directors also considered a number of uncertainties and risks in its deliberations concerning the Transaction, including the following:

(a) The circumstances under the merger agreement in which the termination fee of $2.15 million becomes payable by NWH.

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(b) The fact that under the terms of the merger agreement, between the execution of the merger agreement and the completion of the merger, NWH is required to obtain Ingenix’s consent (not to be unreasonably withheld) before it can take certain specified actions.

(c) The conditions to Mogul Acquisition Corp.’s and Ingenix’s obligations to purchase common stock in the merger, and the possibility that such conditions might not be satisfied.

(d) The possibility that, although the merger gives stockholders the opportunity to realize a premium over the price at which shares of common stock traded prior to the public announcement of the merger, the price or value of shares of common stock may increase in the future if NWH were to remain an independent company, and that NWH stockholders would not benefit from those future increases.

(e) The tax effects to NWH stockholders of the merger.

The special committee and the NWH Board of Directors believed that these risks were outweighed by the potential benefits of the merger.

In view of the variety of factors considered in connection with its evaluation of the merger agreement, the special committee and the NWH Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the factors considered or determine that any factor was of particular importance in reaching its determination that the merger agreement and the transactions contemplated thereby are advisable to, and in the best interests of, NWH’s stockholders. Rather, the decision of each member of the special committee and the NWH Board of Directors was based upon his own judgment, in light of the totality of the information presented and considered, of the overall effect of the merger agreement and the transactions contemplated thereby, including the merger, on NWH’s stockholders. After weighing all of these considerations, the special committee recommended the merger and the NWH Board of Directors unanimously approved the merger agreement and the transactions contemplated thereby and recommends that the holders of shares of common stock vote in favor of the merger and adopt the merger agreement if required under applicable law.

Voting Agreements

As a condition of the merger agreement, each executive officer of NWH agreed to vote all common stock held of record or beneficially owned by such person in favor of the merger. Messrs. Cassidy and Mathews and a trust for the benefit of Mr. Cassidy’s family, who hold in the aggregate approximately 16.6% of the outstanding shares of common stock as of May 25, 2006, have entered into the voting agreements pursuant to which they have agreed, in their capacity as stockholders, to vote in favor of the adoption of the merger agreement and against any other acquisition proposal and have provided Ingenix with an irrevocable proxy to vote their stock.

NWH’s Reasons for the Merger

The NWH Board of Directors has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger are advisable, fair to and in the best interests of NWH and its stockholders. The decision of the NWH Board of Directors to enter into the merger agreement was the result of careful consideration by the NWH Board of Directors of numerous factors, including the following positive factors:

•              the value of the merger consideration of $18.24 per share, representing a premium of approximately 34.1% over the closing price per share of NWH common stock on May 24, 2006, the last full trading day immediately preceding the announcement of the transaction, and a premium of approximately 35.1% over the closing price per share of NWH common stock on April 24, 2006, the date which was 30 trading days prior to May 24, 2006;

•              the financial presentations of NWH’s financial advisor, Legacy, including its opinion as to the fairness, from a financial point of view, of the merger consideration to be paid to NWH stockholders pursuant to the merger agreement, as more fully described in the section entitled “The Merger—Opinion of NWH’s Financial Advisor” below;

•              the certainty of the value of the cash component of the merger consideration;

•              the NWH Board of Directors’ analysis and understanding of NWH’s “stand-alone” strategic alternative in the context of the increasingly competitive health information services industry, the NWH Board of Directors’

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analysis of the business, operations, financial performance, earnings and prospects of NWH on a stand-alone basis, and the NWH Board of Directors’ belief, based on its analysis and understanding, that the combined company would be better able to succeed in light of the risks and potential rewards associated with NWH continuing to operate on a stand-alone basis and other alternatives reasonably available to NWH, including growth through the acquisition of or merger with other companies or assets;

•              the fact that NWH had reviewed potential strategic alternatives and, in connection therewith, it and its representatives had held preliminary discussions with several other parties regarding their potential interest in a strategic transaction with NWH (see the section entitled “The Merger—Background of the Merger” in this proxy statement). In light of these discussions, the NWH Board of Directors did not believe that it was likely that another party would make or accept an offer to engage in a transaction with NWH that would be more favorable to NWH and its stockholders than the merger;

•              given the current environment in the health insurance industry, the advantages that the NWH Board of Directors believed that large companies with national reach have, including the NWH Board of Directors’ belief that access to Ingenix’s size and scope would place NWH in a better position to take advantage of growth opportunities; meet competitive pressures; serve customers more efficiently; and develop, introduce and administer new products to respond to the need for affordable healthcare;

•              the likelihood that the merger would be completed within a reasonable period of time;

•              the merger agreement provisions permitting NWH to provide confidential due diligence information to, and engage in discussions with, a third party that makes an unsolicited bona fide written proposal to engage in a business combination transaction, provided that the NWH Board of Directors determines in good faith, after receiving the advice of a financial advisor of nationally recognized reputation and its outside legal counsel, that there is a reasonable probability that failure to take such action would result in the NWH Board of Directors breaching its fiduciary duties under applicable law and determines in good faith, after receiving the advice of a financial advisor of nationally recognized reputation and its outside legal counsel, that the proposal would reasonably be expected to result in a transaction that, if consummated, would be more favorable to NWH stockholders than the merger (see the section entitled “The Merger Agreement—No Solicitation of Transactions” in this proxy statement); and

•              the merger agreement provisions permitting the NWH Board of Directors to, under certain circumstances, withdraw, modify or change its recommendation with respect to the merger if the NWH Board of Directors determines in good faith, after receiving the advice of a financial advisor of nationally recognized reputation and its outside legal counsel, that there is a reasonable probability that the failure to take such action would result in the NWH Board of Directors breaching its fiduciary duties under applicable law (see the section entitled “The Merger Agreement—No Solicitation of Transactions” in this proxy statement).

The NWH Board of Directors also identified and considered the following potentially negative factors in its deliberations:

•              the possible disruption to NWH’s business that may result from the announcement of the transaction;

•              the terms of the merger agreement regarding certain restrictions on the operation of NWH’s business during the period between the signing of the merger agreement and the completion of the merger;

•              the $2.15 million termination fee to be paid to Ingenix if the merger agreement is terminated under circumstances specified in the merger agreement, which is approximately 4% of the gross equity value of the merger, may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, NWH (see the section entitled “The Merger Agreement—Termination of the Merger Agreement” in this proxy statement);

•              the terms of the merger agreement placing limitations on the ability of NWH to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction (see the section entitled “The Merger Agreement—No Solicitation of Transactions” in this proxy statement);

•              the fact that if a third party makes a more favorable competing offer for NWH, NWH will not be able to terminate the merger agreement prior to the time at which the NWH stockholders vote on the merger agreement (see the section entitled “The Merger Agreement—Termination of the Merger Agreement” in this proxy statement);

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•              the amount of time it could take to complete the merger, including the fact that completion of the transaction depends on factors outside of NWH’s control;

•              the risk that, notwithstanding the likelihood of the merger being completed, the merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on:

•                     the market price of NWH common stock,

•                     NWH’s operating results, particularly in light of the costs incurred in connection with the transaction, and

•                     NWH’s ability to attract and retain customers and personnel;

•              the fact that gains arising from the cash portion of the merger consideration would be taxable to NWH stockholders for United States federal income tax purposes; and

•              the risks described in the section entitled “Risk Factors” in this proxy statement.

The NWH Board of Directors also considered the interests that certain executive officers and directors of NWH may have with respect to the merger in addition to their interests as stockholders of NWH generally (see the section entitled “—Interests of Certain Persons in the Merger” in this proxy statement), which the NWH Board of Directors considered as being neutral in its evaluation of the proposed transaction.

Although the foregoing factors and the factors listed under “—Reasons for the Recommendations of the Special Committee and the Board’’ include the material factors considered by the NWH Board of Directors in reaching its recommendation, they may not include all of the factors considered by the NWH Board of Directors, and each director may have considered different factors or given different weights to different factors. In view of the variety of factors and the amount of information considered, the NWH Board of Directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The NWH Board of Directors realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the NWH Board of Directors concluded that the potential positive factors described above significantly outweighed the neutral and negative factors described above. The recommendation was made after consideration of all of the factors as a whole. This explanation of NWH’s reasons for the merger and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement.

THE NWH BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF NWH AND ITS STOCKHOLDERS. ACCORDINGLY, THE NWH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NWH STOCKHOLDERS VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

In considering the recommendation of the NWH Board of Directors with respect to the merger agreement, you should be aware that certain of NWH’s directors and officers have arrangements that cause them to have interests in the transaction that are different from, or are in addition to, the interests of NWH stockholders generally. See the section entitled “The Merger—Interests of Certain Persons in the Merger” in this proxy statement.

Opinion of NWH’s Financial Advisors

Opinion of Legacy Partners Group, LLC

Legacy delivered an oral opinion to NWH’s Board of Directors, which it subsequently confirmed in writing, that, as of May 25, 2006, and based upon and subject to the factors and assumptions set forth in the opinion, the per share merger consideration to be received by holders of NWH common stock pursuant to the merger agreement was fair from a financial point of view to such holders, and that the price paid to minority stockholders of ENS in the proposed purchase of their shares required in connection with the transaction is equivalent to the price per share received by NWH on account of its equity interest in ENS.

THE FULL TEXT OF THE WRITTEN OPINION OF LEGACY, DATED MAY 25, 2006, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B. LEGACY PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE NWH BOARD OF DIRECTORS

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IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. LEGACY’S OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF NWH COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER.

In connection with rendering the opinion described above and performing its related financial analyses, Legacy reviewed, among other things:

—              the merger agreement, including the financial terms of the agreement;

—              publicly available filings made by NWH with the Securities and Exchange Commission; and

—              certain business, financial and other information regarding NWH, including internal financial analyses and projections prepared by the management of ENS.

In addition, Legacy:

—           compared the business, financial and other information regarding NWH with similar publicly available information regarding selected publicly traded companies that Legacy deemed relevant;

—           compared the premium to be paid in the transaction to the premiums paid to public companies in certain other business combinations and transactions that Legacy deemed relevant;

—           compared the proposed financial terms of the transaction with the financial terms of certain other business combinations and transactions that Legacy deemed relevant;

—           developed discounted cash flow models for NWH, relying on forecasts provided by management;

—           developed leveraged buyout models of NWH based on those same management projections; and

—           considered other information such as financial studies as well as financial and economic/market criteria that Legacy deemed relevant in the context of determining the fairness, from a financial point of view, of the proposed transaction.

Legacy held discussions with members of the senior management of NWH and ENS regarding their assessment of the potential benefits of the merger as well as the past and current business operations, financial condition and future prospects of ENS.

Legacy relied upon the accuracy and completeness of all financial, accounting, legal, tax and other information discussed with or reviewed by it, has assumed such accuracy and completeness for purposes of rendering its opinion and has not assumed responsibility for any independent verification of such information. In addition, Legacy did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of NWH or ENS or any of their respective subsidiaries and Legacy was not furnished with any such evaluation or appraisal. Legacy assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger and related purchase of minority stockholder interest in ENS will be obtained without, and all outstanding actions, proceedings and investigations will not have, any adverse effect on NWH or ENS or the expected benefits of the merger and related purchase of minority stockholder interest in ENS in any way meaningful to Legacy’s analysis. Legacy also assumed that the purchase of minority stockholder interest in ENS would be consummated in accordance with the terms of the merger agreement. Legacy assumes no responsibility and expresses no view as to NWH’s projected financial performance or the assumptions upon which the statements were developed.

The following is a summary of the material financial analyses presented by Legacy on May 25, 2006, to NWH’s Board of Directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Legacy. The order of analyses described does not represent the relative importance or weight given to those analyses by Legacy. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Legacy’s financial analyses. Except as otherwise noted, the following quantitative

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information, to the extent that it is based on market data, is based on market data as it existed on or before May 19, 2006, and is not necessarily indicative of current market conditions.

Transaction Premium Analysis

Legacy calculated the premium implied by the per share merger consideration over the market price at various dates for each share of NWH common stock. In these calculations, Legacy utilized a transaction price of $18.24 per share, which is the amount in cash to be received by holders of NWH common stock. Legacy compared the $18.24 implied per share merger consideration with the following trading prices for NWH common stock:

—           the closing price of $13.25 on May 19, 2006;

—           the closing price of $13.85 one month prior to May 19, 2006; and

—           the closing price of $15.39 on June 6, 2005, which represents the highest closing price over the prior 52 weeks.

The results of Legacy’s calculations are reflected below:

Date	Price	Premium Implied by $18.24 / Share Offer
May 19, 2006	$13.25	37.7%
April 20, 2006	$13.85	31.7%
June 6, 2005 (52-week high)	$15.39	18.5%

Legacy also analyzed premiums paid in acquisitions of domestic, publicly traded companies with enterprise values below $250 million, excluding outliers. The results of Legacy’s calculations are reflected below:

	Premium Paid
Year	1 Day Prior to Announcement	1 Month Prior to Announcement
YTD (through April 30, 2006)	24.6%	29.8%
2005	23.1%	21.8%
2004	22.2%	29.1%

Implied Transaction Multiples

In performing an implied transaction multiples analysis, Legacy derived the implied equity value of NWH based on the per share merger consideration of $18.24 per share. The enterprise value of ENS was calculated by subtracting the required net cash position at closing from the equity value of NWH.

Legacy calculated the implied transaction multiples of the following historical and estimated financial results for ENS:

—           Latest twelve months ENS revenues as of March 31, 2006;

—           ENS management’s estimates of revenues for fiscal years 2006 and 2007;

—           Latest twelve months ENS revenues as of March 31, 2006 and ENS management’s estimates of revenues for fiscal year 2006, excluding estimated revenues associated with NWH’s contract with Fiserv;

—           Latest twelve months ENS earnings before interest, taxes, depreciation and amortization, or EBITDA as of March 31, 2006, excluding arbitration awards;

—           Projected ENS EBITDA for fiscal years 2006 and 2007, excluding arbitration awards;

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—           Latest twelve months ENS EBITDA as of March 31, 2006 and projected ENS EBITDA for fiscal year 2006, excluding estimated revenues and costs associated with NWH’s contract with Fiserv;

—           Latest twelve months ENS earnings before interest and taxes, or EBIT, as of March 31, 2006, excluding arbitration awards;

—           Projected ENS EBIT for fiscal years 2006 and 2007, excluding arbitration awards; and

—           Latest twelve months ENS EBIT, as of March 31, 2006, and for fiscal year 2006, excluding estimated revenues and costs associated with NWH’s contract with Fiserv.

The results of these analyses are as follows:

Implied ENS Enterprise Value as a Multiple of:	Offer Price of $18.24 / Share
LTM Revenue	2.2x
FY 2006E Revenue	2.2x
FY 2007E Revenue	2.3x
LTM PF Revenue	3.2x
FY 2006E PF Revenue	2.9x
LTM EBITDA	9.0x
FY 2006E EBITDA	8.6x
FY 2007E EBITDA	7.8x
LTM PF EBITDA	15.2x
FY 2006E PF EBITDA	12.0x
LTM EBIT	16.2x
FY 2006E EBIT	15.4x
FY 2007E EBIT	16.0x
LTM PF EBIT	45.2x
FY 2006E PF EBIT	27.2x

Selected Transactions Analysis

Legacy analyzed certain publicly available information relating to selected business combination transactions involving companies in the healthcare information technology industry announced between June 2003 and May 2006. Among these, the transactions selected for inclusion in Legacy’s analysis (listed by acquirer/target and month and year of announcement) included:

—           Primus Venture Partners, Inc., Allied Capital Corp. and Fifth Third Bank / Passport Health Communications (April 2006)

—           Med Advantage / The TriZetto Group, Inc. MCVO Credentialing Verification Organization (April 2006)

—           ProxyMed Inc. / Zeneks, Inc. (February 2006)

—           Medicity Inc. / Park City Solutions, Inc., iServices Group (February 2006)

—           Misys Healthcare Systems, Inc. / Payerpath Inc. (February 2006)

—           Allscripts Healthcare Solutions Inc. / A4 Health Systems, Inc. (January 2006)

—           Wolters Kluwer Health, Inc. / ProVation Medical, Inc. (January 2006)

—           The TriZetto Group, Inc. / CareKey, Inc. (November 2005)

—           Accuro Healthcare Solutions, Inc. / Innovative Health Solutions, LLC (October 2005)

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—           Global Healthcare Exchange, LLC / Neoforma Inc. (October 2005)

—           GE Healthcare / IDX Systems Corp. (September 2005)

—           i-Plexus Solutions Inc. / Quadramed Corp., EDI Division (September 2005)

—           Wolters Kluwer Health, Inc. / NDCHealth Information Management Business (August 2005)

—           Per-Se Technologies Inc. / NDCHealth Corp. (August 2005)

—           The 49% minority stockholder and former owner of this business / NDCHealth Holdings GmbH (June 2005)

—           Metavante Corp. / MBI Benefits, Inc. / Med-i-Bank, Inc. (May 2005)

—           Emdeon Corp. / HealthShare Technology (March 2005)

—           Welsh, Carson, Anderson & Stowe / Accuro Healthcare Solutions, Inc. (December 2004)

—           IDX Systems Corp. / PointDx, Inc. (November 2004)

—           Cerner Corp. / VitalWorks Inc., Division of AMICAS (November 2004)

—           Warburg Pincus Equity Partners and Soros Private Equity / Spheris (formerly Total eMed, Inc. (November 2004)

—           Accuro Healthcare Solutions, Inc. / Innovative Managed Care Systems, Ltd. (October 2004)

—           Coventry Health Care Inc. / First Health Group Corp. (October 2004)

—           Emdeon Corp. / ViPS, Inc. (July 2004)

—           Emdeon Corp. / Dakota Imaging, Inc. (April 2004)

—           Emdeon Corp. / MediFAX-EDI Inc. (October 2003)

—           Misys Healthcare Systems, Inc. / Per-Se Technologies Inc. Patient1 Product Line (June 2003)

—           Emdeon Corp. / Advanced Business Fulfillment, Inc. (June 2003)

For the selected transactions, Legacy derived the enterprise value of the target company based upon publicly available information. Enterprise value is defined as the implied equity value of the target company plus the target’s net debt plus the book value of the target’s preferred stock. Legacy then calculated each target’s enterprise value as a multiple of revenues and EBITDA, in each case for the last twelve months, or LTM, period ended immediately prior to the announcement of the transaction (to the extent that information was publicly available), and compared the mean and median revenue and EBITDA multiples calculated for the relevant selected transactions with similar revenue and EBITDA multiples calculated for the proposed merger. For purposes of this analysis, Legacy derived the implied enterprise value for ENS based on:

—           the per share merger consideration to NWH of $18.24; and

—           net cash required at closing of $12.7 million.

The enterprise value of ENS was calculated by subtracting the required net cash position at closing from the equity value of NWH.

The following table shows the results of this comparison:

Enterprise Value As a Multiple of:	Median	Mean	Proposed Merger(1)
LTM Revenue	2.3x	2.9x	3.2x
LTM EBITDA	10.3x	12.0x	15.2x

(1) Revenue and EBITDA multiples calculated based on ENS LTM revenue and EBITDA as of March 31, 2006, excluding estimated revenue and costs associated with the Fiserv contract.

Selected Companies Analysis

Legacy reviewed selected publicly available financial information, ratios and multiples for NWH and compared that data to corresponding data for the following selected companies in the healthcare information technology industry:

—           AMICAS, Inc.;

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—           Cerner Corporation;

—           Eclipsys Corporation;

—           Emdeon Corp.;

—           Per-Se Technologies Inc.;

—           ProxyMed Inc.;

—           Quadramed Corp.;

—           Quality Systems Inc.;

—           Quovadx Inc.; and

—           The TriZetto Group, Inc.

Although the selected companies are not directly comparable to NWH, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of NWH.

The equity market capitalizations for NWH and the selected companies utilized by Legacy were calculated by multiplying each company’s closing stock price as of May 19, 2006 by the number of that company’s fully diluted shares outstanding. Each company’s enterprise value was calculated by adding to its equity market capitalization as of May 19, 2006 the amount of its net debt as of the end of its most recently completed fiscal quarter. Historical financial results utilized by Legacy for purposes of this analysis were based upon information contained in the applicable company’s latest publicly available financial statements as of May 19, 2006. Estimates of future results used by Legacy in this analysis were based on analyst consensus estimates and calendarized for those companies whose fiscal years do not end in December. Legacy’s analysis of the selected companies compared the following to the results for NWH:

—           the May 19, 2006 closing stock price as a percentage of the 52-week high stock price;

—           the enterprise value as a multiple of LTM revenue and estimated calendar year 2006 and 2007 revenue;

—           the enterprise value as a multiple of LTM EBITDA and estimated calendar year 2006 and 2007 EBITDA;

—           LTM price-to-earnings, or P/E ratio; and

—           estimated P/E for calendar years 2006 and 2007.

The following table compares revenue and EBITDA multiples referred to above calculated for the selected companies and NWH:

	TEV / Revenue			TEV / EBITDA
	LTM	CY 2006	CY 2007	LTM	CY 2006	CY 2007
Mean	2.7x	2.6x	2.3x	20.4x	14.4x	10.7x
NWH(1)	2.0x	1.8x	1.4x	9.6x	7.6x	4.9x

(1) LTM NWH multiples based on ENS results for the latest twelve months ended March 31, 2006, and projected 2006 and 2007 multiples based on fiscal year results for ENS, both excluding revenues and costs associated with the Fiserv contract.

Stand-Alone Discounted Cash Flow Analysis

Legacy performed an illustrative discounted cash flow analysis to determine illustrative ranges of implied equity values per share of NWH common stock utilizing ENS management’s forecasts and publicly available information. In performing the illustrative discounted cash flow analysis based on ENS management’s forecasts, Legacy applied discount rates ranging from 14.5% to 16.0% to the projected cash flows from fiscal year ended September 2006 through fiscal year ended September 2010 of ENS. Legacy also applied terminal EBITDA multiples ranging from 7.5x to 9.5x for ENS. For purposes of this analysis, Legacy utilized outstanding share and option information for NWH as provided by NWH management. Based on the foregoing, Legacy derived illustrative implied equity value indications ranging from $19.69 to $24.32 per share with respect to NWH common stock.

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Leveraged Buyout Analysis

Legacy performed an illustrative analysis of the implied internal rates of return that could theoretically be realized by an acquirer of NWH, if NWH were acquired in a leveraged buyout at hypothetical prices per share of NWH common stock ranging from $14.00 to $18.00 and resold by the acquirer five years later based on multiples of NWH management’s estimated EBITDA for the fiscal year ending in May 2010 ranging from 7.5x to 9.5x. For purposes of this analysis, Legacy utilized outstanding share and option information for NWH as provided by NWH’s management. In performing this analysis, Legacy also assumed that equity investors in a leveraged buyout of NWH would incur financing fees of $1.1 million in connection with an acquisition of NWH and that aggregate borrowings equal to 3.0x of ENS’ fiscal year 2005 EBITDA, excluding revenue and costs associated with the Fiserv contract, would be outstanding. In addition, Legacy assumed that management would be awarded options in the amount of 5.0% of the equity of the acquired entity. Based on the foregoing assumptions, Legacy derived illustrative implied internal rates of return ranging from 28.8% to 35.0% at a $14.00 per share purchase price, 22.8% to 28.7% at a $16.00 per share purchase price, and 18.1% to 23.8% at an $18.00 per share purchase price.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Legacy’s opinion. In arriving at its fairness determination, Legacy considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Legacy made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to NWH or Ingenix or the merger.

Legacy prepared these analyses for purposes of Legacy’s providing its opinion to NWH’s Board of Directors as to the fairness from a financial point of view to NWH’s stockholders of the $18.24 per share merger consideration to be received by holders of NWH common stock pursuant to the merger agreement, and that the price paid to minority stockholders of ENS in the proposed purchase of their shares required in connection with the transaction is equivalent to the price per share received by NWH on account of its equity interest in ENS. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Legacy does not assume responsibility if future results are materially different from those forecast.

The $18.24 implied per share merger consideration was determined through arms-length negotiations between NWH and Ingenix and was approved by NWH’s Board of Directors. Legacy did not, however, recommend any specific amount of consideration to NWH or its Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Legacy’s opinion to NWH’s Board of Directors was one of many factors taken into consideration by NWH’s Board of Directors in making its decision to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Legacy in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Legacy attached as Annex B.

Legacy and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, private placements and other transactions.

Legacy is an independent investment banking and advisory firm serving companies in the middle market. Legacy specializes in providing merger and acquisition advisory services and raising private capital for its clients. NWH’s Board of Directors selected Legacy to provide a fairness opinion because it is a recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated September 22, 2003 and subsequent amendments to this agreement dated January 30, 2004 and April 28, 2006, NWH engaged Legacy to provide a fairness opinion in connection with the potential transaction. Pursuant to the terms of this letter agreement, Legacy has received a fee of $210,000, none of which is contingent upon consummation of the merger. NWH has also agreed to reimburse Legacy for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Legacy against various liabilities, including various liabilities under the federal securities laws.

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Completion and Effectiveness of the Merger

The merger will be completed when all of the conditions to completion of the merger either are satisfied or waived, if permissible, including adoption of the merger agreement by the stockholders of NWH. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

NWH and Ingenix are working to complete the merger as quickly as possible, and hope to do so as promptly as practicable after the special meeting. Because the merger is subject to certain closing conditions, we cannot predict the exact time, but we expect that the merger will be completed in the third calendar quarter of 2006. NWH cannot give any assurance that all the conditions to the merger will be either satisfied or waived or that the merger will occur and cannot predict the exact timing of the completion of the merger.

If, and as promptly as practicable after the merger is completed, Continental Stock Transfer & Trust Company, the exchange agent for the merger, will mail to you instructions (including a letter of transmittal) for surrendering your NWH stock certificates in exchange for cash. When you deliver your NWH stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your NWH stock certificates will be cancelled and you will receive a check for the cash that you are entitled to receive pursuant to the merger agreement.

You should not submit your stock certificates for exchange until you have completed and mailed the letter of transmittal as directed by the instructions referred to above.

The exchange agent will issue a check in a name other than the name in which a surrendered NWH stock certificate is registered only if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

Operations Following the Merger

Following completion of the merger, the business of NWH will be continued as a wholly owned subsidiary of Ingenix.

Certain Contracts between NWH and Ingenix and its Affiliates

In the ordinary course of business, Ingenix and its affiliates have commercial agreements with ENS, and between the date of this proxy statement and the completion of the merger, Ingenix and its affiliates may enter into additional arms-length commercial agreements with ENS that would likely continue in the event that the merger is not completed. NWH and Ingenix believe these agreements have been and will be entered into on an arms-length basis and on customary terms available to any third party.

Interests of Certain Persons in the Merger

NWH’s directors and executive officers have interests in the merger as individuals in addition to, and that may be different from, their interests as stockholders. The NWH Board of Directors was aware of these interests and considered them in its decision to approve and adopt the merger agreement.

Employment Agreements between NWH Executive Officers and NWH

Upon completion of the merger, NWH’s employment agreement, dated June 26, 2000, with Terrence S. Cassidy, Chief Executive Officer, will be terminated. Under the terms of the employment agreement, Mr. Cassidy will receive a severance payment of $900,000 six months after the closing of the merger, and will be entitled to two years continuation of his benefits. The severance payment to Mr. Cassidy is subject to reduction under the terms of his employment agreement to the extent necessary to result in no portion of the severance payment not being fully deductible by NWH as a result of Section 280G of the Internal Revenue Code. In addition, Mr. Cassidy will purchase an automobile from NWH at a price of $44,149, an amount equal to its fair market value.

NWH Retention and Severance bonus

In order to ensure retention through the completion of the merger and to provide severance for termination at such completion, one non-executive employee of NWH shall receive $300,000 at closing of the merger and no other compensation, severance or benefits.

Equity-Based Awards

Upon closing the merger, each currently outstanding option to purchase NWH common stock (all of which are fully vested) which remains outstanding immediately prior to consummation of the merger will be cancelled in exchange for a

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cash amount equal to the difference (not less than $0) between the aggregate exercise price for all shares issuable pursuant to such option and the aggregate merger consideration payable for such shares, and such amount (net of applicable tax withholding in accordance with the practices of NWH) will become immediately distributable. Based on the number of NWH stock options outstanding as of May 25, 2006, options, all held by directors or former directors of NWH, to purchase 172,115 shares will be surrendered in exchange for an aggregate cash payment of $709,460. The holders of options are set forth in the following table:

						Total	Net proceeds	# of
		# of	Exercise	Tender	Exercise	Option	to in-the-$$	In-the-$$
Option holder	plan	shares	Price	Value	Price	Equity	options	options
T. Cassidy*	1993	50,000	$14.86	$912,000	$743,000	$169,000		50,000
	1997	21,153	$14.50	$385,831	$306,719	$79,112		21,153
		50,000	$13.05	$912,000	$652,500	$259,500		50,000
Cassidy Total							$507,612

T. DiBenedetto*	1997	5,000	$13.05	$91,200	$65,250	$25,950		5,000
	2000	2,500	$17.22	$45,600	$43,050	$2,550		2,500
		2,500	$14.66	$45,600	$36,650	$8,950		2,500
		2,500	$19.00	—	—	—		—
DiBenedetto Total							$37,450

M. McManus	1997	4,231	$14.50	$77,173	$61,350	$15,824		4,231
*		5,000	$13.05	$91,200	$65,250	$25,950		5,000
	2000	2,500	$17.22	$45,600	$43,050	$2,550		2,500
		2,500	$12.06	$45,600	$30,150	$15,450		2,500
		2,500	$14.66	$45,600	$36,650	$8,950		2,500
		2,500	$19.00	—	—	—		—
McManus Total							$68,724

V. Tese**	2000	2,500	$17.22	$45,600	$43,050	$2,550		2,500
		2,500	$12.06	$45,600	$30,150	$15,450		2,500
		2,500	$19.00	—	—	—		—
		2,500	$14.66	$45,600	$36,650	$8,950		2,500
Tese Total							$26,950

P. Tobin*	1997	5,000	$13.05	$91,200	$65,250	$25,950		5,000
	2000	5,000	$19.59	—	—	—		—
		2,500	$14.66	$45,600	$36,650	$8,950		2,500
		2,500	$19.00	—	—	—		—
Tobin Total							$34,900

L. Lloyd**	2000	2,500	$12.06	$45,600	$30,150	$15,450		2,500
		2,500	$17.22	$45,600	$43,050	$2,550		2,500
	1997	4,231	$14.50	$77,173	$61,350	$15,824		4,231
Lloyd Total							$33,824

Total		187,115		$3,139,378	$2,429,918	$709,460	$709,460	$172,115

Total options outstanding	187,115
In the money options	172,115

*  Current director of NWH.

**  Former director of NWH.

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Indemnification and Insurance

The merger agreement provides that without further action upon effectiveness of the merger, the surviving company in the merger will assume and maintain all rights to indemnification and exculpation provided to current or former directors, officers and employees of NWH in the NWH certificate of incorporation, bylaws, existing indemnification agreements or provided under applicable law, and that such rights will continue in full force and effect following completion of the merger. In addition, Ingenix has agreed to indemnify and hold harmless, and provide advancement of expenses to directors, officers and employees of NWH to the same extent such persons were indemnified by, or had the right to advancement of expenses from, NWH on the date of the merger agreement by NWH pursuant to NWH’s certificate of incorporation, existing indemnification agreements or as provided under applicable law.

The merger agreement provides that, for three years after completion of the merger, Ingenix will maintain NWH’s policies of directors’ and officers’ liability insurance or substitute comparable policies.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of material U.S. federal income tax consequences of the merger. The following discussion is based on and subject to the Code, the regulations promulgated under the Code, and existing administrative rulings and court decisions, all as in effect on the date of this proxy statement and all of which are subject to change, possibly with retroactive effect.

This discussion addresses only those NWH stockholders that hold their shares of NWH common stock as a capital asset. In addition, this discussion does not address all the U.S. federal income tax consequences that may be relevant to NWH stockholders in light of their particular circumstances or the U.S. federal income tax consequences to NWH stockholders that are subject to special rules, such as, without limitation:

•              partnerships, subchapter S corporations or other pass-through entities;

•              foreign persons, foreign entities or U.S. expatriates;

•              mutual funds, banks, thrifts or other financial institutions;

•              tax-exempt organizations or pension funds;

•              insurance companies;

•              dealers or traders in securities;

•              NWH stockholders who received their shares of NWH common stock through a benefit plan or a tax-qualified retirement plan or through the exercise of employee stock options or similar derivative securities or otherwise as compensation;

•              NWH stockholders who may be subject to the alternative minimum tax provisions of the Code;

•              NWH stockholders whose functional currency is not the U.S. dollar;

•              NWH stockholders who exercise dissenters’ rights; and

•              NWH stockholders who hold NWH common stock as part of a hedge, appreciated financial position, straddle, synthetic security, conversion transaction or other integrated investment.

Furthermore, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the merger.

NWH stockholders should consult their own tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Exchange of NWH Common Stock for Cash

NWH and Ingenix each anticipate that the merger will be treated as a taxable stock sale. Neither Ingenix, its subsidiary nor NWH will recognize any gain or loss on the merger. The material U.S. federal income tax consequences to an NWH stockholder of the exchange of NWH common stock for cash pursuant to the merger will be as follows:

•              an NWH stockholder will recognize gain or loss equal to the difference between the amount of cash received and

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the stockholder’s adjusted tax basis in the NWH common stock exchanged by the stockholder in the merger;

•              the gain or loss recognized by an NWH stockholder in the merger will constitute capital gain or loss for U.S. federal income tax purposes, subject to the provisions and limitations of Subchapter P of Chapter 1 of the Code, as amended, and provided that the stock surrendered in the merger qualifies as a capital asset in the hands of such NWH shareholder; and

•              any capital gain or loss recognized by an NWH stockholder generally will constitute long-term capital gain or loss if the stockholder’s holding period for the NWH common stock exchanged in the merger is more than one year as of the date of the merger, and otherwise will constitute short-term capital gain or loss.

Even if an NWH stockholder would otherwise recognize capital gain with respect to the merger, to the extent that the cash is considered to be received in exchange for services or property (other than solely NWH capital stock), such stockholder could be required to recognize ordinary income.

Backup Withholding

Backup withholding at the applicable rate may apply with respect to certain payments, including cash received in the merger, unless an NWH stockholder (1) is a corporation or is within certain other exempt categories and, when required, demonstrates this fact, or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. An NWH stockholder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided the stockholder furnishes certain required information to the IRS.

Appraisal Rights

NWH stockholders may be entitled to exercise appraisal rights in connection with the merger. See the section entitled “Dissenters’ or Appraisal Rights” in this proxy statement. A stockholder who exercises appraisal rights will generally recognize gain or loss in an amount equal to the difference between the cash received and such stockholder’s adjusted tax basis in its NWH stock. NWH stockholders who exercise appraisal rights are urged to consult their own tax advisors.

TAX MATTERS REGARDING THE MERGER ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR NWH STOCKHOLDER WILL DEPEND ON THAT STOCKHOLDER’S PARTICULAR SITUATION. NWH STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS TO THEM.

Nasdaq Stock Market Listing

If the merger is completed, NWH common stock will be delisted from The Nasdaq Stock Market  and will be deregistered under the Exchange Act.

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THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and made part of this proxy statement. NWH urges you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

THE MERGER AGREEMENT HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. IT IS NOT INTENDED TO PROVIDE ANY OTHER FACTUAL INFORMATION ABOUT INGENIX OR NWH. SUCH INFORMATION CAN BE FOUND ELSEWHERE IN THIS PROXY STATEMENT AND IN THE OTHER PUBLIC FILINGS NWH MAKES WITH THE SEC, WHICH ARE AVAILABLE WITHOUT CHARGE AT WWW.SEC.GOV.

THE REPRESENTATIONS AND WARRANTIES DESCRIBED BELOW AND INCLUDED IN THE MERGER AGREEMENT WERE MADE BY AND TO THE PARTIES THERETO. THESE REPRESENTATIONS AND WARRANTIES WERE MADE AS OF SPECIFIC DATES AND MAY BE SUBJECT TO IMPORTANT QUALIFICATIONS, LIMITATIONS AND SUPPLEMENTAL INFORMATION AGREED TO BY NWH AND INGENIX IN CONNECTION WITH NEGOTIATING THE TERMS OF THE MERGER AGREEMENT. IN ADDITION, THE REPRESENTATIONS AND WARRANTIES MAY HAVE BEEN INCLUDED IN THE MERGER AGREEMENT FOR THE PURPOSE OF ALLOCATING RISK BETWEEN NWH AND INGENIX RATHER THAN TO ESTABLISH MATTERS AS FACTS. THE MERGER AGREEMENT IS DESCRIBED IN, AND INCLUDED AS ANNEX A HERETO, ONLY TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS AND CONDITIONS, AND NOT TO PROVIDE ANY OTHER FACTUAL INFORMATION REGARDING NWH, INGENIX OR THEIR RESPECTIVE BUSINESSES. ACCORDINGLY, THE REPRESENTATIONS AND WARRANTIES AND OTHER PROVISIONS OF THE MERGER AGREEMENT SHOULD NOT BE READ ALONE, AND YOU SHOULD READ THE INFORMATION PROVIDED ELSEWHERE IN THIS DOCUMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS DOCUMENT FOR INFORMATION REGARDING NWH AND INGENIX AND THEIR RESPECTIVE BUSINESSES. SEE THE SECTION ENTITLED “CERTAIN INFORMATION REGARDING NWH AND INGENIX” IN THIS PROXY STATEMENT.

Structure of the Merger and Conversion of NWH Common Stock and Equity-Based Awards

In accordance with the merger agreement and Delaware law, Mogul Acquisition Corp., a direct wholly owned subsidiary of Ingenix, will merge with and into NWH. As a result of the merger, the separate corporate existence of Mogul Acquisition Corp. will cease, and NWH will survive as a wholly owned subsidiary of Ingenix. The certificate of incorporation of NWH will be the certificate of incorporation of the combined company immediately after completion of the merger, and the bylaws of Mogul Acquisition Corp. will be the bylaws of the combined company immediately after completion of the merger. The officers and directors of Mogul Acquisition Corp. immediately prior to the completion of the merger will be the officers and directors of the combined company immediately after the completion of the merger until the earlier of their resignation or removal or until their respective successors are duly elected.

Upon completion of the merger, each outstanding share of NWH common stock, other than shares held by NWH as treasury stock or by holders who perfect appraisal rights under Delaware law, will be canceled and converted into the right to receive $18.24 in cash without interest. Each share of NWH common stock that is owned by NWH shall be cancelled and no cash or other consideration shall be delivered in exchange for such shares.

Each option to purchase NWH common stock (all of which are fully vested) which remains outstanding immediately prior to the consummation of the merger will be cancelled as of the effective time in exchange for a cash amount (net of any applicable withholding taxes) equal to the product of (a) $18.24 less the exercise price per share issuable pursuant to such option multiplied by (b) the number of shares of NWH common stock subject to such option, and such amount shall be paid as soon as reasonably practicable following the effective time (see the section entitled “The Merger—Interests of Certain Persons in the Merger” in this proxy statement).

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Closing and Effective Time

The closing of the merger will take place at 10:00 a.m. on a date that shall be no later than the second business day after satisfaction or waiver of all closing conditions, unless the parties agree in writing to another date or time. The merger will become effective at the time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as NWH and Ingenix agree upon and specify in the certificate of merger.

Surrender of NWH Stock Certificates

As soon as practicable after the effective time of the merger, Continental Stock Transfer & Trust Company, the exchange agent for the merger, will mail to each record holder of NWH common stock a letter of transmittal that will detail the procedures for record holders to exchange NWH common stock certificates for the cash payment. Do not surrender your certificates before the effective time of the merger and do not send them in with your proxy.

Appraisal Rights

Any shares of NWH common stock issued and outstanding immediately prior to the close of the merger held by a stockholder who has not voted in favor of the merger, or consented to the merger in writing, and who has demanded and perfected his or her right to dissent from the merger and to be paid the fair value of his or her shares in accordance with Delaware law, will not be converted into a right to receive cash, and such holder will be entitled to only those rights as are granted by Delaware law. See the section entitled “Dissenters’ of Appraisal Rights” in this proxy statement.

If, after the close of the merger, a holder of shares of NWH common stock fails to perfect, withdraws or otherwise loses his or her right to dissent, such shares of NWH common stock will be treated as if they had been converted as of the close of the merger into the right to receive cash, without interest thereon.

Representations and Warranties

Each of NWH, Ingenix and Mogul Acquisition Corp. made a number of representations and warranties, subject to certain exceptions, in the merger agreement regarding its authority to enter into the merger agreement and to complete the merger and the other transactions contemplated by the merger agreement, and with regard to certain aspects of its business, financial condition, structure and other facts pertinent to the merger.

The representations and warranties made by NWH cover the following topics as they relate to NWH and in certain instances its subsidiaries:

1.	organization, standing and corporate power;

2.	ownership of subsidiaries;

3.	capital structure;

4.	authority to enter into the merger agreement and to consummate the merger;

5.	absence of conflicts between the merger agreement and NWH’s organizational documents, certain contracts, or applicable law;

6.	governmental approvals;

7.	filings and reports with the SEC;

8.	absence of undisclosed liabilities;

9.	information supplied by NWH in the proxy statement;

10.	absence of certain changes in NWH’s business since October 31, 2005 (the date of NWH’s most recent audited financial statements, filed with the SEC on Form 10-K);

11.	absence of litigation;

12.	matters relating to contracts;

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13.	compliance with applicable laws;

14.	employee benefit plans;

15.	taxes;

16.	intellectual property and software;

17.	properties and assets;

18.	environmental matters;

19.	transactions with related parties;

20.	fees and commissions related to investment bankers, financial advisors or brokers engaged in connection with the merger;

21.	opinion of NWH’s financial advisor;

22.	insurance;

23.	vote required;

24.	NWH’s rights agreement; and

25.	state anti-takeover statutes.

Certain aspects of the representations and warranties covering the topics set forth above are qualified by the concept of material adverse effect, which is discussed in the section entitled “—Concept of Material Adverse Effect” in this proxy statement, as well as certain exceptions set forth in the disclosure letter delivered by NWH in connection with the merger agreement.

The representations made by Ingenix and Mogul Acquisition Corp. cover the following topics as they relate to Ingenix and Mogul Acquisition Corp.:

1.	organization, standing and corporate power;

2.	authority to enter into the merger agreement and to consummate the merger;

3.	absence of conflicts between the merger agreement and Ingenix’s organizational documents, certain contracts or applicable law;

4.	governmental approvals;

5.	information supplied;

6.	absence of litigation;

7.	no previous business activities of Mogul Acquisition Corp.; and

8.	financing.

Certain aspects of the representations and warranties covering the topics set forth above are qualified by the concept of material adverse effect, which is discussed in the section entitled “—Concept of Material Adverse Effect” in this proxy statement.

The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections in the merger agreement under the headings “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub.”

Concept of Material Adverse Effect

Many of the representations and warranties contained in the merger agreement are qualified by the concept of “material adverse effect.” This concept also applies to some of the covenants and conditions to the merger described in the

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section entitled “—Conditions to the Merger” in this proxy statement, as well as to termination of the merger agreement for breaches of representations and warranties as described in the section entitled “—Termination of the Merger Agreement” in this proxy statement.

For purposes of the merger agreement, the concept of material adverse effect with respect to NWH means any change, effect, event, circumstance, occurrence or state of facts that (a) materially impairs the ability of NWH to perform its obligations under the merger agreement or (b) is materially adverse to the business, assets, liabilities, capitalization, financial condition, or results of operations of NWH and its subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence or state of facts, in each case, arising after the date of the merger agreement, relating to:

•              the U.S. economy or the U.S. financial markets in general that does not specifically relate to (or have the effect of specifically relating to) NWH and its subsidiaries and is not more adverse to NWH than to other companies in the industry in which NWH and its subsidiaries operate;

•              the industry in which NWH and its subsidiaries operate in general that does not specifically relate to (or have the effect of specifically relating to) NWH and its subsidiaries and is not more adverse to NWH than to other companies in the industry in which NWH and its subsidiaries operate;

•              the announcement of the execution of the merger agreement or the transactions contemplated thereby;

•              changes in applicable laws or regulations that do not specifically relate to (or have the effect of specifically relating to) NWH and its subsidiaries and are not more adverse to NWH and its subsidiaries than to other companies in the industry in which NWH and its subsidiaries operate; or

•              changes in generally accepted accounting principles after the date of the merger agreement that do not specifically relate to (or have the effect of specifically relating to) NWH and its subsidiaries and are not more adverse to NWH and its subsidiaries than to other companies in the industry in which NWH and its subsidiaries operate.

For purposes of the merger agreement, the concept of material adverse effect with respect to Ingenix means any change, effect, event, circumstance, occurrence or state of facts that (I) materially impairs the ability of Ingenix to perform its obligations under the merger agreement or (II) is materially adverse to the business, assets, liabilities, financial condition or results of operations of Ingenix, taken as a whole, other than any change, effect, event, circumstance, occurrence or state of facts, in each case arising after the date hereof, relating to:

•              the U.S. economy or the U.S. financial markets in general that does not specifically relate to (or have the effect of specifically relating to) Ingenix and is not more adverse to Ingenix than to other companies operating in the industry in which Ingenix operates;

•              the industry in which Ingenix operates in general that does not specifically relate to (or have the effect of specifically relating to) Ingenix and is not more adverse to Ingenix than to other companies operating in the industry in which Ingenix operates;

•              the announcement of the execution of the merger agreement or the transactions contemplated thereby;

•              changes in applicable laws or regulations that do not specifically relate to (or have the effect of specifically relating to) Ingenix and are not more adverse to Ingenix than to other companies operating in the industry in which Ingenix operates; or

•              changes in generally accepted accounting principles or regulatory accounting principles after the date of the merger agreement that do not specifically relate to (or have the effect of specifically relating to) Ingenix and are not more adverse to Ingenix than to other companies operating in the industry in which Ingenix operates.

NWH’s Conduct of Business Before Completion of the Merger

NWH has agreed that, until the merger agreement is terminated or the merger is completed, NWH will, and will cause each of its subsidiaries to, carry on its businesses in the ordinary course consistent with past practice and comply with all applicable laws in all material respects and, to the extent consistent therewith, use its reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the foregoing, NWH has also agreed that, except as set forth in the disclosure letter delivered by NWH to Ingenix in connection with the merger agreement and as expressly permitted by the merger agreement until the

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merger is completed, NWH will not, and will not permit its subsidiaries to, without obtaining Ingenix’s written consent (which may not be unreasonably withheld or delayed):

•              declare dividends or other distributions, split, combine or reclassify its capital stock, or purchase, redeem or otherwise acquire any shares of its capital stock;

•              issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock or other voting securities, options or other equity-based awards, except for the issuance of shares upon the exercise of outstanding options or the grant of options to new employees in accordance with NWH’s past practice;

•              amend its certificate of incorporation or bylaws or adopt a stockholders’ rights plan;

•              acquire (1) by merger, consolidation, asset purchase or otherwise of any business or in any business or equity interest of another person or (2) any assets forming part of such a division or business in excess of $50,000 individually or $100,000 in the aggregate;

•              sell, lease, license, mortgage, sell and leaseback or otherwise encumber or dispose of any of its properties or other assets, except for (1) permitted liens, (2) obsolete property or assets, (3) in the ordinary course of business or (4) in furtherance of the transactions contemplated by the merger agreement;

•              with respect to its 2006 fiscal year, make any unbudgeted capital expenditures involving the purchase of real property or in excess of $100,000 individually, or $200,000 in the aggregate;

•              repurchase or prepay any indebtedness (except as required by the terms of such indebtedness), incur or guarantee any indebtedness or issue any debt securities (other than pursuant to existing credit facilities or lines of credit) or make any loans, advances, capital contributions or investments in excess of $50,000 in the aggregate, other than loans in the ordinary course of business and investments in NWH or any of its subsidiaries;

•              (1) pay, discharge, settle or satisfy any claims, liabilities or obligations (i) in excess of $50,000 individually and $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice, or (ii) involving a material limitation on the conduct of business of NWH or any of its subsidiaries or (2) waive or release any right of NWH or its subsidiaries with a value exceeding $100,000;

•              enter into, modify, amend or terminate (1) any contract, if doing so would have a material adverse effect on NWH, impair in any material respect its ability to perform its obligations under the merger agreement or prevent or materially delay the consummation of the transactions contemplated by the merger agreement, (2) any contract which involves NWH or its subsidiaries incurring a liability in excess of $100,000 individually or $200,000 in the aggregate and which is not terminable without penalty upon one year or less notice (other than contracts or amendments entered into in the ordinary course of business with NWH’s customers), (3) any contract whereby NWH or its subsidiaries grants intellectual property rights or (4) any contract that contains a covenant restricting NWH’s or its subsidiaries’ ability to compete;

•              enter into any contract if the completion of the transactions contemplated by, or compliance with, the merger agreement would reasonably be expected to conflict with or result in a violation, breach or default of such contract or result in the creation of liens or rights of termination, cancellation or acceleration of an obligation or loss of benefit under such contract;

•              except as required to comply with applicable law or any NWH contract disclosed in the disclosure letter, (1) increase in any manner the compensation or fringe benefits, pay any bonus (other than previously disclosed bonuses to employees prior to the consummation of the merger) or pay benefits not provided for under a benefit plan or contract to current or former officers, directors, employees or consultants except in the ordinary course of business, (2) grant awards under benefits plans, (3) take any action to fund or secure the payment of compensation or benefits under any contract or benefit plan, (4) exercise any discretion to accelerate the vesting or payment of any compensation or benefit under any contract or benefit plan, (5) materially change of any actuarial or other assumption used to calculate funding obligations with respect to any benefit plan or change the manner in which contributions to any NWH plan are made or determined, or (6) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing benefit plan for the benefit of any current or former director, officer, employee or consultant, other than as required by any tax qualification requirement or as necessary or advisable to comply with the requirements of certain IRS provisions;

•              adopt or enter into any collective bargaining agreement or labor union contract;

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•              fail to use reasonable efforts to maintain existing insurance policies or comparable replacement policies;

•              change its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles, or practices, except as required by generally accepted accounting principles or applicable law;

•              make any material tax election, compromise any material tax liabilities or agree to extend the statute of limitations with respect to material taxes;

•              terminate, amend or modify any employment agreement entered into by NWH unless requested by Ingenix; or

•              commit, propose or agree to take any of the foregoing actions.

The provisions related to the conduct of NWH’s business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections in the merger agreement under the heading “Covenants Relating to Conduct of Business.”

No Solicitation of Transactions

Until the merger is completed or the merger agreement is terminated, NWH has agreed that it will not, nor will it authorize or permit any of its subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives to, whether directly or indirectly:

•              solicit, initiate, cause, knowingly encourage or knowingly facilitate, any inquiries or takeover proposals (as described below); or

•              participate in discussions or negotiations with, or furnish any information to, a third party in connection with or in furtherance of a takeover proposal.

NWH has also agreed to (and cause its subsidiaries to) instruct its officers, directors and employees and any investment bankers, financial advisors, attorneys, accountants and other advisors, agents or representatives to terminate discussions with third parties regarding takeover proposals and request the prompt return or destruction of any confidential information provided in relation to such discussions.

However, prior to the special meeting, NWH may, in response to an unsolicited bona fide written takeover proposal by a third party and after giving prompt written notice to Ingenix, furnish information to, pursuant to a confidentiality agreement no less restrictive than the one with Ingenix, and participate in discussions or negotiations with, such third party regarding a takeover proposal if:

•              NWH’s Board of Directors determines in good faith, after receiving advice of a financial advisor of nationally recognized reputation and its outside legal counsel, that the takeover proposal constitutes or is reasonably likely to constitute a superior proposal (as described below), and

•              NWH’s Board of Directors determines in good faith, after receiving advice from its outside counsel, that there is a reasonable probability that failure to take such action would result in NWH’s Board of Directors breaching its fiduciary duties under applicable law.

A takeover proposal is any inquiry, proposal or offer for (1) a sale of NWH common stock or other equity interest in NWH, (2) a merger, consolidation or other business combination involving NWH, (3) the issuance or other disposition of 10% or more of the equity securities or assets of NWH as consideration for the assets or securities of a third party, (4) the acquisition of 10% or more of NWH’s assets or equity securities or (5) any agreement or public announcement by NWH of a proposal, plan or intention to engage in any of the foregoing.

A superior proposal is a bona fide written offer made by a third party that, if consummated, would result in such third party owning, directly or indirectly, 50% or more of the outstanding capital stock of NWH, or all or substantially all of the assets of NWH and its subsidiaries, (1) on terms that the NWH board determines, in good faith, after receiving advice from a financial advisor of nationally recognized reputation and its outside legal counsel, to be more favorable to NWH’s stockholders from a financial point of view than the terms of the merger and (2) which is reasonably likely to be completed, taking into account any financing and approval requirements and all other financial, legal, regulatory and other aspects of such proposal.

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NWH’s Board of Directors may not withdraw (or modify in a manner adverse to Ingenix) its approval or recommendation of the merger agreement or the merger or approve, adopt or recommend any takeover proposal or enter into an agreement constituting or related to a takeover proposal, unless following the receipt of an unsolicited takeover proposal the NWH Board of Directors determines in good faith after receiving the advice of a financial advisor and its outside counsel that such takeover proposal is a superior proposal, NWH’s Board of Directors determines in good faith after receiving the advice of its outside counsel that there is a reasonable probability that failure to take such action would result in the NWH Board of Directors breaching its fiduciary duties, and NWH provides five business days’ prior written notice to Ingenix of such action, along with copies of any written offer or proposal relating to such takeover proposal. NWH has agreed to provide Ingenix with prompt notice of any inquiry NWH reasonably believes could lead to a takeover proposal, the terms of such inquiry and the identity of the person making such inquiry, and to keep Ingenix fully informed of the status and details of any such inquiry.

Additionally, NWH’s Board of Directors is not prohibited from taking and disclosing to NWH’s stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act. Furthermore, NWH’s Board of Directors is not prohibited from making any required disclosure to NWH stockholders if in the good faith judgment of the NWH Board of Directors (after receiving advice of its outside counsel), failure to so disclose would be inconsistent with its obligations under applicable law.

For purposes of the foregoing, any violation of the restrictions described in this portion of the merger agreement summary by any director, officer or employee of NWH or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of NWH is deemed to be a breach of the relevant restriction by NWH.

Reasonable Best Efforts

Each of NWH and Ingenix has agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the merger and the transactions contemplated by the merger agreement as expeditiously as practicable, including, among other things, obtaining all governmental and third party consents and approvals.

Employee Matters

With respect to any benefit plan, program, arrangement and any PTO program, but excluding the UnitedHealth Group 2002 Stock Incentive Plan (or any successor plan thereto), Ingenix shall, and shall cause its affiliates to, recognize the service with NWH prior to the effective time of the employees of NWH who are employed by NWH immediately prior to the effective time for purposes of such plan or program; provided, however, that such recognition shall not result in a duplication of benefits.

ENS

NWH agreed to take all actions necessary to purchase the outstanding equity interest of ENS not owned by NWH prior to the effective time such that NWH will own all of the issued and outstanding shares of ENS, free and clear of all liens. As of the dates of this proxy statement, NWH has signed stock purchase agreements with the holders of the ENS shares not already owned by NWH pursuant to which NWH will acquire the outstanding equity interest of ENS not owned by NWH as of immediately prior to the effective time.

Subsidiaries other than ENS

NWH agreed to take all actions necessary to liquidate and dissolve all of its subsidiaries other than ENS prior to the effective time in accordance with all applicable laws.

Estimated Balance Sheet

Not less than three business days prior to the closing, NWH shall prepare (in consultation with Ingenix) and deliver to Ingenix an estimated consolidated balance sheet of NWH and its subsidiaries as of immediately prior to the closing prepared from the books and records of NWH and its subsidiaries in accordance with GAAP, applied on a basis consistent with NWH’s audited consolidated balance sheet for the fiscal year ended October 31, 2005, including a good faith estimate of NWH’s remaining cash as of the closing after all expenses have been deducted, including the following expenses:

(i)         the cost of purchasing the outstanding equity interests of ENS not owned by NWH;

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(ii)        the fees and expenses remaining unpaid by NWH or its subsidiaries in connection with the merger, including, without limitation, the fees and expenses of advisors engaged by NWH or its subsidiaries in connection with the merger;

(iii)       the bonuses payable by NWH or any of its subsidiaries to management in connection with the merger or otherwise for periods up through the closing date;

(iv)       the costs of all severance obligations, including, without limitation, the cost of all benefits, payable to NWH’s or any of its subsidiary’s management and staff in connection with the merger (including as a result of the merger);

(v)        the costs of winding down and closing NWH’s New York office;

(vi)       the costs of winding down and liquidating in accordance with applicable law all of NWH’s subsidiaries other than ENS;

(vii)      the dividend declared on February 13, 2006 to the extent not already paid by NWH;

(viii)     the amount of the stockholder and employee accounts (as described below); and

(ix)        the amount of all taxes due and payable by NWH and any of its subsidiaries with respect to all tax periods ending on or prior to the effective time, including any transferee or successor liability in respect of taxes (whether by contract or otherwise), any several liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group and any liability with respect to taxes in connection with the management bonuses.

Prior to the effective time, NWH agreed to, and agreed to cause each of its subsidiaries to (as applicable), pay the expenses listed above.

Target NWH Cash

Independent of the payment or accrual of the expenses described above, NWH deposited the amount of $12,700,000 into a separate and distinct account in its own name. NWH agreed to maintain in such account at all times from the date of the merger agreement until the effective time an amount equal to $12,700,000.

Shareholder and Employee Accounts

Prior to the effective time, NWH agreed to cause all shareholder and/or employee indebtedness and other shareholder and/or employee accounts (other than trade receivables payable to ENS and the balance of the loan due from ENS to NWH) among NWH or any of its subsidiaries and any of their shareholders, employees and/or any other affiliated legal persons to be settled and canceled in accordance with GAAP and all Tax laws and regulations.

Management Retention Bonuses

NWH agreed that, except as provided in Mr. Cassidy’s pre-existing employment agreement, (a) the severance and retention bonuses shall be paid solely to ENS’s management and one non-executive employee of NWH, (b) the aggregate amount of such bonuses shall not exceed $1.3 million, and (c) not less than ten (10) business days prior to the closing, it shall disclose to Ingenix the identity of each individual who will be paid a severance or retention bonus and the amount of such bonus to be paid to each such individual.

Other Covenants

In addition to the covenants and agreements described above, the parties have also agreed to various other covenants covering the following topics:

•              preparation and filing of this proxy statement and holding the stockholder meeting;

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•              access to information and confidentiality;

•              indemnification, exculpation and insurance of NWH directors, officers and employees;

•              fees and expenses;

•              public announcements;

•              stockholder litigation relating to the merger agreement and the merger; and

•              NWH standstill agreements, confidentiality agreements and anti-takeover provisions.

Conditions to the Merger

Each party’s obligation to complete the merger is subject to the prior satisfaction or waiver of each of the conditions specified in the merger agreement, including the following conditions that must either be satisfied or waived, to the extent permitted by law or stock exchange rules, before the completion of the merger:

•              the merger agreement and the merger must be adopted by the holders of a majority of the outstanding shares of NWH common stock as of the record date;

•              there must be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect preventing the completion of the merger;

•              the representations and warranties of the parties are true and correct (without regard to materiality qualifiers) as of the date of the merger agreement and as of the date the merger is to be completed as though made on the date the merger is to be completed (except where the merger agreement expressly states otherwise and except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where such failure to be true and correct individually or in the aggregate has not had and would not reasonably be expected to have a material adverse effect on the representing party and each party has received a certificate from the other party to such effect; and

•              each party has performed in all material respects all of its obligations under the merger agreement.

The obligations of Ingenix and Mogul Acquisition Corp. to complete the merger are further subject to the satisfaction or waiver, to the extent permitted by law or stock exchange rules, of the following conditions specified in the merger agreement:

•              NWH shall have at least $12.7 million in cash, determined in accordance with the merger agreement.

•              NWH shall have purchased all of the ENS shares not already owned by NWH so that ENS is a wholly owned subsidiary of NWH as of the date the merger is to be completed, in accordance with the merger agreement. As of the date of this proxy statement, NWH has signed stock purchase agreements with the holders of the ENS shares not already owned by NWH, pursuant to which NWH will acquire the outstanding equity interest of ENS not owned by NWH immediately prior to the effective time of the merger.

•              there shall not be pending any suit, action or proceeding by any federal or state governmental entity challenging the merger.

•              NWH shall have taken all actions necessary to liquidate and dissolve all of its subsidiaries other than ENS prior to the date the merger is to be completed.

•              there shall not have occurred any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, has had, or is reasonably likely to have a material adverse effect.

•              appraisal rights have not been asserted with respect to more than 5% of the outstanding shares of NWH common stock.

•              each director and officer of NWH and its subsidiaries shall have resigned.

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•              all lines of credit and other bank debt of NWH and its subsidiaries shall have been paid in full and terminated, and all related liens released.

Under applicable law and stock exchange rules, the parties are able to waive closing conditions with respect to pending litigation, representations and warranties, and the performance of agreements and covenants.

NWH cannot assure you that all of the conditions to the merger will be either satisfied or waived or that the merger will occur.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual consent, or by either Ingenix or NWH under any of the following circumstances, at any time before the completion of the merger, as summarized below:

•              if the merger is not completed through no fault of the terminating party by September 30, 2006;

•              if any legal restraint having the effect of permanently restraining, enjoining or otherwise prohibiting the merger shall be in effect and shall have become final and non-appealable;

•              if NWH’s stockholders do not adopt the merger agreement at the special meeting; or

•              if the other party has breached any of its representations and warranties or failed to perform any of its covenants and the breach or failure to perform would give rise to the failure of the closing conditions relating to the accuracy of such party’s representations or compliance by such party of its covenants and such failure or breach is not cured or curable within 30 days following receipt of written notice of such breach or failure.

In addition, the merger agreement may be terminated by Ingenix:

•              within 45 days of the date on which the NWH Board of Directors withdraws (or modifies in a manner adverse to Ingenix) its recommendation of the merger or the merger agreement or approves or recommends a takeover proposal (as defined in the section entitled “—No Solicitation of Transactions” in this proxy statement);

•              within 45 days of the date on which the NWH Board of Directors fails to publicly confirm its recommendation of the merger agreement and the merger within ten business days (or three business days if such request is initially received within ten business days of the special meeting) after a written request by Ingenix that it do so; or

•              if NWH’s cash as of the closing after all expenses have been deducted is less than $12.7 million.

Payment of Termination Fee

Except as described below, whether the merger is completed or the merger agreement is terminated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense.

NWH will be required to pay Ingenix a termination fee of approximately $2.15 million under the following circumstances:

•              if the merger agreement is terminated by Ingenix or NWH due to failure to complete the merger by September 30, 2006, and (A) on the date of such termination NWH’s stockholders have not yet voted on the merger agreement, (B) a takeover proposal has been communicated to NWH or its stockholders after May 25, 2006 and at least one takeover proposal has not been withdrawn prior to the event giving rise to the right of termination and (C) within one year after such termination, NWH reaches a definitive agreement to consummate or consummates a takeover proposal with a third party;

•              if the merger agreement is terminated by Ingenix due to NWH’s breach or failure to perform any of its

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representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform would give rise to the failure of specified closing conditions relating to the accuracy of NWH’s representations and compliance with its covenants, and such breach or failure to perform is not cured within 30 days following receipt of written notice from Ingenix and (A) a takeover proposal has been communicated to NWH or its stockholders after May 25, 2006 and (B) within one year after such termination, NWH reaches a definitive agreement to consummate or consummates a takeover proposal with a third party; or

•              if the merger agreement is terminated by Ingenix within 45 days after NWH’s Board of Directors or any of its committees (1) withdraws or modifies, or proposes to withdraw or modify, its recommendation of the merger to NWH’s stockholders in a manner adverse to Ingenix, or approves or recommends, or proposes publicly to approve or recommend, a takeover proposal other than the merger, or (2) fails to publicly confirm its recommendation of the merger agreement and the merger, within 3 business days of written request by Ingenix.

Failure to pay the termination fee promptly will require NWH to pay Ingenix’s expenses in obtaining a judgment against NWH as well as interest on the payments due at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

The merger agreement does not provide for any circumstances under which Ingenix will be required to pay NWH a termination fee.

Amendments, Extension and Waivers

The merger agreement may be amended by the parties before or after the NWH stockholders adopt the merger agreement, provided that after such adoption, no amendment can be made that requires further stockholder approval without such approval having been obtained. All amendments to the merger agreement must be in a writing signed by each party.

At any time before the effective time of the merger, any party to the merger agreement may, to the extent legally allowed:

•              extend the time for the performance of any of the obligations or other acts of the other parties;

•              waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement; and

•              waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement, except, following the adoption of the merger agreement by NWH stockholders, any amendment that requires further stockholder approval where such approval has not yet been obtained.

All agreements by the parties to such extensions or waivers must be in writing signed by each of Ingenix, NWH and Mogul Acquisition Corp.

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VOTING AGREEMENTS

In connection with the execution of the merger agreement, Ingenix has entered into voting agreements with certain holders of NWH common stock in their capacity as stockholders. Each of the voting agreements applies to all shares of and options to purchase shares of NWH common stock legally or beneficially owned by such holders. These stockholders own, in the aggregate, approximately 16.6% of NWH’s outstanding shares at the time of the signing of the merger agreement.

Pursuant to each of the voting agreements, the stockholders have agreed, among other things, to vote all of the NWH common stock owned of record or beneficially by them:

• in favor of the adoption of the merger agreement and the approval of the merger;

• against approval of any takeover proposal or against approval of any action in furtherance of a takeover proposal;

• against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of NWH under the merger agreement; and

• against any actions (other than the merger agreement or the transactions contemplated by the merger agreement) that would impede, interfere with, delay, postpone or attempt to discourage the merger.

These stockholders have also granted irrevocable proxies to Ingenix to vote all of the NWH shares legally or beneficially owned by them at any stockholder meeting in accordance with the voting agreements.

In addition, these stockholders have agreed not to contract to sell, sell or otherwise transfer or dispose of the NWH shares legally or beneficially owned by them without the prior written consent of Ingenix. These stockholders have also agreed not to take any action that would reasonably be expected to have the effect of preventing the stockholders from performing their obligations under the voting agreements.

The voting agreements will terminate upon the earlier to occur of the completion of the merger, the termination of the merger or the written notice of termination of the voting agreements by Ingenix to the stockholders.

Copies of the voting agreements are attached as Annexes D, E and F to this proxy statement.

43

MARKET PRICE AND DIVIDEND INFORMATION

NWH’s common stock is quoted on The Nasdaq Stock Market  under the symbol “NWIR.”  The following table sets forth for the periods indicated, the high and low reported closing prices per share of NWH common stock, as reported on The Nasdaq Stock Market and the cash dividends declared per share, for the calendar quarter periods indicated:

	NWH Common Stock				Dividends Declared
	High		Low
2003
Quarter ended March 31, 2003		$16.90		$16.56	—
Quarter ended June 30, 2003		$18.57		$18.22	$.50
Quarter ended September 30, 2003		$19.45		$19.30	$.50
Quarter ended December 31, 2003		$20.53		$18.60	$.50
2004
Quarter ended March 31, 2004		$20.18		$19.80	$.50
Quarter ended June 30, 2004		$18.99		$17.50	$.50
Quarter ended September 30, 2004		$17.68		$17.68	$.50
Quarter ended December 31, 2004		$14.15		$13.97	$.50
2005
Quarter ended March 31, 2005		$15.00		$14.80	$.50
Quarter ended June 30, 2005		$15.25		$15.25	$.50
Quarter ended September 30, 2005		$14.35		$14.20	$.50
Quarter ended December 31, 2005		$13.19		$12.67	$.50
2006
Quarter ended March 31, 2006		$13.94		$13.29	$.50
Quarter ended June 30, 2006 (through June __, 2006)	$		$

On June ___, 2006, the closing price per share of NWH common stock was $___ per share.

NWH stockholders are encouraged to obtain current trading prices for NWH common stock and to review carefully the other information contained in this proxy statement or incorporated by reference into this proxy statement in considering whether to approve the respective proposals before them. See the section entitled “Where You Can Find More Information” in this proxy statement.

Dividend Information

In each of (i) the first two quarters of fiscal year 2006, (ii) the four quarters of fiscal years 2005 and 2004 and (iii) the last two quarters of fiscal year 2003, the NWH Board of Directors declared a quarterly dividend of $0.30 per share plus a special dividend of $0.20 per share, with each such dividend being paid in cash to all holders of record as of the close of business on a specific date. Pursuant to the merger agreement, NWH has suspended payment of dividends.

Number of Stockholders

As of June 20, 2006, there were approximately [---] stockholders of record of NWH common stock, as shown on the records of NWH’s transfer agent for such shares.

44

Shares Held by Certain Stockholders

Adoption of the merger agreement by NWH’s stockholders requires the affirmative vote of the holders of a majority of the shares of NWH common stock outstanding and entitled to vote at the special meeting. As of June 20, 2006, approximately 18.4% of the outstanding shares of NWH common stock were held by directors and executive officers of NWH and their affiliates. Neither Ingenix nor any of its directors or executive officers beneficially owns any shares of NWH stock other than pursuant to the voting agreements or merger agreement.

45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of common stock beneficially owned as of June __, 2006, by those known by NWH to own beneficially 5% or more of the common stock, all the directors, each executive officer and all directors and executive officers of NWH as a group. The table does not include Ingenix, which, pursuant to the merger agreement and the voting agreements has the right to vote and accordingly may be deemed to beneficially own 16.6% of NWH’s common stock. As of June __, 2006, 2,910,859 shares of NWH common stock, $.01 par value, of the Registrant were outstanding.

Name and Address	Amount and Nature of Beneficial Ownership+		Percent of Class
Terrence S. Cassidy 156 W. 56th Street New York, New York 10019	555,153	[1]	18.3%

Thomas R. DiBenedetto 156 W. 56th Street New York, New York 10019	32,731	[2]	1.1%

Michael A. McManus, Jr. 100 White Plains Road Bronxville, New York 10708	53,731	[3]	1.8%

Paul J. Tobin c/o Boston Communications Group, Inc. 100 Sylvan Road Woburn, Massachusetts 01801	15,000	[4]	*

Timothy Mathews 233 North Garrard Rantoul, Illinois 61866	50,690		1.7%

All officers and directors as a group (six persons)	707,305	[1,2,3,4]	23.0%

Avenir Corporation 1725 K Street, NW, Suite 401 Washington, D.C. 20006	248,595		8.5%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	181,900		6.3%

Mario J. Gabelli c/o GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	172,500		5.9%

Jon D. Gruber c/o Gruber & McBaine Capital Management, LLC 50 Osgood Place, Penthouse San Francisco, CA 94133	147,076		5.1%

+ The number of shares beneficially owned is deemed to include shares of NWH’s common stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person’s spouse, the persons and entities named in the table have voting and investment power with respect to all shares of common stock shown as beneficially owned by them. All information with respect to beneficial

46

ownership is based on filings made by the respective beneficial owners with the SEC or information provided to NWH by such beneficial owners.

*                    Less than 1%.

1                     Includes 121,153 shares currently issuable upon exercise of options and 50,000 shares owned by a family trust, of which Mr. Cassidy disclaims beneficial ownership of 25,000 shares.

2                     Includes 12,500 shares currently issuable upon exercise of options. Does not include an aggregate of 2,000 shares owned by family trusts, of which Mr. DiBenedetto disclaims beneficial ownership.

3                     Includes 21,731 shares currently issuable upon exercise of options.

4                     Includes 15,000 shares currently issuable upon exercise of options.

47

APPRAISAL RIGHTS FOR NWH STOCKHOLDERS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your NWH common stock, as determined by the Court of Chancery of the State of Delaware. NWH stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. NWH will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Annex C.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that NWH stockholders exercise their right to seek appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters’ appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes NWH’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

1. You must deliver to NWH a written demand for appraisal of your shares before the vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger itself does not constitute a demand for appraisal under Section 262.

2. You must not vote in favor of the merger. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

3. You must hold of record the shares of NWH common stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the merger.

If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the cash payment for your shares of NWH common stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of NWH common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger, or abstain from voting on the merger.

All demands for appraisal should be delivered before the vote on the merger is taken at the special meeting to the following address: NWH, General Counsel, 156 West 56th Street, Suite 2001, New York, New York 10019, and should be executed by, or on behalf of, the record holder of the shares of NWH common stock. The demand must reasonably inform NWH of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares, and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name.

To be effective, a demand for appraisal by a holder of NWH common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a

48

nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

If you hold your shares of NWH common stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or bank or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

Within 10 days after the effective date of the merger, the surviving entity must give written notice of the date the merger became effective to each NWH stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date of the merger, either the surviving entity or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving entity has no obligation to file such a petition in the event there are dissenting stockholders and has no present intention to do so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of NWH common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require the written approval of the surviving entity. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of NWH common stock not voted in favor of the merger, and the aggregate number with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request has been received by the surviving entity or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity, the surviving entity will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of NWH common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving entity and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her NWH common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60

49

days after the effective date of the merger may only be made with the written approval of the surviving entity and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, NWH stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

50

CERTAIN INFORMATION CONCERNING NWH

For a detailed description of NWH’s business, the latest financial statements of NWH, management’s discussion and analysis of NWH’s financial condition and results of operations, and other important information concerning NWH, please refer to NWH’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, and its Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, and April 30, 2006, each of which is incorporated by reference into this proxy statement.

EXPERTS

The consolidated financial statements and schedules of NWH appearing in NWH’s Annual Report on Form 10-K for the year ended October 31, 2005, and incorporated by reference into this proxy statement have been audited by McGladrey & Pullen LLP, an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements and management’s assessment are incorporated by reference into this proxy statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of NWH for the periods ended January 31 and April 30, 2006 and 2005 included in NWH’s Quarterly Report on Form 10-Q for the quarterly periods ended April 30, 2006 incorporated by reference into this proxy statement, McGladrey & Pullen have reported that they have applied limited procedures in accordance with professional standards for a review of such information.

FUTURE SHAREHOLDER PROPOSALS

NWH’s 2005 annual meeting of stockholders took place on May 2, 2005. The deadline for the receipt of a proposal to be considered for inclusion in NWH’s proxy statement for the 2006 annual meeting was October 31, 2005. NWH’s 2006 annual meeting of stockholders is tentatively planned for Fall 2006, but will not be held if the merger is completed. Therefore, NWH reserves the right to postpone or cancel its 2006 annual meeting. If such annual meeting is held, all stockholder proposals must meet the eligibility and other criteria required by Rule 14a-8 of the Exchange Act and must have been received by NWH on or before October 31, 2005, in order to be considered for inclusion in NWH’s proxy statement and form of proxy relating to the 2006 annual meeting of NWH’s stockholders. In addition, under NWH’s bylaws, any stockholder proposal for consideration at the 2006 annual meeting of NWH’s stockholders submitted outside the process of Rule 14a-8 of the Exchange Act will be untimely unless it is received by no later than 90 days before the meeting of stockholders at which directors may be elected and is otherwise in compliance with the requirements set forth in NWH’s bylaws.

WHERE YOU CAN FIND MORE INFORMATION

NWH files annual, quarterly, current and special reports, proxy statements and other information with the SEC. You may read and copy any filed reports, statements or other information at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. NWH filings with the SEC are also available to the public from commercial document retrieval services and at the Internet Website maintained by the SEC at http://www.sec.gov. NWH filings are also available at the offices of The Nasdaq Stock Market. For further information on obtaining copies of their public filings at The Nasdaq Stock Market, you should call [-------].

This proxy statement incorporates by reference documents set forth below that NWH has previously filed with the SEC. These documents contain important information about the companies and their financial condition and are incorporated by reference into this proxy statement.

The following NWH filings with the SEC (all filed under file number 0-23598):

•   Annual Report on Form 10-K for the fiscal year ended October 31, 2005, as amended.

•   Quarterly Reports on Form 10-Q for the quarters ended January 31, 2006 and April 30, 2006.

•   Current Reports on Form 8-K with filing dates of February 14 and May 26, 2006.

NWH also incorporates by reference into this proxy statement additional documents that either UnitedHealth Group or NWH may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and (a) in the case of filings by UnitedHealth Group, the earlier of the completion of the merger or the

51

termination of the merger agreement, and (b) in the case of filings by NWH, the earlier of the date of the special meeting of NWH stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as proxy and information statements.

MISCELLANEOUS

You should rely only on the information contained in or incorporated by reference into this proxy statement including the Annexes to this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in or incorporated by reference into this proxy statement is accurate as of any date other than its date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

CERTAIN INFORMATION REGARDING NWH AND INGENIX

Ingenix has supplied all the information contained in or incorporated by reference into this proxy statement relating to Ingenix and Mogul Acquisition Corp. and NWH has supplied all such information relating to NWH. Some of the important business and financial information relating to NWH that you may want to consider in deciding how to vote is incorporated by reference into this proxy statement.

52

[Back page of Proxy Statement]

IMPORTANT

Your vote is important. Regardless of the number of shares of NWH common stock that you own, please sign, date and promptly mail the enclosed proxy card in the accompanying postage-paid envelope. Remember, failure to vote has the same effect as a vote against the merger, so please act today.

Instructions for “Street Name” Stockholders

If you own shares of NWH common stock in the name of a broker, bank or other nominee, only it can vote your shares of NWH common stock on your behalf and only upon receipt of your instructions. You should sign, date and promptly mail your proxy card, or voting instruction form, when you receive it from your broker, bank or nominee. Please do so for each separate account you maintain. Your broker, bank or nominee also may provide for telephone or Internet voting. Please refer to the proxy card, or voting instruction form, which you received with this proxy statement for instructions.

Please vote at your earliest convenience.

If you have any questions or need assistance in voting your shares of NWH common stock, please call:

D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
(800) 549-6746

53

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

INGENIX, INC.,

MOGUL ACQUISITION CORPORATION

AND

NWH, INC.

DATED AS OF MAY 25, 2006

TABLE OF CONTENTS

Article I The Merger		1

1.01	The Merger	1
1.02	Closing	1
1.03	Effective Time	2
1.04	Certificate of Incorporation and Bylaws	2
1.05	Directors	2
1.06	Officers	2

Article II Conversion of Securities; Payment of Merger Consideration		2

2.01	Effect on Capital Stock	2
2.02	Exchange of Certificates	3
2.03	Company Equity Awards	5
2.04	Withholding Rights	6

Article III Representations and Warranties of the Company		7

3.01	Organization, Standing and Corporate Power	7
3.02	Subsidiaries	7
3.03	Capital Structure	8
3.04	Authority; Noncontravention	10
3.05	Governmental Approvals	11
3.06	Company SEC Documents; No Undisclosed Liabilities	12
3.07	Information Supplied	12
3.08	Absence of Certain Changes or Events	13
3.09	Litigation	13
3.10	Contracts	13
3.11	Compliance with Laws	15
3.12	Employee Benefit Plans	17
3.13	Taxes	20
3.14	Intellectual Property; Software	22
3.15	Properties and Assets	25
3.16	Environmental Matters	26
3.17	Transactions with Related Parties	27
3.18	Brokers and Other Advisors	27
3.19	Opinion of Financial Advisor	27
3.20	Insurance	27
3.21	Vote Required	27
3.22	Rights Agreement	28
3.23	State Takeover Statutes	28

Article IV Representations and Warranties of Parent and Merger Sub		28

4.01	Organization, Standing and Corporate Power	28
4.02	Authority; Non-contravention	28

i

4.03	Governmental Approvals	30
4.04	Information Supplied	30
4.05	Litigation	30
4.06	No Business Activities	30
4.07	Financing	30

Article V Covenants Relating to Conduct of Business		30

5.01	Conduct of Business	30
5.02	No Solicitation by the Company	35

Article VI Additional Agreements		37

6.01	Preparation of the Proxy Statement; Stockholder Meetings	37
6.02	Access to Information; Confidentiality	38
6.03	Reasonable Best Efforts	39
6.04	Indemnification, Exculpation and Insurance	40
6.05	Fees and Expenses	41
6.06	Public Announcements	41
6.07	Stockholder Litigation	41
6.08	Employee Matters	41
6.09	Employment Agreements	42
6.10	Standstill Agreements, Confidentiality Agreements, Anti-takeover Provisions	42
6.11	Cooperation	42
6.12	Mogul Sub	42
6.13	Subsidiaries other than Mogul Sub	42
6.14	Estimated Balance Sheet	43
6.15	Target Company Cash	43
6.16	Payment of Expenses	44
6.17	Shareholder and Employee Accounts	44
6.18	Management Bonuses	45

Article VII Conditions Precedent		45

7.01	Conditions to Each Party’s Obligation to Effect the Merger	45
7.02	Conditions to Obligations of Parent and Merger Sub	45
7.03	Conditions to Obligations of the Company	47
7.04	Frustration of Closing Conditions	48

Article VIII Termination, Amendment and Waiver		48

8.01	Termination	48
8.02	Termination Fee	49
8.03	Effect of Termination	51
8.04	Amendment	51
8.05	Extension; Waiver	51
8.06	Procedure for Termination or Amendment	51

Article IX General Provisions		51

9.01	Nonsurvival of Representations and Warranties	51
9.02	Notices	51
9.03	Definitions	53
9.04	Interpretation	53
9.05	Counterparts	54
9.06	Entire Agreement; No Third-Party Beneficiaries	54
9.07	Governing Law	54
9.08	Assignment	54
9.09	Specific Enforcement; Consent to Jurisdiction	54
9.10	Severability	55

SCHEDULES

Schedule 6.15(b)	—	Methodology for Statement of Estimated Company Cash

TABLE OF DEFINED TERMS

DEFINED TERM	SECTION	PAGE
2006 Dividend	6.15(b)(vii)	44
Adverse Recommendation Notice	5.02(d)	37
Affiliate	9.03(a)	52
Agreement	Preamble	1
Carryover PTO	6.08(b)	41
Certificate	2.01(c)(v)	3
Certificate of Merger	1.03	2
Closing	1.02	2
Closing Date	1.02	2
Closing Merger Consideration	2.01(c)	3
Closing Merger Consideration Per Share	2.01(c)(ii)	3
COBRA	3.12(h)	19
Code	2.04	6
Company Adverse Recommendation Change	5.02(d)	36
Company By-laws	3.01	7
Company Certificate	3.01	7
Company Closing Cash	6.14	43
Company Common Stock	2.01	2
Company Disclosure Letter	Article III	7
Company Intellectual Property	3.14(a)(iv)	22
Company Material Adverse Effect	3.04(c)	11
Company Plans	3.12(a)	18
Company	Preamble	1
Company Preferred Stock	3.03(a)	8
Company SEC Documents	3.06(a)	12
Company Stock Option	2.03(a)	6
Company Stock Plans	3.03(a)	8
Company Stockholder Approval	3.04(a)	10
Company Stockholders Meeting	6.01(b)	38
Company Superior Proposal	5.02(c)	36
Company Takeover Proposal	5.02(b)	35
Company’s Transaction Expenses	6.15(b)(ii)	43
Confidentiality Agreement	6.02(a)	38
Contract	3.04(b)	10
Copyrights	3.14(a)(i)(C)	22
DGCL	1.01	1
Dissenting Shares	2.02(h)	5
Effective Time	1.03	2
Eligible Employees	6.08(b)	41
Employees	3.12(a)	18
ENS Purchase Agreement	6.12	42
Environmental Laws	3.16(b)	26
Environmental Liabilities	3.16(c)	26
ERISA	3.12(a)	17

Estimated Balance Sheet	6.14	43
Exchange Agent	2.02(a)	3
Exchange Fund	2.02(a)	4
Filed Company SEC Documents	3.08	13
Fully-Diluted Common Stock Number	2.01(c)(i)	3
GAAP	3.06(b)	12
Governmental Authority	3.05	11
Hazardous Material	3.16(d)	26
Indemnified Parties	6.04(a)	40
Information Supplies	3.07	12
Insider Settlement	6.17	44
Intellectual Property	3.14(a)(i)	22
IP Licenses	3.14(a)(ii)	22
IRS	3.13(c)	20
Knowledge	9.03(b)	53
Laws	3.11(a)	15
Leases	3.15(a)	25
Liens	3.02	7
Management Bonuses	6.15(b)(iii)	43
Merger	Preamble	1
Merger Sub	Preamble	1
Mogul Sub	3.03(c)	8
Mogul Sub Capital Stock	3.03(c)	8
Mogul Sub Common Stock	3.03(c)	8
Mogul Sub Preferred Stock	3.03(c)	8
Mogul Sub Stock Options	3.03(c)	9
Mogul Sub Stock Plans	3.03(c)	9
Necessary Consents	3.05	11
NY Office Wind-Down Costs	6.15(b)(v)	44
Parent Disclosure Letter	Article IV	28
Parent Material Adverse Effect	4.02(c)	29
Parent	Preamble	1
Patents	3.14(a)(i)(B)	22
Permits	3.11(a)	16
Permitted Liens	9.03(d)	53
person	9.03(c)	53
poison pill	5.01(a)(iii)	31
Proprietary Software	3.14(j)	24
Real Property	3.15(a)	25
Release	3.16(e)	27
Representatives	5.02(a)	35
Requisite Regulatory Approvals	7.01(b)	45
Restraints	7.01(c)	45
Rights Agreement	3.22	28
Sarbanes-Oxley	3.11(e)	16
Securities Act	3.03(e)	9

v

Severance Costs	6.15(b)(iv)	44
Software	3.14(a)(iii)	22
Statement of Estimated Company Cash	6.14	43
Subsidiary	9.03(e)	53
Surviving Corporation	1.01	1
Target Company Cash	6.15	43
tax returns	3.13(l)	21
taxes	3.13(l)	21
Termination Date	8.01(b)(i)	48
Termination Fee	8.02(a)(iv)	50
Trade Secrets	3.14(a)(i)(D)	22
Trademarks	3.14(a)(i)(A)	22
Voting Agreement	Preamble	1
Wind-Down Costs	6.15(b)(vi)	44

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 25, 2006, is by and among Ingenix, Inc., a Delaware corporation (“Parent”), Mogul Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and NWH, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable and in the best interests of their respective stockholders this Agreement, the Voting Agreement and the merger of the Company with and into Merger Sub (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of Company’s officers and directors are entering into voting agreements with the Company, Parent and Merger Sub of even date herewith covering an aggregate number of shares and Company Stock Options representing, at the time of signing, 16.6% of the Company’s outstanding shares of Company Common Stock, whereby they agree to give Parent a proxy to vote all of the shares of capital stock of the Company that such stockholders beneficially own or otherwise have the right to vote in favor of adoption of this Agreement and approval of the Merger and against any Company Takeover Acquisition Proposal (the “Voting Agreement”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

Article I

The Merger

1.01         The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, as a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving entity in the Merger (the “Surviving Corporation”) in accordance with the DGCL. The Merger shall have the effects set forth in the DGCL. As a result of the Merger, the Company shall become a wholly owned subsidiary of Parent.

1.02         Closing.   The closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the parties (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Hahn & Hessen LLP, 488 Madison Avenue, New York, NY 10022, unless another date or place is agreed to in writing by the parties hereto.

1.03         Effective Time.   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

1.04         Certificate of Incorporation and Bylaws.   The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, and the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation.

1.05         Directors.   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be.

1.06         Officers.   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Article II

Conversion of Securities; Payment of Merger Consideration

2.01         Effect on Capital Stock.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) or any membership interests of Merger Sub:

(a)           Shares of Merger Sub. The issued and outstanding shares of common stock of Merger Sub shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.

(b)           Cancellation of Treasury Stock. Each share of Company Common Stock and Company Preferred Stock that is owned by the Company (as treasury stock or otherwise), automatically shall be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered in exchange therefor.

(c)           Conversion of Company Common Stock

(i)            The “Closing Merger Consideration” shall be equal to the sum of (A) $53,803,528, plus (B) the aggregate exercise price of all in-the-money Company Stock Options outstanding immediately prior to the Effective Time.

(ii)           The “Fully-Diluted Common Stock Number” means the number of shares of Common Stock (A) issued and outstanding immediately prior to the Effective Time and (B) issuable upon exercise of in-the-money Company Stock Options outstanding immediately prior to the Effective Time.

(iii)          The “Closing Merger Consideration Per Share” means the Closing Merger Consideration divided by the Fully-Diluted Common Stock Number, which, as set forth in this Agreement, is $18.24.

(iv)          Subject to the terms and conditions of this Agreement, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b), and other than as provided in Section 2.02(h) with respect to shares as for which appraisal rights have been perfected) shall be converted into the right to receive an amount equal to the Closing Merger Consideration Per Share in cash, without interest thereon (subject to any applicable withholding tax), upon surrender of the corresponding Certificate in accordance with Section 2.01.

(v)           As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Closing Merger Consideration Per Share to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(b), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Closing Merger Consideration Per Share shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

2.02         Exchange of Certificates.

(a)           Exchange Agent.   As of the Effective Time, Parent shall deposit with Continental Stock Transfer & Trust Company or such other bank or trust company as may be designated by Parent, with the Company’s prior written consent, which shall not be unreasonably withheld or delayed (the “Exchange Agent”), for exchange in accordance with this Article II, through the Exchange Agent, cash sufficient to pay the

Closing Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).

(b)           Exchange Procedures.   As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the applicable portion of the Closing Merger Consideration pursuant to Section 2.01(c), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and such transmittal letter shall be in customary form and shall have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the applicable portion of the Closing Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check for the applicable portion of the Closing Merger Consideration pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, a check for the applicable portion of the Closing Merger Consideration may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer. Until surrendered as contemplated by this Section 2.01(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable portion of the Closing Merger Consideration.

(c)           No Further Ownership Rights in Company Common Stock.   All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.02(h), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d)           Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the applicable portion of the Closing Merger Consideration in accordance with this Article II. If any Certificate shall not have been surrendered immediately prior to the date on which any Closing Merger Consideration would otherwise escheat to or become the property of any Governmental Authority (as defined below), any such Closing Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(e)           No Liability.   None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)            Investment of Exchange Fund.   The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent. Any losses resulting from such investments shall not in any way diminish Parent’s and Merger Sub’s obligation to pay the full amount of the Closing Merger Consideration.

(g)           Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the applicable portion of the Closing Merger Consideration in accordance with the terms of this Agreement.

(h)           Dissenting Shares.   Notwithstanding Section 2.02(c), any shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a person who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL (the “Dissenting Shares”) shall not be converted into a right to receive the applicable portion of the Closing Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal or it is determined that such holder does not have appraisal rights in accordance with the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the applicable portion of the Closing Merger Consideration. The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for appraisal of shares, and Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law. The Company shall not, except with prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law.

2.03         Company Equity Awards.

(a)           Each option to purchase Company Common Stock (the “Company Stock Options”) that is outstanding immediately prior to the Effective Time (whether or not exercisable) shall be cancelled as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company Stock Options, in exchange for the right to receive an amount of cash without interest (to be paid as soon as reasonably practicable following the Effective Time) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Option multiplied by (ii) the excess, if any, of the amount of the Closing Merger Consideration Per Share over the exercise price per share of Company Common Stock under such Company Stock Option (with the aggregate amount of such payment rounded down to the nearest cent) less applicable Taxes, if any, required to be withheld with respect to such payment.

(b)           Except as provided herein or as otherwise agreed by the parties, the Company (or, if appropriate, a committee administering the stock plans of the Company) shall take all actions reasonably necessary prior to or as of the Effective Time such that each of the Company Option Plans, and any other plan, program or arrangement with any current or former employee, officer, director or consultant providing for the issuance or grant of any interest in respect of the capital stock of the Company, shall terminate as of the Effective Time. The Company (or, if appropriate, a committee administering the stock plans of the Company) shall take all reasonably necessary actions to ensure that, following the Effective Time, no current or former employee, officer, director or consultant shall have any option to acquire any shares of Company Common Stock or any other equity interest in the Company under the Company Option Plans or any other plan, program or arrangement maintained by the Company.

(c)           Company agrees to structure and time any dispositions and acquisitions of Company Common Stock by its directors and officers (as defined in Rule 16a-1 under the Exchange Act) pursuant to the transactions contemplated by this Agreement and to take, and cause the Company, or appropriate committee of the Company, to take, prior to the Effective Time, any and all such actions as may be reasonably necessary to afford an exemption from liability under Section 16(b) of the Exchange Act for such acquisitions and dispositions.

(d)           Except as set forth in Section 2.03(d) of the Company Disclosure Letter, since January 1, 2003, the Company, including the Company Board and any committee acting on behalf of the Company Board, has not, and will not hereafter, except for the Company Stockholder Approval and the Merger, take any action to accelerate the vesting or exercisability, or otherwise amend, modify or change the terms, of any Company Stock Option or other equity or equity-based awards.

2.04         Withholding Rights.   The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock and Company Stock Options, or to any other persons pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations promulgated thereunder, or under any provision of state or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock and Company Stock Options, or such other persons, as the case may be.

Article III

Representations and Warranties of the Company

Except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another section of such disclosure letter reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other section of such disclosure letter notwithstanding the omission of a reference or cross reference thereto) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

3.01         Organization, Standing and Corporate Power.   The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed and has all requisite power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not resulted in, and would not reasonably be expected to result in, direct or indirect costs or liabilities to the Company and its Subsidiaries, taken as a whole. Section 3.01 of the Company Disclosure Letter lists all jurisdictions in which the Company or any Subsidiary is qualified to conduct business. The Company has made available to Parent complete and correct copies of its Certificate of Incorporation (the “Company Certificate”) and By-laws (the “Company By-laws”) and the certificate of incorporation and by-laws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives correct and complete copies of the minutes of all meetings of stockholders, the Company Board and each committee of the Company Board and the board of directors of each of its Subsidiaries held since December 31, 1993.

3.02         Subsidiaries.   Section 3.02 of the Company Disclosure Letter lists all the Subsidiaries of the Company and, for each such Subsidiary, the state of formation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. Except as disclosed on Section 3.02 of the Company Disclosure Letter, all the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock or other equity or voting interests of its Subsidiaries and publicly traded securities held for investment which do not exceed 5% of the outstanding securities of any entity, the Company does not own, directly or indirectly, any capital stock or other equity or voting interests in any person. Other than as disclosed on Section 3.02 of the Company Disclosure Letter, none of the Subsidiaries other than Mogul Sub has actively conducted any business in the five (5) years preceding the Effective Time.

3.03         Capital Structure.

(a)           The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on May 24, 2006 (i) 2,910,859 shares of Company Common Stock were issued and outstanding, (ii) 431,372 shares of Company Common Stock were held by the Company in its treasury, (iii) 187,115 shares of Company Common Stock were reserved for issuance upon the exercise or payment of stock options, stock units or other awards granted or subject to grant pursuant to the 1993 Stock Option Plan, the 1997 Equity Incentive Plan and the 2000 Director Option Plan (the “Company Stock Plans”) of which 172,115 have an exercise price less than the Closing Merger Consideration Per Share and (iv) no shares of Company Preferred Stock were issued or outstanding.

(b)           The Company has delivered to Parent a correct and complete list, as of May 24, 2006, of all outstanding Company Stock Options and other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans or otherwise, the number of shares of Company Common Stock subject thereto, whether or not a stock option is an incentive stock option, expiration dates and exercise prices thereof, in each case broken down as to each plan, agreement or other arrangement and as to each individual holder. Except as set forth above in this Section 3.03, at the close of business on May 24, 2006, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above in this Section 3.03, there are no outstanding stock appreciation rights, rights to receive shares of Company Common Stock or Company Preferred Stock on a deferred basis or other rights that are linked to the value of Company Common Stock granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c)           The authorized capital stock of Electronic Network Systems, Inc. (“Mogul Sub”) consists of 50,000,000 shares of common stock, par value $0.01 per share (“Mogul Sub Common Stock”), and 500,000 shares of preferred stock, par value $0.01 per share (the “Mogul Sub Preferred Stock” and together with the Mogul Sub Common Stock, the “Mogul Sub Capital Stock”) of which 12,000 have been designated by Mogul Sub as Series A Preferred Stock and 2,000 have been designated by Mogul Sub as Series B Preferred Stock. As of the date of this Agreement, (i) 16,895,158 shares of Mogul Sub Common Stock were issued and outstanding, (ii) 12,000 shares of Series A Preferred

Stock were issued and outstanding, (iii) 2,000 shares of Series B Preferred Stock were issued and outstanding, (iv) no shares of Mogul Sub Common Stock and no shares of Mogul Sub Preferred Stock, were held by Mogul Sub in its treasury, (v) 6,470,789 shares of Mogul Sub Common Stock were reserved for issuance pursuant to the conversion of the Mogul Sub Preferred Stock, and (vi) no shares of Mogul Sub Capital Stock were reserved for issuance pursuant to any options to purchase Mogul Sub Capital Stock (the “Mogul Sub Stock Options”) pursuant to any stock option or equity plan, including the 1999 Equity Incentive Plan (the “Mogul Sub Stock Plans”) and no shares of Mogul Sub Capital Stock were subject to outstanding Mogul Sub Stock Options. Section 3.03(c) of the Company Disclosure Letter lists the names of all holders of Mogul Sub Capital Stock and their respective ownership of each class of Mogul Sub Capital Stock on both a basic and fully diluted basis. All of the issued and outstanding shares of Mogul Sub Capital Stock are owned of record as set forth in Section 3.03(c) of the Company Disclosure Letter.

(d)           Except as set forth above in Section 3.03(c), no shares of capital stock or other voting securities of Mogul Sub were issued, reserved for issuance or outstanding. Except as set forth above in Section 3.03(c), there are no outstanding options, stock appreciation rights, rights to receive shares of Mogul Sub Capital Stock on a deferred basis or other rights that are linked to the value of Company Common Stock or Mogul Sub Capital Stock granted under the Mogul Sub Stock Plans or otherwise. All rights to receive shares of Mogul Sub Capital Stock pursuant to the Mogul Sub Stock Plans have expired in accordance with the terms of the Mogul Sub Stock Plans. All outstanding shares of capital stock of Mogul Sub are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(e)           Except as set forth above in this Section 3.03, there are no bonds, debentures, notes or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.03, (i) there are not issued, reserved for issuance or outstanding (A) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any of its Subsidiaries or (B) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any of its Subsidiaries, (ii) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities and (iii) there are not any outstanding obligations of the Company or any of its Subsidiaries to register shares of any capital stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

3.04         Authority; Noncontravention.

(a)           The Company has all requisite corporate power and authority to enter into this Agreement and the Voting Agreement and, subject to the adoption of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), to consummate the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement. The execution and delivery of this Agreement and the Voting Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Voting Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. Each of this Agreement and the Voting Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, is enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity). As of the date hereof, the Company Board, at a meeting duly called and held at which all the directors of the Company were present in person or by telephone, duly and unanimously adopted resolutions (i) declaring that this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Company’s stockholders, (ii) approving and adopting this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement. The Company Board has taken all action necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement. No “fair price,” “merger moratorium,” “control share acquisition” or other anti-takeover or similar statute or regulation applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

(b)           The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement and compliance with the provisions of this Agreement and the Voting Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (i) the Company Certificate or the Company By-laws or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license (each, a “Contract”), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in Section 3.05, any Law applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate (A) have not had and would not reasonably be expected to have a Company Material Adverse Effect, (B) would not reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder and (C) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

(c)           For purposes of this Agreement, “Company Material Adverse Effect” shall mean any change, effect, event, circumstance, occurrence or state of facts that (I) is materially adverse to the business, assets, liabilities, capitalization, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence or state of facts, in each case, arising after the date hereof, relating to (i) the U.S. economy or the U.S. financial markets in general, (ii) the industry in which the Company and its Subsidiaries operate in general, (iii) the announcement of this Agreement or the transactions contemplated hereby (provided that the exclusion set forth in this clause (iii) shall not apply to Section 3.04(b) hereof), (iv) changes in applicable Laws or regulations or (v) changes in GAAP; provided that with respect to clauses (i), (ii), (iv) and (v), such change, effect, event, circumstance, occurrence or state of facts (A) does not specifically relate to (or have the effect of specifically relating to) the Company and its Subsidiaries and (B) is not more adverse to the Company and its Subsidiaries than to other companies operating in the industry in which the Company and its Subsidiaries operate, or (II) materially impairs the ability of the Company to perform its obligations hereunder.

3.05         Governmental Approvals.   No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a “Governmental Authority”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for those required under or in relation to (a) the Securities Act, (b) the Exchange Act, (c) the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and appropriate documents to be filed with the relevant authorities of other states in which the Company is qualified to do business, (d) any appropriate filings with and approvals of NASDAQ, (e) the approvals set forth in Section 3.05(e) of the Company Disclosure Letter, (f) state securities or “blue sky” laws and (g) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to (x) have a Company Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations hereunder or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (a) through (g) above or listed in Section 3.05 of the Company Disclosure Letter are referred to herein as “Necessary Consents.”

3.06         Company SEC Documents; No Undisclosed Liabilities.

(a)           The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since October 31, 2002 (such documents, the “Company SEC Documents”). No Subsidiary of the Company is required to file, or files, any form, report or other document with the SEC. As of their respective dates, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information contained in any Company SEC Document has been corrected by a later-filed Company SEC Document.

(b)           The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments).

(c)           Except (i) as set forth in the financial statements included in the Company’s Annual Report on Form 10-K filed prior to the date hereof for the year ended October 31, 2005 or (ii) as incurred in the ordinary course of business since October 31, 2005, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect.

3.07         Information Supplied.   None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the proxy statement relating to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company’s stockholders, the “Proxy Statement”), and any other documents to be filed by the Company with the SEC or any other Governmental Authority in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing, or in the case of the Proxy Statement, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

3.08         Absence of Certain Changes or Events.   Since the date of the most recent audited financial statements included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), except (a) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby to Parent, Merger Sub and the Company’s financial and legal advisors or (b) as disclosed in the Filed Company SEC Documents there has not been any change, effect, event, circumstance, occurrence or state of facts that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

3.09         Litigation.   There is no suit, action, claim, proceeding or investigation pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company or any of its Subsidiaries, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

3.10         Contracts.

(a)           Neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any Contract that is filed as an exhibit to the Filed Company SEC Documents.

(b)           Except for Contracts filed in unredacted form as exhibits to the Filed Company SEC Documents, Section 3.10(b) of the Company Disclosure Letter sets forth a correct and complete list as of the date of this Agreement, and the Company has made available to Parent correct and complete copies (including all amendments, modifications, extensions, renewals, guaranties or other Contracts with respect thereto, but excluding all names, terms and conditions that have been redacted in compliance with applicable Laws governing the sharing of information), of:

(i)            all Contracts (other than Contracts of the category required to be disclosed in either clause (xiv) or clause (xv) of this Section 3.10(b), regardless of value) of the Company or any of its Subsidiaries having an aggregate value per Contract, or involving payments by or to the Company or any of its Subsidiaries, of more than $50,000 on an annual basis;

(ii)           all Contracts to which the Company or any of its Subsidiaries is a party, or by which the Company, any of its Subsidiaries or any of its Affiliates is bound, that contain a covenant restricting the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, would restrict the ability of Parent or any of its Subsidiaries, including the Surviving Corporation and its Subsidiaries) to compete in any business or with any person or in any geographic area;

(iii)          all Contracts of the Company or any of its Subsidiaries with any Affiliate of the Company (other than any of its Subsidiaries);

(iv)          all Contracts to which the Company or any of its Subsidiaries is a party granting any license to Intellectual Property, and any other license (other than real estate) having an aggregate value per license, or involving payments by the Company or any of its Subsidiaries, of more than $50,000 on an annual basis;

(v)           all confidentiality agreements (other than in the ordinary course of business), agreements by the Company or any of its Subsidiaries not to acquire assets or securities of a third party or agreements by a third party not to acquire assets or securities of the Company or any of its Subsidiaries;

(vi)          any Contract having an aggregate value per Contract, or involving payments by or to the Company or any of its Subsidiaries, of more than $50,000 on an annual basis that requires consent of or notice to a third party in the event of or with respect to the Merger, including in order to avoid a breach or termination of or loss of benefit under any such Contract;

(vii)         all joint venture, profit sharing, partnership or other similar agreements involving co-investment with a third party to which the Company or any of its Subsidiaries is a party;

(viii)        any Contract with a Governmental Authority (other than ordinary course Contracts with Governmental Authorities as a customer) which imposes any material obligation or restriction on the Company or its Subsidiaries;

(ix)           all leases, subleases, licenses or other Contracts pursuant to which the Company or any of its Subsidiaries use or hold any material property;

(x)            all material outsourcing Contracts;

(xi)           all Contracts with investment bankers, financial advisors, attorneys, accountants or other advisors retained by the Company or any of its Subsidiaries;

(xii)          all Contracts providing for the indemnification by the Company or any of its Subsidiaries of any person, except for any such Contract that (i) is not material to the Company or any of its Subsidiaries and (ii) was entered into in the ordinary course of business;

(xiii)         all Contracts pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its Subsidiaries of any indebtedness of any other person (other than the Company or any of its Subsidiaries) (except for such indebtedness and guarantees the aggregate principal amount of which does not exceed $50,000 on an annual basis and excluding trade payables arising in the ordinary course of business);

(xiv)        any customer Contract that involves (1) annual payments of greater than $50,000 or annual administrative services fees or similar payments of greater than $50,000 and (2) by its terms, does not terminate on or before one year after the date of such Contract and is not cancelable during such period without penalty or without payment (other than customer agreements that are not terminable within one year solely as a result of the Health Insurance Portability and Accountability Act and the regulations promulgated thereunder (including 45 C.F.R. parts 160, 162, and 164) or other statutory or regulatory requirements); and

(xv)         any Contract with respect to any risk sharing or risk transfer arrangement or that provides for a retroactive premium or similar adjustment or withholding arrangement.

(c)           None of the Company or any of its Subsidiaries (x) is, or has received written notice or has Knowledge that any other party to any of its Contracts is, in violation or breach of or default (with or without notice or lapse of time or both) in any material respect under, or (y) has waived or failed to enforce any material rights or benefits under, any Contract to which it is a party or any of its properties or other assets is subject, and (ii) to the Knowledge of the Company, there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Contract except for violations, breaches, defaults, waivers or failures to enforce rights or benefits covered by clauses (i) or (ii) above that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.11         Compliance with Laws.

(a)           The Company and each of its Subsidiaries has been since October 31, 2002 and is in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority

(collectively, “Laws”) applicable to it, its properties or other assets or its business or operations. None of the Company or any of its Subsidiaries has received, since October 31, 2002, a notice or other communication alleging or relating to a possible material violation of any Laws applicable to its businesses or operations. The Company and its Subsidiaries have in effect all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, “Permits”) necessary to carry on their businesses as now conducted, and there has occurred no material violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Permit, all of which are listed in Section 3.11(a) of the Company Disclosure Letter. There is no event which has occurred that, to the Knowledge of the Company, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any such Permit. Assuming all Closing Consents (as defined below) are made or obtained, the Merger, in and of itself, would not cause the revocation or cancellation of any such Permit.

(b)           Since October 31, 2002, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party service provider acting on behalf of the Company or any of its Subsidiaries, has received, nor otherwise has any Knowledge of, any written notice from any Governmental Authority or has become a party to any enforcement action, order, decree, stipulation or open and pending financial examination that (y) alleges any material noncompliance (or that the Company or any of its Subsidiaries or any such third party service provider is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged material noncompliance) with any applicable material Law, or (z) would be reasonably likely to result in a material fine, assessment or cease and desist order applicable to the Company or any of its Subsidiaries, or the suspension, revocation or material limitation or restriction of any Permit; and (ii) neither the Company nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Authority with respect to its non-compliance with, or violation of, any applicable Law.

(c)           Since October 31, 2002, the Company and each of its Subsidiaries has timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority, including state health and insurance regulatory authorities and any applicable Federal regulatory authorities, and have timely paid all Taxes, fees and assessments due and payable in connection therewith, except where the failure to make such payments would not be material to the Company or any of its Subsidiaries.

(d)           The Company and its Subsidiaries have implemented policies, procedures and/or programs designed to assure that its agents and employees are in material compliance with all applicable Laws, including laws, regulations, directives and opinions of Governmental Authorities relating to advertising, licensing, sales and compensation disclosure practices, unfair trade practices and conflict of interest policies.

(e)           The Company and each of its officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (“Sarbanes-Oxley”) and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ. The Company has previously disclosed to Parent all of the information required to be disclosed by the Company and its officers and employees, including the Company’s chief executive officer and chief financial officer, to the Company Board or any committee thereof pursuant to the certification requirements relating to Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the Company and such Subsidiary and has previously disclosed to Parent its work plan, budget and timetable for compliance with the SEC rules promulgated under Section 404 of Sarbanes-Oxley.

(f)            The Company has disclosed, based on its most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors of the Company and to Parent (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that existed as of October 31, 2005 or later which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information for its financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(g)           To the Knowledge of the Company, the Company’s principal executive officer and its principal financial officer will be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Sections 302, 906 and 404 of Sarbanes-Oxley, without qualification, when next due.

(h)           Since November 1, 2004, neither the Company nor any of its Subsidiaries has effected any securitization transaction or other “off-balance sheet arrangement” (as defined in Item 303 of Regulation S-K of the Securities Act).

3.12         Employee Benefit Plans.

(a)           Section 3.12(a) of the Company Disclosure Letter sets forth a correct and complete list of:  all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, Company Stock Plans, Mogul Sub Stock Plans, individual stock option agreements to which the Company is a party granting stock options to acquire Company Common Stock that have not been granted under a Company Stock Plan, incentive and other equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder for current or former employees of the Company or any of its Subsidiaries (the “Employees”) (collectively, the “Company Plans”).

(b)           Correct and complete copies of the following documents, with respect to each of the Company Plans (other than a Multiemployer Plan), have been delivered or made available to Parent by the Company, to the extent applicable:  (i) any plans, all amendments and attachments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; and (v) material written communications to employees generally.

(c)           The Company Plans have been maintained in accordance with their terms and with all provisions of ERISA, the Code and other applicable Laws, and neither the Company (nor any of its Subsidiaries) nor any “party in interest” or “disqualified person” with respect to the Company Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA, except as individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan, except where the failure to comply individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(d)           The Company Plans intended to qualify under Section 401 of the Code are so qualified and any trusts intended to be exempt from Federal income taxation under Section 501 of the Code are so exempt, except where the failure to comply individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(e)           None of the Company, its Subsidiaries or any trade or business (whether or not incorporated) that is treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code has any current or contingent liability with respect to (i) a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). Each Company Plan that is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements, with such exceptions that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(f)            All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (including workers compensation) or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension).

(g)           There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Plans, the assets of any of the trusts under the Company Plans or the sponsor or administrator of any of the Company Plans, or against any fiduciary of the Company Plans with respect to the operation of any of the Company Plans (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form the basis for any such action, claim or lawsuit, other than such actions, claims or lawsuits that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(h)           None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or applicable state law, and at the expense of the participant or the participant’s beneficiary. Each of the Company and any ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except where the failure to comply individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(i)            Except as set forth in Section 3.12(i) of the Company Disclosure Letter (to the extent applicable, in each case broken down as to each item, and the individual and amount involved), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, including the Company Stockholder Approval or the Merger, will (i) result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Company Plan or (iv) result in any obligation to fund any trust or other arrangement with respect to compensation or benefits under a Company Plan. Except as set forth in Section 3.12(i) of the Company Disclosure Letter, since November 1, 2005, the Company, including the Company Board, any committee thereof and any officer of the Company, has not taken any action to increase the compensation or benefits payable after the date hereof to any officer having the title of senior vice president or higher of the Company.

(j)            Neither the Company nor any of its Subsidiaries has a contract, plan or commitment, whether legally binding or not, to create any additional Company Plan or to modify any existing Company Plan, except as required by applicable Law or tax qualification requirement.

(k)           Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for Federal income tax purposes by the Company or any of its

Subsidiaries is not an employee for such purposes, except as individually or in the aggregate, together with any breach or breaches of Section 3.12(c) hereof (without regard to any materiality or Company Material Adverse Effect qualifiers therein), has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(l)            Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement providing for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code.

(m)          All Nonqualified Deferred Compensation Plans (as defined in Code Section 409A(d)(1)) of the Company and its Subsidiaries are in material compliance with Code Section 409A and neither the Plans nor this transaction will cause a participant in such Plans to be subject to the tax imposed by Code Section 409A(a)(1)(B).

3.13         Taxes.

(a)           The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material tax returns required to be filed by it, and all such filed tax returns are correct and complete in all material respects. All taxes shown to be due on such tax returns, and all material taxes otherwise required to be paid by the Company or any of its Subsidiaries, have been timely paid.

(b)           All taxes due and payable by the Company and its Subsidiaries have been adequately provided for in the financial statements of the Company and its Subsidiaries for all periods ending through the date hereof. No material deficiency with respect to taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been paid in full or fully resolved in favor of the taxpayer. No reductions have been made to the October 31, 2005 current tax reserve and valuation allowance previously reported to Parent.

(c)           The income tax returns of the Company and each of its Subsidiaries have been examined by and settled with (or received a “no change” letter from) the Internal Revenue Service (the “IRS”) (or, to the Knowledge of the Company, the applicable statute of limitations has expired) for all years through 2001. All material assessments for taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

(d)           Neither the Company nor any of its Subsidiaries has any obligation under any agreement (either with any person or any taxing authority) with respect to material taxes.

(e)           Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

(f)            Neither the Company nor any of its Subsidiaries has (i) been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent or (ii) any material liability for the taxes of any other person (other than the Company or any of its Subsidiaries) under any state, local or foreign law, as a transferee or successor, by contract, or otherwise.

(g)           No audit or other administrative or court proceedings are pending with any taxing authority with respect to any Federal, state or local income or other material taxes of the Company or any of its Subsidiaries, and no written notice of a proposed audit or other proceeding has been received by the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, is any such audit or other proceeding threatened. No issue has been raised by any taxing authority in any currently pending tax audit that could be material and adverse to the Company or any of its Subsidiaries for any period after the Effective Time. Neither the Company nor any of its Subsidiaries has any outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, any Federal, state or local income or other material taxes. Neither the Company nor any of its Subsidiaries has requested, or is currently the beneficiary of, any extension of time within which to file any tax return for any taxable period.

(h)           No written claim that could give rise to material taxes has been made within the previous five years by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

(i)            The Company has made available to Parent correct and complete copies of (i) all income and franchise tax returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding currently in progress) relating to income or franchise taxes of the Company or any of its Subsidiaries.

(j)            No Liens for taxes exist with respect to any properties or other assets of the Company or any of its Subsidiaries, except for Liens for taxes not yet due.

(k)           All material taxes required to be withheld by the Company or any of its Subsidiaries have been withheld and have been or will be duly and timely paid to the proper taxing authority.

(l)            For purposes of this Agreement, (i)  “taxes” shall mean taxes of any kind (including those measured by or referred to as income, franchise, gross receipts, sales, use, ad valorem, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property, windfall profits, customs, duties or similar fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto, domestic or foreign and shall include any transferee or successor liability in respect of taxes (whether by contract or otherwise) and any several liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group and (ii) “tax returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any taxing authority with respect to taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.14         Intellectual Property; Software.

(a)           As used herein:

(i)            “Intellectual Property” means all U.S. and foreign:

(A)          trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and other distinctive indicia of origin, together with goodwill, registrations and applications relating to the foregoing (“Trademarks”);
(B)           patents and pending patent applications, invention disclosure statements, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof, any counterparts claiming priority therefrom and like statutory rights (“Patents”);
(C)           registered and unregistered copyrights (including those in Software), rights of publicity and all registrations and applications to register the same (“Copyrights”); and
(D)          confidential technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (“Trade Secrets”);

(ii)           “IP Licenses” means all Contracts (excluding “click-wrap” or “shrink-wrap” agreements or agreements contained in “off-the-shelf” Software or the terms of use or service for any Web site) pursuant to which the Company or any of its Subsidiaries have acquired rights in (including usage rights) to any Intellectual Property, or licenses and agreements pursuant to which the Company or any of its Subsidiaries have licensed or transferred the right to use any Intellectual Property, including license agreements, settlement agreements and covenants not to sue;

(iii)          “Software” means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all electronic data and electronic collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site; and

(iv)          “Company Intellectual Property” means the Intellectual Property and Software held for use or used in the business of the Company or any of its Subsidiaries as presently conducted.

(b)           Section 3.14(b) of the Company Disclosure Letter sets forth, for the Intellectual Property owned by the Company and its Subsidiaries, a complete and accurate list of all U.S., state and foreign:  (i) Patents issued or pending; (ii) Trademark registrations and applications for registration (including Internet domain name registrations) and material unregistered trademarks and service marks; and (iii) material Copyrights.

(c)           Section 3.14(c) of the Company Disclosure Letter lists all (i) material Software that is owned by the Company or its Subsidiaries and (ii) material IP Licenses.

(d)           The Company, or one of its Subsidiaries, owns or possesses all licenses or other legal rights to use, sell or license all material Company Intellectual Property, free and clear of all Liens, except Permitted Liens.

(e)           All Trademark registrations and applications for registration, Patents issued or pending and Copyright registrations and applications for registration owned or used by the Company and its Subsidiaries are valid and subsisting, in full force and effect and have not lapsed, expired or been abandoned, and are not the subject of any opposition filed with the United States Patent and Trademark Office or any other intellectual property registry.

(f)            The Company, or one of its Subsidiaries, has the right to require the inventor or author of any Company Intellectual Property which constitutes an application for registration, including, but not limited to, all patent applications, Trademark applications and Copyright applications to transfer ownership, including all right, title and interest therein and thereto (including waiver of any moral rights), to the Company of the application and of the registration once it issues.

(g)           The Company Intellectual Property constitutes all the Intellectual Property and Software necessary or appropriate for the continuing conduct and operation of the Company’s business in all respects as currently conducted and operated by the Company.

(h)           Except as set forth in Section 3.14(h) of the Company Disclosure Letter:

(i)            no claims, or to the Knowledge of the Company, threat of claims, have been asserted by any third party against the Company or any of its Subsidiaries related to the use in the conduct of the businesses of the Company Intellectual Property by the Company and its Subsidiaries or the conduct of the business of the Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property rights of any third party;

(ii)           the conduct of the businesses of the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate in any material respect any Intellectual Property rights of any third party;

(iii)          to the Knowledge of the Company, no third party is infringing, misappropriating, diluting or violating any Company Intellectual Property;

(iv)          no settlement agreements, consents, judgments, orders, forbearances to sue or similar obligations limit or restrict the Company’s or any Subsidiary’s rights in and to any Company Intellectual Property;

(v)           the Company and its Subsidiaries have not licensed or sublicensed their rights in any Company Intellectual Property, or received or been granted any such rights (except pursuant to “click-wrap” or “shrink-wrap” agreements), other than pursuant to the IP Licenses;

(vi)          the IP Licenses are valid and binding obligations of the Company or one its Subsidiaries, enforceable in accordance with their terms, and there is no default thereof by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by the other party thereto;

(vii)         the Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets; and

(viii)        the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s and its Subsidiaries’ rights to own or use any of the Company Intellectual Property or obligate them to pay any royalties or other amounts to any third party in excess of the amounts payable by them prior to the Closing, nor will such consummation require the consent of any third party in respect of any Company Intellectual Property.

(i)            The Company and each of its Subsidiaries has at all times (i) disclosed its personal data collection and use policy on its websites and (ii) complied with such policy. Neither this Agreement nor the consummation of the transactions contemplated hereby will violate any such personal data policy or any other applicable privacy or personal data Laws.

(j)            The Company, or one of its Subsidiaries, maintains possession over the Software and the documentation (including user guides) reasonably necessary to use the Software, and the Company, or one of its Subsidiaries, maintains possession and control over the source code and/or such other documentation (including user guides and specifications) for all Software set forth in Section 3.14(c) of the Company Disclosure Letter which is listed as owned by the Company or any of its Subsidiaries (the “Proprietary Software”) reasonably necessary to use, maintain, and modify the Proprietary Software. Section 3.14(j) of the Company Disclosure Letter sets forth a list of all customers of the Company or any of its Subsidiaries who have received any rights to obtain the source code of the Company’s or any of its Subsidiaries’ Proprietary Software. The Proprietary Software was either developed by (x) employees of the Company or its Subsidiaries within the scope of their employment or (y) independent contractors who have unconditionally assigned all of their rights in such Proprietary Software and all copyrights in the Proprietary Software to the Company or its

Subsidiaries pursuant to written agreements. The Proprietary Software, and, to the Knowledge of the Company, the Software included in the Company Intellectual Property which it or its Subsidiaries license or otherwise use (i) functions in compliance in all respects with its related documentation and specifications, and functions properly in all respects to achieve its intended purposes and (ii) is free of any computer instructions, devices or techniques that are designed to infect, disrupt, damage, disable or alter such Software or its processing environment (including other programs, equipment and data), except in the case of clauses (i) and (ii) above, as would not reasonably be expected to result in, in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, the Company and its Subsidiaries, taken as a whole.

3.15         Properties and Assets.

(a)           Since their inception, neither the Company nor any Subsidiary has owned any real property. Section 3.15 of the Company Disclosure Letter sets a true and complete list of all real property (the “Real Property”) leased by the Company or any of its Subsidiaries pursuant to leases (collectively, the “Leases”), and the name of the lessor, the date of the Lease and each amendment to the Lease, and the aggregate annual rental or other fees payable under any such Lease. The Real Property has access, sufficient for the conduct of the business of the Company and its Subsidiaries as now conducted to public roads and to all utilities used in the operation of the business at that location.

(b)           The Company holds a valid and existing leasehold interest under each of the Leases. The Company has delivered to Parent complete and accurate copies of each of the Leases (including all notices exercising renewal, expansion, termination or other material rights under the Leases), and none of the Leases has been modified in any material respect, except to the extent that the copies delivered to Parent disclose such modifications. Neither the Company nor any Subsidiary has leased or sublet, as lessor, sublessor, licensor or the like, any of the Real Property. No Lease is subject to any prime, ground or master lease, mortgage, deed of trust or other encumbrance or interest which would entitle the interest holder to interfere with or disturb the Company’s or any Subsidiary’s rights under the Lease while the Company or such Subsidiary is not in default under the Lease. Neither the Company nor any Subsidiary is in material default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such material default by the Company or any of its Subsidiaries under any of the Leases; nor, to the Knowledge of the Company or any of its Subsidiaries, is any other party to any of the Leases in material default.

(c)           The Company or its Subsidiaries own, or lease under valid leases, all of the buildings, fixtures, leasehold improvements, computers, equipment and other tangible assets, including, without limitation, all trucks, cabs and other rolling stock, necessary for the conduct of the business of the Company or its Subsidiaries as now conducted and presently proposed to be conducted, substantially all of which, collectively, are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Except for leased or licensed property, the Company and its Subsidiaries own good and marketable title to each of the properties and assets used by the Company or its Subsidiaries, located on the premises of the Company or its Subsidiaries.

3.16         Environmental Matters.

(a)           Except for matters that are not material to the Company, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding, review or investigation is pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened by any person against, the Company, any of its Subsidiaries or any person whose liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries have been and are in compliance in all material respects with all Environmental Laws, including possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws; (iii) the Company and its Subsidiaries do not have any material Environmental Liabilities and, no facts, circumstances or conditions relating to, arising from, associated with or attributable to (A) any real property currently owned, operated or leased by the Company or its Subsidiaries or operations thereon or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries or operations thereon or (B) any person whose liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law would reasonably be expected to result in Environmental Liabilities; and (iv) with respect to any real property currently owned or leased or, to the Knowledge of the Company, formerly owned or leased, as the case may be, by the Company or its Subsidiaries, there have been no Releases of Hazardous Materials that have or are reasonably likely to result in a claim against the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws.

(b)           As used in this Agreement, the term “Environmental Laws” means Federal, state, local and foreign statutes, Laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to the protection of human health or the environment, including Hazardous Materials.

(c)           As used in this Agreement, the term “Environmental Liabilities” with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, including contractual, which (i) arise under applicable Environmental Laws or with respect to Hazardous Materials or under any agreement or contract and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

(d)           As used in this Agreement, the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including (i) petroleum, asbestos or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

(e)           As used in this Agreement, the term “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

3.17         Transactions with Related Parties.   Since October 31, 2005, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

3.18         Brokers and Other Advisors.   No broker, investment banker, financial advisor or other person, other than Legacy Partners Group LLC and Patrick Kennedy, the fees and expenses of which will be paid by the Company in accordance with the Company’s or its Subsidiaries’ agreements with such firm (a complete copy of which has previously been made available to Parent), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries.

3.19         Opinion of Financial Advisor.   The Company has received the opinion of Legacy Partners Group LLC dated the date hereof to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock and confirming that the price paid to the minority stockholders of Mogul Sub in the proposed purchase of their shares required pursuant to Section 6.12 is the same as the price per share received by the Company on account of its equity interest in Mogul Sub, a signed copy of which opinion will be delivered to Parent promptly following receipt thereof by the Company.

3.20         Insurance.   Section 3.20 of the Company Disclosure Schedule contains a list of all material insurance policies which are owned by the Company and any of its Subsidiaries and which name the Company or any of its Subsidiaries as an insured, including without limitation, self-insurance programs and those which pertain to the Company’s assets, employees or operations. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies.

3.21         Vote Required.   The affirmative vote of the holders of a majority of the voting power of the Company Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital shares of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

3.22         Rights Agreement.   The Company has taken all actions and has completed all amendments, if any, to the Rights Agreement, dated December 12, 1996, between the Company and Continental Stock Transfer and Trust Company, as rights agent (the “Rights Agreement”) necessary or appropriate so that the entering into of this Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not on the date hereof or merely as the result of the passage of time:  (i) result in any person being deemed to be an “Acquiring Person” (as defined in the Rights Agreement); (ii) result in the ability of any person to exercise any rights under the Rights Agreement; (iii) enable or require the rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable; or (iv) enable the Company to exchange any such rights for shares of Company Common Stock, pursuant to the Rights Agreement or otherwise. No “Distribution Date” (as such term is defined in the Rights Agreement) has occurred or will occur as a result of the Company entering into this Agreement and the Voting Agreement. Copies of the Rights Agreement, and all amendments thereto, have previously been made available to Parent.

3.23         State Takeover Statutes.   The Company has taken all action necessary in order to exempt this Agreement, the Merger and the other transactions contemplated hereby and thereby from, and this Agreement and the Merger and the other transactions contemplated hereby and thereby are exempt from, the requirements of any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation existing under, or adopted in connection with, the laws of the State of Delaware or any other state.

Article IV

Representations and Warranties of Parent and Merger Sub

Except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates; provided that, any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another section of such disclosure letter reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other section of such disclosure letter notwithstanding the omission of a reference or cross reference thereto) delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:

4.01         Organization, Standing and Corporate Power.   Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed and has all requisite power and authority to carry on its business as now being conducted.

4.02                Authority; Non-contravention.

(a)           Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity).

(b)           The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Merger Sub under (i) the Certificate of Incorporation or By-laws of Parent or Merger Sub, (ii) any material Contract to which Parent or Merger Sub is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in Section 4.03 hereof, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate (A) have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (B) would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement and (C) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

(c)           For purposes of this Agreement, “Parent Material Adverse Effect” shall mean any change, effect, event, circumstance, occurrence or state of facts that (I) is materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent, taken as a whole, other than any change, effect, event, circumstance, occurrence or state of facts, in each case arising after the date hereof, relating to (i) the U.S. economy or the U.S. financial markets in general, (ii) the industry in which Parent operates in general, (c) the announcement of this Agreement or the transactions contemplated hereby (provided that the exclusion set forth in this clause (iii) shall not apply to Section 4.02(b) hereof), (iv) changes in applicable Laws or regulations or (v) changes in GAAP or regulatory accounting principles after the date hereof; provided that with respect to clauses (i), (ii), (iv) and (v), such change, effect, event, circumstance, occurrence or state of facts (A) does not specifically relate to (or have the effect of specifically relating to) Parent and (B) is not more adverse to Parent than to other companies operating in the industry in which Parent operates, or (II) materially impairs the ability of such entity to perform its obligations hereunder.

4.03         Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent, any of its Subsidiaries or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (a) Necessary Consents and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to (x) impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

4.04         Information Supplied. The information relating to Parent or Merger Sub that is provided by Parent for inclusion in the Proxy Statement or any other document to be filed with any Governmental Authority in connection with the transactions contemplated hereby, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.05         Litigation. There is no suit, action, claim, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent that would prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

4.06         No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

4.07         Financing. As of the Closing Date, Parent will have sufficient cash or other sources of immediately available funds to enable it to pay the Merger Consideration as required by this Agreement.

Article V

Covenants Relating to Conduct of Business

5.01         Conduct of Business.

(a)           Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and comply with all applicable Laws in all material respects, and, to the extent consistent therewith, use its reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall not be materially impaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as provided in Section 5.01(a) of the Company Disclosure Letter and except as expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent’s prior written consent, which shall not be unreasonably withheld or delayed:

(i)            (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii)           issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units (other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof or granted after the date hereof in accordance with clause (B) below, in either case in accordance with their terms on the date hereof (or on the date of grant, if later), and (B) the grant of options to employees hired within one year prior to, or anytime after, the date hereof to acquire shares of Company Common Stock in accordance with the Company’s ordinary course of business consistent with past practice);

(iii)          amend the Company Certificate or the Company By-laws or the comparable charter or organizational documents of any of its Subsidiaries or adopt a stockholders’ rights plan (i.e., “poison pill”);

(iv)          directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any division, business or equity interest of any person or (B) any assets forming part of such a division or business that have a purchase price in excess of $50,000 individually or $100,000 in the aggregate;

(v)           sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets (except (A) by incurring Permitted Liens, (B) with respect to properties or other assets no longer used in the operation of the Company’s business, (C) in the ordinary course of business and/or (D) in furtherance of the transactions contemplated herein, including those matters under Sections 6.13 and 6.16;

(vi)          with respect to the Company’s 2006 fiscal year, make any capital expenditure or expenditures not budgeted for in the Company’s 2006 fiscal year capital expenditure plan, a correct and complete copy of which shall have been provided to Parent prior to the date of this Agreement, which (1) involves the purchase of any real property or (2) is in excess of $100,000 individually, or $200,000 in the aggregate;

(vii)         (A) repurchase or prepay any indebtedness for borrowed money except as required by the terms of such indebtedness, (B) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (C) make any loans, advances or capital contributions to, or investments in, any other person in excess of $50,000 in the aggregate, other than in the Company or in or to any direct or indirect wholly-owned Subsidiary of the Company;

(viii)        (A) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) (1) in excess of $50,000 individually and $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice or (2) involving any material limitation on the conduct of the business of the Company or its Subsidiaries or (B) waive or release any right of the Company or any of its Subsidiaries with a value in excess of $100,000;

(ix)           enter into, modify, amend or terminate (A) any Contract which if so entered into, modified, amended or terminated would reasonably be expected to (1) have a Company Material Adverse Effect, (2) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (3) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, (B) any other Contract that involves the Company or any of its Subsidiaries incurring a liability in excess of $100,000 individually or $200,000 in the aggregate and that is not terminable by the Company without penalty with one year or less notice (excluding contracts or amendments entered into or made in the ordinary course of business with customers of the Company or its Subsidiaries), (C) any Contract by which the Company or any of its Subsidiaries grants any license to Company Intellectual Property or (D) any Contract that contains a covenant restricting the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, would restrict the ability of Parent or any of its Subsidiaries, including the Surviving Corporation and its Subsidiaries) to compete in any business or with any person or in any geographic area;

(x)            enter into any Contract which if in effect as of the date hereof would be required to be disclosed pursuant to Section 3.10(b) hereof (other than Contracts required to be disclosed pursuant to Section 3.10(b)(v)) to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed right or entitlement of any third party under, or result in any material alteration of, any provision of such Contract;

(xi)           except as required to comply with applicable Law or any Contract disclosed in Section 3.12 of the Company Disclosure Letter, (A) increase in any manner the compensation or fringe benefits of, or pay any bonus (other than the bonus payments described in Section 6.10(a) of the Company Disclosure Letter) to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (B) pay to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any benefit not provided for under any Contract or Company Plan other than the payment of cash compensation in the ordinary course of business consistent with past practice, (C) grant any awards under any Company Plan (including the grant of stock options, warrants, stock appreciation rights, stock based or stock related awards, performance units, restricted stock, any securities convertible into or exercisable or exchangeable for, any shares of capital stock in the Company or any Subsidiary, or the removal of existing restrictions in any Contract or Company Plan or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Company Plan, (E) exercise any discretion to accelerate the vesting or payment of any compensation or benefit under any Contract or Company Plan, (F) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to any Company Plan are made or the basis on which such contributions are determined or (G) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Company Plan, in each case for the benefit of any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, other than required by applicable Law or tax qualification requirement;

(xii)          adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any of its Subsidiaries;

(xiii)         fail to use reasonable efforts to maintain existing insurance policies or comparable replacement policies to the extent available for a reasonable cost;

(xiv)        change its fiscal year, revalue any of its material assets, or make any changes in financial, actuarial, reserving, statutory or tax accounting methods, principles or practices, except in each case as required by GAAP or applicable Law;

(xv)         make any material tax election or settle or compromise any material tax liability, or agree to an extension of a statute of limitations with respect to material taxes;

(xvi)        terminate, amend or otherwise modify any agreement entered into by the Company with any individual as requested by Parent pursuant to Section 6.09; or

(xvii)       authorize any of, or commit, propose or agree to take any of, the foregoing actions.

(b)           Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, Parent shall not (i) amend the Parent Articles or the Parent By-laws in a manner materially adverse to the Company’s stockholders or (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (A) dividends or distributions by a direct or indirect wholly owned Subsidiary of Parent to its parent or (B) regular cash dividends paid in the ordinary course of business consistent with past practice or (iii) authorize any of, or commit, propose or agree to take any of, the forgoing actions.

(c)           Other Actions. Except as otherwise contemplated or permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would reasonably be expected to result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified by materiality, Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied. Prior to the Effective Time, the Company shall consult with Parent in connection with any settlement of any litigation, mediation, arbitration or investigation prior to any such settlement.

(d)           Advice of Changes; Filings. Each of the Company and Parent shall as promptly as practicable advise the other party orally and in writing upon obtaining Knowledge of (i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement that is qualified as to materiality, Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, becoming untrue or inaccurate in any respect or any representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Merger Sub) to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other party with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

5.02         No Solicitation by the Company.

(a)           The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of its or their respective directors, officers, employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement (collectively, “Representatives”) to, directly or indirectly through another person, (i) solicit, initiate, cause, knowingly encourage, or knowingly facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, or furnish to any person any information in connection with or in furtherance of any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 5.02(a) by the Company. The Company shall, and shall cause its Subsidiaries and instruct its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted previously with respect to any Company Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval (and in no event after obtaining such Company Stockholder Approval), in response to an unsolicited bona fide written Company Takeover Proposal made after the date hereof that the Company Board determines in good faith (after receiving advice of a financial advisor of nationally recognized reputation and of its outside counsel) constitutes or is reasonably likely to constitute a Company Superior Proposal, the Company may, if the Company Board determines in good faith (after receiving advice of its outside counsel) that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, and subject to compliance with Section 5.02(e) and after giving Parent two business days written notice of such determination, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrent with the time it is provided or made available to such person, as the case may be, and (B) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its Representatives) regarding such Company Takeover Proposal.

(b)           For purposes of this Agreement, “Company Takeover Proposal” shall mean any inquiry, proposal or offer, whether or not conditional and whether or not withdrawn, (a) for the sale of Company Common Stock or other equity interests in the Company, (b) for a merger, consolidation, share exchange, business combination, dissolution, recapitalization or other business combination involving the Company, (c) for the issuance, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the equity securities or assets of the Company as consideration for the assets or securities of another person, (d) to acquire in any manner, directly or indirectly, 10% or more of the equity securities of the Company or assets (including equity securities of any Subsidiary of the Company) that represent 10% or more of the total consolidated assets of the Company, other than the transactions contemplated by this Agreement, or (e) any agreement to, or public announcement by the Company of a proposal, plan or intention to do the foregoing.

(c)           For purposes of this Agreement, “Company Superior Proposal” shall mean any bona fide written offer made by a third party, that if consummated would result in such person (or its stockholders) owning, directly or indirectly, greater than 50% of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the total consolidated assets of the Company (i) on terms which the Company Board determines in good faith (after receiving advice of a financial advisor of nationally recognized reputation and of its outside counsel and in light of all relevant circumstances, including, without limitation, all the terms and conditions of such proposal and this Agreement) to be more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement and (ii) which is reasonably likely to be completed, taking into account any financing and approval requirements and all other financial, legal, regulatory and other aspects of such proposal.

(d)           Neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Company Board or any such committee thereof of this Agreement or the Merger (it being understood that taking a neutral position or no position for more than seven (7) business days after receipt of a Company Takeover Proposal (or if such Company Takeover Proposal is initially received within seven (7) business days of the Company Stockholder Meeting no later than four (4) business days after receipt of such Company Takeover Proposal) with respect to a Company Takeover Proposal shall be considered an adverse modification) or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, any Company Takeover Proposal (other than a confidentiality agreement pursuant to Section 5.02(a)). Notwithstanding the foregoing, the Company Board may make a Company Adverse Recommendation Change if such Company Board determines in good faith (after receiving advice of its outside counsel) that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that no Company Adverse Recommendation Change may be made in response to a Company Takeover Proposal until after the fifth business day following Parent’s receipt of written notice from the Company (an “Adverse Recommendation Notice”) advising Parent that the Company Board has determined that such Company Takeover Proposal is a Company Superior Proposal, that the Company Board intends to make such Company Adverse Recommendation Change and containing all information required by Section 5.02(e), together with copies of any written offer or proposal in respect of such Company Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Company Superior Proposal shall require a new Adverse Recommendation Notice and a new five (5) business day period). In determining whether to make a Company Adverse Recommendation Change in response to a Company Superior Proposal, the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent (in response to an Adverse Recommendation Notice or otherwise) in determining whether such third party Company Takeover Proposal still constitutes a Company Superior Proposal.

(e)           In addition to the obligations of the Company set forth in subsections (a) and (d) of this Section 5.02, the Company shall promptly advise Parent orally and in writing of any request for information or other inquiry after the date hereof (whether or not the Company had contact with such requesting party prior to the date hereof) that the Company reasonably believes could lead to any Company Takeover Proposal, the terms and conditions of any such request, Company Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such request, Company Takeover Proposal or inquiry. The Company shall promptly keep Parent fully informed of the status and details (including any change to the terms thereof) of any such request, Company Takeover Proposal or inquiry.

(f)            Nothing contained in this Section 5.02 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the stockholders of the Company if, in the good faith judgment of the Company Board (after receiving advice of its outside counsel), failure to so disclose would be inconsistent with its obligations under applicable Law.

Article VI

Additional Agreements

6.01         Preparation of the Proxy Statement; Stockholder Meetings.

(a)           The Company shall use its reasonable best efforts to prepare and file the initial Proxy Statement with the SEC as promptly as practicable following the date hereof, but in no event later than 14 days following the date hereof. The Company will respond promptly to any comments from the SEC or the staff of the SEC on the Proxy Statement. The Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following completion of any SEC review of the Proxy Statement (but in no event later than five business days after the date such review is complete). No filing of, or amendment or supplement to the Proxy Statement will made by the Company, without providing Parent and its counsel a reasonable opportunity to review and comment thereon. Parent and Merger Sub agree to promptly advise the Company if, at any time prior to the Company Stockholders Meeting, any information provided by them or the Company in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent and Merger Sub will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and Merger Sub, to comply with the Exchange Act and the rules and regulations thereunder after the mailing thereof to the stockholders of the Company.

(b)           The Company shall, as soon as practicable following the date of this Agreement, establish a record date for and promptly take any and all actions in connection therewith, and duly call, give notice of, convene and hold, a meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.02(b), the Company shall, through the Company Board, recommend to its stockholders adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) any Company Adverse Recommendation Change.

6.02         Access to Information; Confidentiality.

(a)           The Company shall afford to Parent and Merger Sub, and their Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries’ properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent and Merger Sub (a) a copy of each report, schedule, registration statement and other document filed by the Company or any Subsidiary during such period pursuant to the requirements of Federal or state securities Laws and (b) consistent with its legal obligations all other information concerning the Company and its Subsidiaries’ business, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Authority applicable to the Company requires it or its Subsidiaries to restrict access to any properties or information.

(b)           Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated as of October 24, 2005, between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), each party shall hold, and shall cause its Representatives to hold, all information received from the other party, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 6.02 or information provided, made available or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

(c)           In addition to and without limiting the foregoing, from the date hereof until the Effective Time, the Company shall furnish to Parent, within fifteen (15) business days after the end of each month, the standard monthly reporting package set forth in Section 6.02(c) of the Company Disclosure Letter. Notwithstanding the foregoing, the first standard monthly reporting package will be for the month of June and furnished to Parent no later than July 15, 2006.

6.03         Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (b) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority, (c) the obtaining of all necessary consents, approvals or waivers from third parties, (d) the avoidance of impediments under any merger control, trade regulation or other Law that may be asserted by any Governmental Authority with respect to this Agreement and the Merger and other transactions contemplated hereby necessary to enable the conditions to Closing to be satisfied as promptly as practicable and (e) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the first sentence of this Section 6.03, each of the Company and the Company Board and Parent and the Parent Board shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing shall be deemed to require Parent to (A) agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent or any of its Subsidiaries or, assuming the consummation of the Merger, the Company or any of its Subsidiaries, (B) not compete in any geographic area or line of business, (C) restrict the manner in which, or whether, Parent, the Company, the Surviving Corporation or any of their respective Affiliates may carry on business in any part of the world or (D) agree to any terms or conditions that would impose any obligations on Parent or any of its Subsidiaries or, assuming the consummation of the Merger, the Company or any of its Subsidiaries, to maintain facilities, operations, places of business, employment levels, products or businesses, or any restriction, limitation, obligation or qualification or (E) make any payments, which, in the case of any of clauses (A) through (E), (i) would have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on Parent and its Subsidiaries, taken as a whole (it being agreed that in the case of measuring the effect on Parent and its Subsidiaries in this clause (i), (A) “Subsidiaries” shall not include the Company or its Subsidiaries, (B) “material adverse effect” shall be the level of, and shall be measured as to, what would have, or would be reasonably likely to have, a “material adverse effect” on the Company and its Subsidiaries, taken as a whole, and not the level or measure of what would have, or would be reasonably likely to have, a “material adverse effect” on Parent and its Subsidiaries, taken as a whole, and (C) the effect shall be with respect to Parent and its Subsidiaries) or (ii) would, or would be reasonably likely to, materially impair the benefits sought to be derived by Parent from the transactions contemplated by this Agreement, including the Merger.

6.04         Indemnification, Exculpation and Insurance.

(a)           All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers and employees of the Company and its Subsidiaries (the “Indemnified Parties” provided in the Company Certificate, the Company By-laws or existing indemnification agreements (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Parent shall indemnify and hold harmless, and provide advancement of expenses to the Indemnified Parties to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Certificate and the Company By-laws.

(b)           For three years after the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) covering the Indemnified Parties currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been previously made available to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof. In satisfying its obligation under this Section 6.04(b) Parent shall not be obligated to pay aggregate premiums in excess of 300% of the amount paid by the Company in its last full fiscal year (which premiums are hereby represented and warranted by the Company to be approximately $120,000), it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount.

(c)           The covenants contained in this Section 6.04 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives, and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

6.05   Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.06   Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form previously agreed to by the parties.

6.07   Stockholder Litigation. The Company shall promptly advise Parent orally and in writing of any stockholder litigation against the Company and/or its directors relating to this Agreement, the Merger and/or the transactions contemplated by this Agreement and shall keep Parent fully informed regarding any such stockholder litigation. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, shall give due consideration to Parent’s advice with respect to such stockholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that the Company further will not, without Parent’s prior written consent, settle any stockholder litigation (a) for an amount greater than $100,000, individually, and $200,000 in the aggregate or (b) that involves or has the effect of imposing any remedy or restriction upon the Company or any of its Subsidiaries other than monetary damages.

6.08   Employee Matters.

(a)           Parent reserves the right to request in writing that the Company cease contributions to and/or terminate one or more of the Plans immediately prior to the Effective Time. Prior to the Closing, the Company shall adopt resolutions to terminate its 401(k) plan with such plan termination effective at least one day prior to the Closing.

(b)           With respect to any benefit plan, program, arrangement (including an “employee benefit plan” (as defined in Section 3(3) of ERISA) and any PTO program, but excluding the UnitedHealth Group 2002 Stock Incentive Plan (or any successor plan thereto)), Parent shall, and shall cause its Affiliates to, recognize the service with the Company prior to the Effective Time (based upon the Company’s service records as provided to Parent) of the employees of the Company who are employed by the Company immediately prior to the Effective Time (the “Eligible Employees”) for purposes of such plan or program; provided, however, that such recognition shall not result in a duplication of benefits. Parent shall cause the Company to credit up to 40 hours per employee of accrued but not taken paid time off relating to periods ending on or prior to the Closing (the “Carryover PTO”) of the Eligible Employees as of the Closing Date; provided, however, that such Carryover PTO shall be aggregated with all paid time off earned by any of the Eligible Employees after the Effective Time and, together with such paid time off earned after the Effective Time, shall be subject to the same year-end carryover limitations applicable to employees of Parent or its affiliates generally. Following the Closing, Parent shall pay to the Eligible Employees the excess of 40 hours of accrued but not taken vacation time.

(c)           The Eligible Employees shall leave the Plans and enter the employee benefit plans of Parent or its Affiliates pursuant to the terms of such plans on such date as Parent deems appropriate.

6.09   Employment Agreements. The Company shall use its commercially reasonable efforts to cause each of the individuals, identified by Parent prior to the Effective Time, to enter into an employment agreement with Parent or one of its affiliates effective as of the Effective Time.

6.10   Standstill Agreements, Confidentiality Agreements, Anti-takeover Provisions. During the period from the date of this Agreement through the Effective Time, the Company will not terminate, amend, modify or waive any provision of any agreement required to be disclosed pursuant to Section 3.10(b)(v) hereof to which it or any of its Subsidiaries is a party, other than the Confidentiality Agreement pursuant to its terms or by written agreement of the parties thereto. During such period, the Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any material breaches of such agreements and to enforce specifically the material terms and provisions thereof in any court of the United States of America or of any state having jurisdiction. In addition, the Company will not approve a Company Takeover Proposal or Company Superior Proposal for purposes of Section 203 of the DGCL except in accordance with Section 5.02.

6.11   Cooperation. Each of the Company and its Subsidiaries will, and will cause each of its Representatives to, use its reasonable efforts, subject to applicable Laws, to cooperate with and assist Parent and Merger Sub in connection with planning the integration of the Company and its Subsidiaries and their respective employees with the business operations of Parent and its Subsidiaries.

6.12   Mogul Sub. The Company agrees to take all actions necessary to purchase the outstanding equity interest of Mogul Sub not owned by the Company, including, without limitation, a duly executed stock purchase agreement (an “ENS Purchase Agreement”) in a form reasonably satisfactory to Parent, such that, prior to the Effective Time, the Company will own all of the issued and outstanding shares of Mogul Sub, free and clear of all Liens.

6.13   Subsidiaries other than Mogul Sub. The Company agrees to take all actions necessary to liquidate and dissolve all of its Subsidiaries other than Mogul Sub prior to the Effective Time in accordance with all applicable Laws.

6.14   Estimated Balance Sheet. Not less than three business days prior to the Closing, the Company shall prepare (in consultation with Parent) and deliver to Parent an estimated consolidated balance sheet of the Company and its Subsidiaries as of immediately prior to the Closing (the “Estimated Balance Sheet”) prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP, applied on a basis consistent with the Company’s audited consolidated balance sheet for the fiscal year ended October 31, 2005, including a good faith estimate (“Statement of Estimated Company Cash”) of the Company’s remaining cash as of the Closing after all expenses have been deducted, including, without limitation, those specified in Section 6.15(b) and insider accounts have been settled pursuant to Section 6.17, and prepared in a manner consistent with the methodology set forth in Schedule 6.15(b) (the “Company Closing Cash”).

6.15   Target Company Cash.

(a)           Upon the Company’s execution of this Agreement, the Company shall deposit the amount of $12,700,000 (the “Target Company Cash”) into a separate and distinct account in its own name with Bear Stearns. The Company covenants and agrees to maintain in such account at all times from the date hereof until the Effective Time an amount equal to not less than the Target Company Cash. The account information relating to such account has been previously provided to Parent, and such account shall require Bear Stearns to provide Parent notice of all deposits, withdrawals and other activity relating to such account (other than the ordinary allocation of dividends and interest). The Company hereby acknowledges that, for federal and state income tax purposes, the interest earned on the Target Company Cash in such account shall be income of the Company.

(b)           The Company has prepared and delivered to Parent on the date hereof (and consistent with the methodology set forth in Schedule 6.15(b)) a Statement of Estimated Company Cash, including, without limitation, an individual estimate for each of the expenses listed below, whether or not such expenses have been paid prior to the Effective Time or will be paid after the Effective Time, each of which shall be set forth in reasonable detail on the Statement of Estimated Company Cash and a certificate of a duly authorized officer of the Company certifying such Statement of Estimated Company Cash:

(i)            the cost of purchasing the outstanding equity interests of Mogul Sub not owned by the Company;

(ii)           the fees and expenses of or paid or payable by the Company or its Subsidiaries in connection with the Merger, including, without limitation, the fees and expenses of Hahn & Hessen LLP, Legacy Partners Group LLC, Patrick Kennedy, McGladrey & Pullen LLP, Kamler, Lewis & Noreman LLP and any other advisors engaged by the Company or its Subsidiaries in connection with the Merger (the “Company’s Transaction Expenses”);

(iii)          the bonuses payable by the Company or any of its Subsidiaries to management in connection with the Merger (including as a result of the Merger)

or otherwise for periods up through the Closing Date (the “Management Bonuses”);

(iv)          the costs of all severance obligations, including, without limitation, the cost of all benefits, payable to the Company’s or any of its Subsidiary’s management and staff in connection with the Merger (including as a result of the Merger)  (the “Severance Costs”);

(v)           the costs of winding down and closing the Company’s New York office  (the “NY Office Wind-Down Costs”);

(vi)          the costs of winding down and liquidating in accordance with applicable law all of the Company’s Subsidiaries other than Mogul Sub (collectively, the “Wind-Down Costs”);

(vii)         the dividend declared on February 13, 2006 (the “2006 Dividend”) to the extent not already paid by the Company;

(viii)        the amount of the Insider Settlement; and

(ix)           the amount of all taxes due and payable by the Company and any of its Subsidiaries with respect to all tax periods ending on or prior to the Effective Time, including any transferee or successor liability in respect of taxes (whether by contract or otherwise), any several liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group and any liability with respect to taxes in connection with the Management Bonuses.

(c)           From the date hereof until the Effective Time, the Company shall furnish to Parent, on the first of each month, (i) a Statement of Estimated Company Cash (prepared in a manner consistent with the methodology set forth in Schedule 6.15(b)), including, without limitation, an individual estimate for each of the expenses listed in Section 6.15(b) above, (ii) an explanation of any changes from the previous Statement of Estimated Company Cash, and (iii) a certificate of a duly authorized officer of the Company certifying such Statement of Estimated Company Cash. Notwithstanding the foregoing, the first Statement of Estimated Company Cash will be furnished on July 1, 2006.

6.16   Payment of Expenses. Prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (as applicable), pay: (a) the Company Transaction Expenses; (b) the Management Bonuses, net of any amounts owed by such key managers to the Company or any of its Subsidiaries; (c) the Severance Costs, net of any amounts owed by such managers and staff to the Company or any of its Subsidiaries; (d) the NY Office Wind-Down Costs; (e) the Wind-Down Costs; and (f) the 2006 Dividend.

6.17   Shareholder and Employee Accounts. Prior to the Effective Time, the Company shall cause all shareholder and/or employee indebtedness and other shareholder and/or employee accounts (other than trade receivables payable to Mogul Sub) among the Company or any of its Subsidiaries and any of their shareholders, employees and/or any other affiliated legal persons to be settled and canceled in accordance with GAAP and all Tax laws and regulations (the “Insider

Settlement”). Company Closing Cash shall be determined after giving effect to the matters contemplated in this Section.

6.18   Management Bonuses. The Company covenants and agrees that (a) the Management Bonuses shall be paid solely to Mogul Sub’s management, (b) the aggregate amount of Management Bonuses shall not exceed $1 million, and (c) not less than ten (10) business days prior to the Closing, it shall disclose to Parent the identity of each individual who will be paid a Management Bonus and the amount of Management Bonus to be paid to each such individual.

ARTICLE VII

CONDITIONS PRECEDENT

7.01   Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)           Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)           Other Approvals. Other than the filing provided for by Section 1.03, all authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Authority which are necessary for the consummation of the Merger or those the failure of which to be obtained would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, shall have been filed, have occurred or been obtained (all such authorizations, consents, orders, approvals, declarations and filings being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect.

(c)           No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, “Restraints”) shall be in effect preventing the consummation of the Merger. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Authority, which makes the consummation of the Merger illegal.

7.02   Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in Section 3.03 and 3.08) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (without regard to materiality or Company Material Adverse Effect qualifiers contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, except where the failure of the representations and warranties to be true and correct individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The representations and warranties of the Company set forth in Section 3.03 and 3.08 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, subject to de minimis exceptions to breaches. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of the foregoing two sentences.

(b)           Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c)           No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Authority or any other third party (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of capital stock of the Surviving Corporation) by Parent or Merger Sub, (ii) seeking to (A) prohibit or limit the ownership or operation by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries of any portion of any business or of any assets of the Company and its Subsidiaries or Parent and its Subsidiaries, (B) compel the Company or any of its Subsidiaries or Parent or any of its Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company and its Subsidiaries or Parent and its Subsidiaries, as a result of the Merger or (C) impose any obligations on Parent or any of its Subsidiaries or the Company or any of its Subsidiaries to maintain facilities, operations, places of business, employment levels, products or businesses or (iii) seeking to obtain from the Company, Parent or Merger Sub any damages, payments, covenants or legally binding assurances, which in the case of clauses (ii) and (iii) above (x) would have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on Parent and its Subsidiaries, taken as a whole (it being agreed that in the case of measuring the effect on Parent and its Subsidiaries in this clause (x), (A) “Subsidiaries” shall not include the Company or its Subsidiaries, (B) “material adverse effect” shall be the level of, and shall be measured as to, what would have, or would be reasonably likely to have, a “material adverse effect” on the Company and its Subsidiaries, taken as a whole, and not the level or measure of what would have, or would be reasonably likely to have, a “material adverse effect” on Parent and its Subsidiaries, taken as a whole, and (C) the effect shall be with respect to Parent and its Subsidiaries) or (y) would, or would be reasonably likely to, materially impair the benefits sought to be derived by Parent from the transactions contemplated by this Agreement, including the Merger.

(d)           Restraint. No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in Section 7.02(c) shall be in effect.

(e)           Ownership of Mogul Sub. The Company shall have delivered evidence to Parent, in form and substance reasonably satisfactory to Parent, indicating that Mogul Sub is a wholly owned subsidiary of the Company as of immediately prior to the Closing Date, including an ENS Purchase Agreement duly executed by each holder of an equity interest in Mogul Sub other than the Company.

(f)            Subsidiaries other than Mogul Sub. The Company shall have delivered evidence to Parent, in form and substance reasonably satisfactory to Parent, that all of the Company’s Subsidiaries other than Mogul Sub have been fully liquidated and dissolved.

(g)           Estimated Balance Sheet. The Company shall have delivered to Parent the Estimated Balance Sheet at least three business days prior to the Closing Date, and delivered evidence to Parent, in form and substance reasonably satisfactory to Parent, indicating that all of the expenses on the Estimated Balance Sheet, including those expenses identified in Section 6.16, have been paid by the Company or its Subsidiaries prior to the Closing Date and that all insider accounts have been settled as stipulated in Section 6.17, along with a certificate of a duly authorized officer of the Company certifying the foregoing.

(h)           No Company Material Adverse Effect. There shall not have occurred any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect.

(i)            Appraisal Rights. The holders of no more than 5% of the outstanding shares of Company Common Stock shall have validly delivered written demand for appraisal rights with respect thereto, and shall not have voted in favor of the Merger or otherwise failed to perfect or effectively withdraw or lose such rights, all in accordance with Section 262 of the DGCL.

(j)            Resignations. Parent shall have received copies of the executed resignations, effective as of the Effective Time, of each director and officer of the Company and of each director of the Company’s Subsidiaries.

(k)           Lines of Credit. Parent shall have received evidence that all lines of credit or other bank debt of the Company or any Subsidiary have been paid in full and terminated, and all related Liens on assets of the Company or any Subsidiary, as applicable, have been released prior to the Effective Time.

7.03   Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date

(without regard to materiality or Parent Material Adverse Effect qualifiers contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, except where the failure of the representations and warranties to be true and correct individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b)           Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

7.04   Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Sections 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.01   Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company:

(i)            if the Merger shall not have been consummated on or before September 30, 2006 (the “Termination Date”) (which may be extended by the mutual written consent of Parent and the Company); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

(ii)           if any Restraint having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger and the transactions contemplated by this Agreement shall be in effect and shall have become final and nonappealable; or

(iii)          if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)           by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) is incapable of being cured, or is not cured, by the Company within 30 calendar days following receipt of written notice from Parent of such breach or failure to perform;

(d)           by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (ii) is incapable of being cured, or is not cured, by Parent within 30 calendar days following receipt of written notice from the Company of such breach or failure to perform;

(e)           by Parent, within 45 days of the date on which (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Company Board or any committee thereof shall have failed to publicly confirm its recommendation and declaration of advisability of this Agreement and the Merger within three (3) business days after a written request by Parent that it do so; or

(f)            by Parent, if the Company Closing Cash, as determined pursuant to Section 6.14, is less than the Target Company Cash.

8.02   Termination Fee.

(a)           In the event that:

(i)            this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i), and (A) a vote to obtain the Company Stockholder Approval has not been held, (B) after the date of this Agreement, a Company Takeover Proposal shall have been made or communicated to the Company or shall have been made directly to the stockholders of the Company generally (and at least one such Company Takeover Proposal shall not have been withdrawn prior to the event giving rise to the right of termination under Section 8.01(b)(i)) and (C) within twelve (12) months after such termination, the Company shall have reached a definitive agreement to consummate, or shall have consummated, a Company Takeover Proposal;

(ii)           this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii) and (A) after the date of this Agreement, a Company Takeover Proposal shall have been made or communicated to the Company or shall have been made directly to the stockholders of the Company generally (and at least one such Company Takeover Proposal shall not have been withdrawn prior to the event giving rise to the right of termination under Section 8.01(b)(iii)) and (B) within twelve (12) months after such termination, the Company shall have reached a definitive agreement to consummate, or shall have consummated, a Company Takeover Proposal;

(iii)          this Agreement is terminated by Parent pursuant to Section 8.01(c) and (A) after the date of this Agreement, a Company Takeover Proposal shall have been made or communicated to the Company or shall have been made directly to the stockholders of the Company generally and (B) within twelve (12) months after such termination, the Company shall have reached a definitive agreement to consummate, or shall have consummated, a Company Takeover Proposal; or

(iv)          this Agreement is terminated by Parent pursuant to Section 8.01(e), then the Company shall (1) in the case of a Termination Fee payable pursuant to clauses (i), (ii) or (iii) of this Section 8.02(a), upon the earlier of the date of such definitive agreement and such consummation of a Company Takeover Proposal or (2) in the case of a Termination Fee payable pursuant to this clause (iv) of this Section 8.02(a), on the date of such termination, pay Parent a fee equal to $2,152,141 (the “Termination Fee”) by wire transfer of same-day funds. Notwithstanding the foregoing sentence, in the event that the Company proposes to terminate this Agreement at a time when the Termination Fee is payable, the Company shall pay Parent the Termination Fee as described above prior to such termination by the Company. Notwithstanding the foregoing in Section 8.02(a)(i) or Section 8.02(a)(ii), if a Termination Fee would have been payable under Section 8.02(a)(i) or Section 8.02(a)(ii) but for the fact that the person (or any of its Affiliates) with whom the Company shall have reached a definitive agreement to consummate, or shall have consummated, a Company Takeover Proposal within twelve (12) months after termination of this Agreement withdrew a Company Takeover Proposal prior to the event giving rise to the right of termination of this Agreement under Section 8.01(b)(i) or Section 8.01(b)(iii), then the Company shall upon the earlier of such definitive agreement and such consummation of a Company Takeover Proposal pay Parent the Termination Fee by wire transfer of same-day funds. In the case of a Termination Fee payable pursuant to clause (iii) of this Section 8.02(a), the parties hereby agree that the Termination Fee (including the right to receive such fee or the payment of such fee) shall not limit in any respect any rights or remedies available to Parent and Merger Sub relating to any willful breach or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting, directly or indirectly, in the right to receive the Termination Fee.

(b)           The Company acknowledges and agrees that the agreements contained in Section 8.02(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails promptly to pay the amount due pursuant to Section 8.02(a), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

8.03         Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of the penultimate sentence of Section 6.02(a), Sections 6.05 and 8.02 and this Section 8.03, which provisions shall survive such termination; provided, however, that nothing herein shall relieve any party from any liability for any willful breach hereof.

8.04         Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Company Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.05         Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.06         Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 8.01 or an amendment of this Agreement pursuant to Section 8.04 shall, in order to be effective, require, in the case of Parent or the Company, action by the Parent Board or the Company Board, as applicable, or, with respect to any amendment of this Agreement pursuant to Section 8.04, the Parent Board or the Company Board, as applicable, or the duly authorized committee or other designee of the Parent Board or the Company Board, as applicable, to the extent permitted by Law.

ARTICLE IX

GENERAL PROVISIONS

9.01         Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.02         Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Ingenix, Inc.
MN002-0145
12125 Technology Drive
Eden Prairie, MN 55344
Facsimile No.:  (952) 833-7201
Attention:  General Counsel
and
Attention: President and Chief Operating Officer

with a copy to:

UnitedHealth Group Incorporated
9900 Bren Road East
Minnetonka, MN 55343
Facsimile No.:  (952) 936-0044
Attention:  General Counsel
Facsimile No.:  (952) 936-1398
Attention:  Vice President, Corporate Development

and a copy to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Facsimile No.:  (612) 340-7800
Attention:  Matthew J. Knopf

if to the Company, to:

NWH, Inc.
156 West 56th Street
Suite 2001
New York, NY 10019
Facsimile No.:  (212) 582-1022
Attention:  Terrence S. Cassidy, President

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022

Facsimile No.:  (212) 478-7400
Attention:  James Kardon

9.03         Definitions. For purposes of this Agreement:

(a)           an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)           “Knowledge” of any person that is not an individual means, (i) with respect to the Company regarding any matter in question, the actual knowledge of the employees of the Company and its Subsidiaries listed in Section 9.03(b) of the Company Disclosure Letter and (ii) with respect to Parent regarding any matter in question, the actual knowledge of the employees of Parent and its Subsidiaries listed in Section 9.03(b) of the Parent Disclosure Letter, in each case as such knowledge has been obtained in the normal conduct of the business after the exercise of reasonable diligence, including such knowledge as a reasonably prudent person in similar business or ownership positions would have obtained upon the exercise of reasonable diligence;

(c)           “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

(d)           “Permitted Liens” means (i) any liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value of the property subject thereto;

(e)           a “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

9.04         Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiating and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.05         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

9.06         Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Letter and the Parent Disclosure Letter, the Exhibits hereto, the documents and instruments relating to the Merger referred to herein, the Voting Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Section 6.04, are not intended to confer upon any person other than the parties any rights, benefits or remedies.

9.07         Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.08         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion (and, if so requested by the Company, will assign to a wholly owned corporate subsidiary of Parent) any or all of its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder (except in the case of any such request). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.09         Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

9.10         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INGENIX, INC.

By:	/s/ RICHARD H. ANDERSEN
	Name:	Richard H. Andersen
	Title:	Chief Executive Officer

MOGUL ACQUISITION CORPORATION

By:	/s/ RICHARD H. ANDERSEN
	Name:	Richard H. Andersen
	Title:	President

NWH, INC.

By:	/s/ TERRENCE S. CASSIDY
	Name:	Terrence S. Cassidy
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

Legacy Partners Group, LLC
520 Madison Avenue, 27th Floor
New York, NY 10022

May 25, 2006

Board of Directors

NWH, Inc.

156 West 56th Street

Suite 2001

New York, New York 10019

Ladies and Gentlemen:

NWH, Inc., a Delaware corporation (the “Company”), is considering whether to enter into an Agreement and Plan of Merger (the “Acquisition Agreement”), with Mogul Acquisition Corp., a Delaware corporation (the “Acquiror”) and Ingenix Incorporated, a Delaware corporation (“Ingenix”), a wholly-owned subsidiary of UnitedHealth Group Incorporated (“UHG”). The Acquisition Agreement will provide for the merger (the “Merger”) of NWH with and into Mogul Acquisition Corp., so that NWH shall continue as the surviving entity in the Merger and become a wholly owned subsidiary of Ingenix, and each outstanding share of common stock, par value $0.01 per share, of NWH will be converted into the right to receive $18.24 in cash (the “Cash Consideration”) as defined in the Acquisition Agreement. The terms and conditions of the Transaction are more fully set forth in the Acquisition Agreement. You have asked us to advise you with respect to the fairness to the stockholders of NWH from a financial point of view of the Cash Consideration to be received by such stockholders pursuant to the terms of the Acquisition Agreement. This opinion does not address the merits of the underlying decision by NWH and the Board to enter into the Acquisition Agreement or the relative merits of the Merger compared with other business strategies that may have been considered by NWH and the Board.

We are familiar with NWH, having provided certain investment banking services to NWH from time to time, including providing preliminary valuation services in connection with earlier discussions concerning an acquisition. In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to NWH, as well as the most recent proposed draft of the Acquisition Agreement dated May 22, 2006. We have also reviewed certain other information, including financial forecasts, provided to us by NWH and have met with NWH’s management to discuss the business and prospects of NWH.

We have also considered certain financial and stock market data of NWH, and we have compared those data with similar data for other publicly held companies in businesses similar to NWH and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of NWH’s management as to the future financial performance of NWH. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NWH, nor have we been furnished with any such evaluations or appraisals.

For purposes of rendering this opinion, we have assumed that the Merger will be consummated on the terms described in the proposed draft of the Acquisition Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents and/or approvals, no restrictions will be imposed that will have a material adverse effect on the Merger or other actions contemplated by the Acquisition Agreement. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

Legacy Partners Group, LLC has been engaged in the investment banking business since 2003. We continually undertake the valuation of businesses in connection with merger and acquisition transactions, private placements and similar transactions. We will receive a fee for rendering this opinion, which fee is not contingent upon consummation of the transaction contemplated by the Acquisition Agreement. In addition, NWH has agreed to indemnify us against certain liabilities arising out of our engagement.

It is understood that this letter is for the information of Board of Directors in connection with its consideration of the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. This letter may be reproduced in full in any Schedule 14A filed by NWH with the Securities and Exchange Commission in connection with the Merger or any proxy or information statement mailed to stockholders of NWH with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, (a) the Cash Consideration to be received by the stockholders of NWH in the Merger is fair to such stockholders from a financial point of view and (b) the price paid to the minority stockholders of Electronic Network Systems, Inc. (“ENS”) in the proposed purchase of their shares required in connection with the Proposed Transaction is equivalent to the price per share received by NWH, Inc. on account of its equity interest in ENS.

Very truly yours,

LEGACY PARTNERS GROUP LLC

By:	/s/ JAMES F. FRAWLEY
James F. Frawley
Managing Director

ANNEX C

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

SECTION 262 APPRAISAL RIGHTS.—(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, §258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

VOTING AGREEMENT

This VOTING AGREEMENT (“Agreement”), dated May 25, 2006, by and among Ingenix, Inc., a Delaware corporation (“Parent”) and the stockholder of NWH, Inc., a Delaware corporation (the “Company”), identified on Schedule 1 hereto (the “Stockholder”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

WITNESSETH

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub is to be merged with and into the Company in accordance with the Delaware General Corporation Law and the terms of the Merger Agreement, as a result of which the Company will be the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree to vote all shares of Company Common Stock owned by the Stockholder (including those set forth opposite the Stockholder’s name on Schedule 1 hereto), whether held directly or beneficially, which are issued and outstanding on the record date (the “Record Date”) set by the Company for voting on the Merger (such shares together with any other issued and outstanding shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the Record Date, whether upon exercise of options to purchase shares or otherwise, being collectively referred to as the “Shares”) as hereinafter specified, all on the terms and conditions provided for herein;

WHEREAS, approval of the Merger Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock will be required in order to consummate the transactions contemplated by the Merger Agreement;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Agreement to Vote; Proxy.

(a)           Voting.   From the date hereof until the termination of this Agreement pursuant to Section 2 hereof, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting), the Stockholder shall vote all of the Stockholder’s Shares or cause them to be voted (i) in favor of adoption of the Merger Agreement and approval of the Merger; (ii) against approval of any Company

Takeover Proposal or against approval of any action in furtherance of a Company Takeover Proposal; (iii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iv) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger including, but not limited to:  (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company; (C) any change in the management or the board of directors of the Company, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company’s corporate structure or business.

(b)           Proxy.   The Stockholder hereby irrevocably appoints Parent, and any individual designated in writing by Parent, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote all of the Stockholder’s Shares as indicated in subsection (a) (or to take action by written consent in lieu of such vote); provided, however, that such proxy shall terminate upon the valid and effective termination of this Agreement pursuant to Section 2 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares (other than to another party subject to an agreement with Parent identical to this Agreement, to the extent necessary to accomplish such party’s granting of a proxy to Parent); provided, however, that such proxy shall terminate upon the valid and effective termination of this Agreement pursuant to Section 2 hereof.

(c)           No Alternative Disposition.   Except as specifically permitted by Section 4(b) hereof, the Stockholder will not contract to sell, sell or otherwise transfer or dispose of any Shares, or any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than pursuant to the Merger, without first having obtained Parent’s written consent. Except as specifically permitted by Section 4(b) hereof, the Stockholder will not take any action that would adversely affect the voting power of any of the Shares.

2.             Termination.   This Agreement shall terminate on the first to occur of (a) the Effective Time, (b) the valid and effective termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to the Stockholder; provided, however, that nothing contained in this Section 2 shall relieve the Stockholder from any liability for any willful breach of this Agreement prior to such termination.

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3.             Representations and Warranties of the Stockholder.   The Stockholder hereby represents and warrants to Parent as follows:

(a)           Ownership of Shares.   The Stockholder owns of record or indirectly through a broker the number of Shares set forth on column (1) of Schedule 1 to this Agreement as of the date of this Agreement and such Shares constitute all of the issued and outstanding shares of capital stock of the Company owned directly or indirectly by the Stockholder. In addition, the Stockholder owns beneficially the shares of Company Common Stock set forth on column (2) of Schedule 1. The Stockholder has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions on the Stockholder’s rights of voting with respect to the matters contemplated by this Agreement and no other person or entity has any right to direct the Stockholder with respect to voting any of the Shares or approve the voting by the Stockholder of any of the Shares with respect to the matters contemplated by this Agreement or has any right to approve any amendment or modification of this Agreement. The Stockholder owns all of the Shares, free and clear of any Lien, other than pursuant to this Agreement.

(b)           Legal Capacity; Authority; Relative to this Agreement.   The Stockholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other proceedings on the part of the Stockholder or any of the Affiliates of the Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms.

(c)           Consents and Approvals; No Violation.   Neither the execution and delivery of this Agreement by the Stockholder nor the voting of the Shares contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent the Stockholder from performing the Stockholder’s obligations under this Agreement; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any license, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s assets.

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(d)           Brokers or Finders.   Except as contemplated in Section 3.18 of the Merger Agreement, no agent, broker, investment banker or other third party retained by the Stockholder or the Company is entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by the Merger Agreement.

4.             Certain Covenants of the Stockholder.   Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a)           No Solicitation.   Except as required by law, the Stockholder shall not, nor shall the Stockholder authorize or permit any of his/its Representatives to, directly or indirectly through another person, (i) solicit, initiate, cause, knowingly encourage, or knowingly facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, or furnish to any person any information in connection with or in furtherance of any Company Takeover Proposal.

(b)           Restriction on Transfer; Proxies and Non-Interference.   While this Agreement is in effect, the Stockholder shall not sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of the Shares or any right to receive the Shares (each of the foregoing, a “Transfer”) unless, in connection with such Transfer, the transferee executes an agreement, in form and substance satisfactory to Parent, pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the Stockholder and grants to Parent the proxy described in Section 1(b) of this Agreement. While this Agreement is in effect, and except as contemplated hereby, the Stockholder will not (i) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any of the Shares or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

(c)           Additional Shares.   While this Agreement is in effect, the Stockholder will promptly notify Parent of the number of any new Shares acquired or beneficially owned by the Stockholder, if any, after the date hereof. Any such shares shall become Shares for purposes of this Agreement.

(d)           Director.   If at any time prior to the Expiration Date, the Stockholder is a member of the Board of Directors of the Company or any of its Affiliates (“Director”), nothing in this Agreement shall limit or restrict the Director in acting in his capacity as a Director of the Company or any of its Affiliates and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to the Stockholder solely in his or its capacity as a stockholder of the Company and shall not apply to the Director’s actions, judgments or decisions as a Director of the Company or any of its Affiliates.

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5.             Waiver of Appraisal Rights.   The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter’s rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

6.             Miscellaneous.

(a)           Further Assurances.   The parties hereto agree that, on and after the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

(b)           Amendments.   This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

(c)           Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereby may be assigned by either party hereto without the prior written consent of the other party hereto; provided, however, that Parent shall have the right, without the consent of the Company or the Stockholders, to assign all or any portion of its rights, duties and obligations under this Agreement (a) to any direct or indirect subsidiary of Parent or (b) in connection with the sale of all or substantially all of the capital stock or assets of the Parent.

(d)           Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)           Complete Agreement.   This Agreement and the other Transaction Documents contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f)            Counterparts.   This Agreement may be executed via facsimile in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

(g)           Governing Law.   The internal law, without regard to conflicts of laws principles, of the State of Delaware shall govern all questions

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concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

(h)           Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i)            Construction of Terms.   Whenever used in this Agreement, a singular number shall include the plural and a plural the singular. Pronouns of one gender shall include all genders. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

(j)            No Strict Construction.   The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(k)           Consent to Jurisdiction; Waiver of Jury Trial.   Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts. The parties waive the right to trial by jury with respect to any claims hereby. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties at their addresses referred to in Section 6(m). The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(l)            Specific Performance.   Each of the parties hereto recognizes and acknowledges that a breach by the Stockholder of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

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(m)          Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is confirmed after normal business hours of the recipient, notice shall be deemed to have been given on the next business day; and provided, further, that a confirmation copy is sent by overnight courier specifying next day delivery, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail, postage prepaid, return receipt requested. Notices, demands and communications to Parent and the Stockholder shall, unless another address is specified in writing, be sent to the address indicated below:

if to Parent, to:

Ingenix, Inc.
MN002-0145
12125 Technology Drive
Eden Prairie, MN 55344
Facsimile No.:  (952) 833-7201
Attention:  General Counsel

and

Attention: President and Chief Operating Officer

with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Facsimile No.:  (612) 340-7800
Attention:  Matthew J. Knopf

if to Stockholder, to the address set forth below such Stockholder’s name on Schedule 1 hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Ingenix, Inc.

By:	/s/ RICHARD H. ANDERSEN

Name:	Richard H. Andersen

Title:	Chief Executive Officer

STOCKHOLDER:

/s/ TERRENCE S. CASSIDY
Name: Terrence S. Cassidy

[Signature Page to Voting Agreement]

Schedule 1

Name & Address of Stockholder	(1) Shares (currently issued and outstanding)	(2) Company Common Stock owned beneficially, issuable upon exercise of options
Terrence S. Cassidy	384,000	121,153	(1)
400 N. Flagler Drive, Apt 902
West Palm Beach, Florida 33401

(1)  Does not include 50,000 shares owned by The TCGC Trust, of which Mr. Cassidy disclaims beneficial ownership of 25,000 shares.

ANNEX E

VOTING AGREEMENT

This VOTING AGREEMENT (“Agreement”), dated May 25, 2006, by and among Ingenix, Inc., a Delaware corporation (“Parent”) and the stockholder of NWH, Inc., a Delaware corporation (the “Company”), identified on Schedule 1 hereto (the “Stockholder”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

WITNESSETH

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub is to be merged with and into the Company in accordance with the Delaware General Corporation Law and the terms of the Merger Agreement, as a result of which the Company will be the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree to vote all shares of Company Common Stock owned by the Stockholder (including those set forth opposite the Stockholder’s name on Schedule 1 hereto), whether held directly or beneficially, which are issued and outstanding on the record date (the “Record Date”) set by the Company for voting on the Merger (such shares together with any other issued and outstanding shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the Record Date, whether upon exercise of options to purchase shares or otherwise, being collectively referred to as the “Shares”) as hereinafter specified, all on the terms and conditions provided for herein;

WHEREAS, approval of the Merger Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock will be required in order to consummate the transactions contemplated by the Merger Agreement;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Agreement to Vote; Proxy.

(a)           Voting. From the date hereof until the termination of this Agreement pursuant to Section 2 hereof, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting), the Stockholder shall vote all of the Stockholder’s Shares or cause them to be voted (i) in favor of adoption of the Merger Agreement and approval of the Merger; (ii) against approval of any Company

Takeover Proposal or against approval of any action in furtherance of a Company Takeover Proposal; (iii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iv) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger including, but not limited to:  (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company; (C) any change in the management or the board of directors of the Company, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company’s corporate structure or business.

(b)           Proxy. The Stockholder hereby irrevocably appoints Parent, and any individual designated in writing by Parent, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote all of the Stockholder’s Shares as indicated in subsection (a) (or to take action by written consent in lieu of such vote); provided, however, that such proxy shall terminate upon the valid and effective termination of this Agreement pursuant to Section 2 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares (other than to another party subject to an agreement with Parent identical to this Agreement, to the extent necessary to accomplish such party’s granting of a proxy to Parent); provided, however, that such proxy shall terminate upon the valid and effective termination of this Agreement pursuant to Section 2 hereof.

(c)           No Alternative Disposition. Except as specifically permitted by Section 4(b) hereof, the Stockholder will not contract to sell, sell or otherwise transfer or dispose of any Shares, or any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than pursuant to the Merger, without first having obtained Parent’s written consent. Except as specifically permitted by Section 4(b) hereof, the Stockholder will not take any action that would adversely affect the voting power of any of the Shares.

2.             Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time, (b) the valid and effective termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to the Stockholder; provided, however, that nothing contained in this Section 2 shall relieve the Stockholder from any liability for any willful breach of this Agreement prior to such termination.

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3.             Representations and Warranties of the Stockholder.The Stockholder hereby represents and warrants to Parent as follows:

(a)           Ownership of Shares. The Stockholder owns of record or indirectly through a broker the number of Shares set forth on column (1) of Schedule 1 to this Agreement as of the date of this Agreement and such Shares constitute all of the issued and outstanding shares of capital stock of the Company owned directly or indirectly by the Stockholder. In addition, the Stockholder owns beneficially the shares of Company Common Stock set forth on column (2) of Schedule 1. The Stockholder has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions on the Stockholder’s rights of voting with respect to the matters contemplated by this Agreement and no other person or entity has any right to direct the Stockholder with respect to voting any of the Shares or approve the voting by the Stockholder of any of the Shares with respect to the matters contemplated by this Agreement or has any right to approve any amendment or modification of this Agreement. The Stockholder owns all of the Shares, free and clear of any Lien, other than pursuant to this Agreement.

(b)           Legal Capacity; Authority; Relative to this Agreement. The Stockholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other proceedings on the part of the Stockholder or any of the Affiliates of the Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms.

(c)           Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Stockholder nor the voting of the Shares contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent the Stockholder from performing the Stockholder’s obligations under this Agreement; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any license, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s assets.

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(d)           Brokers or Finders. Except as contemplated in Section 3.18 of the Merger Agreement, no agent, broker, investment banker or other third party retained by the Stockholder or the Company is entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by the Merger Agreement.

4.             Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a)           No Solicitation. Except as required by law, the Stockholder shall not, nor shall the Stockholder authorize or permit any of his/its Representatives to, directly or indirectly through another person, (i) solicit, initiate, cause, knowingly encourage, or knowingly facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, or furnish to any person any information in connection with or in furtherance of any Company Takeover Proposal.

(b)           Restriction on Transfer; Proxies and Non-Interference. While this Agreement is in effect, the Stockholder shall not sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of the Shares or any right to receive the Shares (each of the foregoing, a “Transfer”) unless, in connection with such Transfer, the transferee executes an agreement, in form and substance satisfactory to Parent, pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the Stockholder and grants to Parent the proxy described in Section 1(b) of this Agreement. While this Agreement is in effect, and except as contemplated hereby, the Stockholder will not (i) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any of the Shares or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

(c)           Additional Shares. While this Agreement is in effect, the Stockholder will promptly notify Parent of the number of any new Shares acquired or beneficially owned by the Stockholder, if any, after the date hereof. Any such shares shall become Shares for purposes of this Agreement.

(d)           Director. If at any time prior to the Expiration Date, the Stockholder is a member of the Board of Directors of the Company or any of its Affiliates (“Director”), nothing in this Agreement shall limit or restrict the Director in acting in his capacity as a Director of the Company or any of its Affiliates and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to the Stockholder solely in his or its capacity as a stockholder of the Company and shall not apply to the Director’s actions, judgments or decisions as a Director of the Company or any of its Affiliates.

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5.             Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter’s rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

6.             Miscellaneous.

(a)           Further Assurances. The parties hereto agree that, on and after the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

(b)           Amendments. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

(c)           Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereby may be assigned by either party hereto without the prior written consent of the other party hereto; provided, however, that Parent shall have the right, without the consent of the Company or the Stockholders, to assign all or any portion of its rights, duties and obligations under this Agreement (a) to any direct or indirect subsidiary of Parent or (b) in connection with the sale of all or substantially all of the capital stock or assets of the Parent.

(d)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)           Complete Agreement. This Agreement and the other Transaction Documents contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f)            Counterparts. This Agreement may be executed via facsimile in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

(g)           Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Delaware shall govern all questions concerning the

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construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

(h)           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i)            Construction of Terms. Whenever used in this Agreement, a singular number shall include the plural and a plural the singular. Pronouns of one gender shall include all genders. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

(j)            No Strict Construction. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(k)           Consent to Jurisdiction; Waiver of Jury Trial. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts. The parties waive the right to trial by jury with respect to any claims hereby. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties at their addresses referred to in Section 6(m). The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(l)            Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by the Stockholder of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

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(m)         Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is confirmed after normal business hours of the recipient, notice shall be deemed to have been given on the next business day; and provided, further, that a confirmation copy is sent by overnight courier specifying next day delivery, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail, postage prepaid, return receipt requested. Notices, demands and communications to Parent and the Stockholder shall, unless another address is specified in writing, be sent to the address indicated below:

if to Parent, to:

Ingenix, Inc.

MN002-0145

12125 Technology Drive

Eden Prairie, MN 55344

Facsimile No.:  (952) 833-7201

Attention:  General Counsel

and

Attention: President and Chief Operating Officer

with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Facsimile No.:  (612) 340-7800
Attention:  Matthew J. Knopf

if to Stockholder, to the address set forth below such Stockholder’s name on Schedule 1 hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Ingenix, Inc.

By:	/s/ RICHARD H. ANDERSEN

Name:	Richard H. Andersen

Title:	Chief Executive Officer

STOCKHOLDER:

/s/ TIMOTHY MATHEWS
Name: Timothy Mathews

[Signature Page to Voting Agreement]

Schedule 1

Name & Address of Stockholder	(1) Shares (currently issued and outstanding)	(2) Company Common Stock owned beneficially, issuable upon exercise of options
Timothy Mathews 350 West Champaign Rantoul, Illinois 61866	50,690	0

ANNEX F

VOTING AGREEMENT

This VOTING AGREEMENT (“Agreement”), dated May 25, 2006, by and among Ingenix, Inc., a Delaware corporation (“Parent”) and the stockholder of NWH, Inc., a Delaware corporation (the “Company”), identified on Schedule 1 hereto (the “Stockholder”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

WITNESSETH

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub is to be merged with and into the Company in accordance with the Delaware General Corporation Law and the terms of the Merger Agreement, as a result of which the Company will be the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree to vote all shares of Company Common Stock owned by the Stockholder (including those set forth opposite the Stockholder’s name on Schedule 1 hereto), whether held directly or beneficially, which are issued and outstanding on the record date (the “Record Date”) set by the Company for voting on the Merger (such shares together with any other issued and outstanding shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the Record Date, whether upon exercise of options to purchase shares or otherwise, being collectively referred to as the “Shares”) as hereinafter specified, all on the terms and conditions provided for herein;

WHEREAS, approval of the Merger Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock will be required in order to consummate the transactions contemplated by the Merger Agreement;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Agreement to Vote; Proxy.

(a)           Voting. From the date hereof until the termination of this Agreement pursuant to Section 2 hereof, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting), the Stockholder shall vote all of the Stockholder’s Shares or cause them to be voted (i) in favor of adoption of the Merger Agreement and approval of the Merger; (ii) against approval of any Company

Takeover Proposal or against approval of any action in furtherance of a Company Takeover Proposal; (iii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iv) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger including, but not limited to:  (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company; (C) any change in the management or the board of directors of the Company, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company’s corporate structure or business.

(b)           Proxy. The Stockholder hereby irrevocably appoints Parent, and any individual designated in writing by Parent, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote all of the Stockholder’s Shares as indicated in subsection (a) (or to take action by written consent in lieu of such vote); provided, however, that such proxy shall terminate upon the valid and effective termination of this Agreement pursuant to Section 2 hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares (other than to another party subject to an agreement with Parent identical to this Agreement, to the extent necessary to accomplish such party’s granting of a proxy to Parent); provided, however, that such proxy shall terminate upon the valid and effective termination of this Agreement pursuant to Section 2 hereof.

(c)           No Alternative Disposition. Except as specifically permitted by Section 4(b) hereof, the Stockholder will not contract to sell, sell or otherwise transfer or dispose of any Shares, or any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than pursuant to the Merger, without first having obtained Parent’s written consent. Except as specifically permitted by Section 4(b) hereof, the Stockholder will not take any action that would adversely affect the voting power of any of the Shares.

2.             Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time, (b) the valid and effective termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to the Stockholder; provided, however, that nothing contained in this Section 2 shall relieve the Stockholder from any liability for any willful breach of this Agreement prior to such termination.

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3.             Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a)           Ownership of Shares. The Stockholder owns of record or indirectly through a broker the number of Shares set forth on column (1) of Schedule 1 to this Agreement as of the date of this Agreement and such Shares constitute all of the issued and outstanding shares of capital stock of the Company owned directly or indirectly by the Stockholder. In addition, the Stockholder owns beneficially the shares of Company Common Stock set forth on column (2) of Schedule 1. The Stockholder has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions on the Stockholder’s rights of voting with respect to the matters contemplated by this Agreement and no other person or entity has any right to direct the Stockholder with respect to voting any of the Shares or approve the voting by the Stockholder of any of the Shares with respect to the matters contemplated by this Agreement or has any right to approve any amendment or modification of this Agreement. The Stockholder owns all of the Shares, free and clear of any Lien, other than pursuant to this Agreement.

(b)           Legal Capacity; Authority; Relative to this Agreement. The Stockholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other proceedings on the part of the Stockholder or any of the Affiliates of the Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms.

(c)           Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Stockholder nor the voting of the Shares contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the transactions contemplated by this Agreement or would not otherwise prevent the Stockholder from performing the Stockholder’s obligations under this Agreement; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any license, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s assets.

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(d)           Brokers or Finders. Except as contemplated in Section 3.18 of the Merger Agreement, no agent, broker, investment banker or other third party retained by the Stockholder or the Company is entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by the Merger Agreement.

4.             Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a)           No Solicitation. Except as required by law, the Stockholder shall not, nor shall the Stockholder authorize or permit any of his/its Representatives to, directly or indirectly through another person, (i) solicit, initiate, cause, knowingly encourage, or knowingly facilitate, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, or furnish to any person any information in connection with or in furtherance of any Company Takeover Proposal.

(b)           Restriction on Transfer; Proxies and Non-Interference. While this Agreement is in effect, the Stockholder shall not sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of the Shares or any right to receive the Shares (each of the foregoing, a “Transfer”) unless, in connection with such Transfer, the transferee executes an agreement, in form and substance satisfactory to Parent, pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the Stockholder and grants to Parent the proxy described in Section 1(b) of this Agreement. While this Agreement is in effect, and except as contemplated hereby, the Stockholder will not (i) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any of the Shares or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

(c)           Additional Shares. While this Agreement is in effect, the Stockholder will promptly notify Parent of the number of any new Shares acquired or beneficially owned by the Stockholder, if any, after the date hereof. Any such shares shall become Shares for purposes of this Agreement.

(d)           Director. If at any time prior to the Expiration Date, the Stockholder is a member of the Board of Directors of the Company or any of its Affiliates (“Director”), nothing in this Agreement shall limit or restrict the Director in acting in his capacity as a Director of the Company or any of its Affiliates and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to the Stockholder solely in his or its capacity as a stockholder of the Company and shall not apply to the Director’s actions, judgments or decisions as a Director of the Company or any of its Affiliates.

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5.             Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter’s rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

6.             Miscellaneous.

(a)           Further Assurances. The parties hereto agree that, on and after the Closing Date, they shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

(b)           Amendments. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

(c)           Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereby may be assigned by either party hereto without the prior written consent of the other party hereto; provided, however, that Parent shall have the right, without the consent of the Company or the Stockholders, to assign all or any portion of its rights, duties and obligations under this Agreement (a) to any direct or indirect subsidiary of Parent or (b) in connection with the sale of all or substantially all of the capital stock or assets of the Parent.

(d)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)           Complete Agreement. This Agreement and the other Transaction Documents contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f)            Counterparts. This Agreement may be executed via facsimile in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

(g)           Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Delaware shall govern all questions concerning the

5

construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

(h)           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i)            Construction of Terms. Whenever used in this Agreement, a singular number shall include the plural and a plural the singular. Pronouns of one gender shall include all genders. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

(j)            No Strict Construction. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(k)           Consent to Jurisdiction; Waiver of Jury Trial. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts. The parties waive the right to trial by jury with respect to any claims hereby. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties at their addresses referred to in Section 6(m). The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(l)            Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by the Stockholder of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

6

(m)          Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is confirmed after normal business hours of the recipient, notice shall be deemed to have been given on the next business day; and provided, further, that a confirmation copy is sent by overnight courier specifying next day delivery, (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery or (d) three days after being sent by registered or certified mail, postage prepaid, return receipt requested. Notices, demands and communications to Parent and the Stockholder shall, unless another address is specified in writing, be sent to the address indicated below:

if to Parent, to:

Ingenix, Inc.
MN002-0145
12125 Technology Drive
Eden Prairie, MN 55344
Facsimile No.: (952) 833-7201
Attention: General Counsel
and
Attention: President and Chief Operating Officer

with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Facsimile No.: (612) 340-7800
Attention: Matthew J. Knopf

if to Stockholder, to the address set forth below such Stockholder’s name on Schedule 1 hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Ingenix, Inc.

By:	/s/ RICHARD H. Andersen
Name:	Richard H. Andersen
Title:	Chief Executive Officer

STOCKHOLDER: THE TCGC TRUST

By:	/s/ Terrence S. Cassidy
Name:	Terrence S. Cassidy

Title:	Trustee

[Signature Page to Voting Agreement]

Schedule 1

Name & Address of Stockholder	(1) Shares (currently issued and outstanding)	(2) Company Common Stock owned beneficially, issuable upon exercise of options
The TCGC Trust c/o Terrence S. Cassidy 400 N. Flagler Drive, Apt 902 West Palm Beach, Florida 33401	50,000	0

NWH, INC.
SPECIAL MEETING OF STOCKHOLDERS
PROXY CARD

Special Meeting, [month] _, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NWH, INC.

By signing and returning this proxy, you appoint Terrence S. Cassidy and James Kardon, and each of them, with full power of substitution, to vote and represent these shares at the Special Meeting of Stockholders to be held on [month] _, 2006 at 10:00 a.m. local time, (or any adjournments or postponements thereof) at 488 Madison Avenue, 14th Floor, New York, New York 10022.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,
YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES
NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side.)

 - FOLD AND DETACH HERE -

The Board of Directors recommends a vote “FOR” the proposal.

	FOR	AGAINST	ABSTAIN
1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated May 25, 2006 by and among Ingenix, Inc., Mogul Acquisition Corp. and NWH, Inc., pursuant to which Mogul Acquisition Corp. will merge with and into NWH and NWH will become a wholly owned subsidiary of Ingenix. Each outstanding share of NWH common stock will be converted into the right to receive $18.24 in cash.

	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of NWH, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

Signature
Signature 2
Date

Please sign EXACTLY as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address.

- FOLD AND DETACH HERE -